UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12.

CA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual

Meeting

of Stockholders and

Proxy Statement

Wednesday, August 8, 2018

10:00 a.m. Eastern Daylight Time

To Our Stockholders:

On behalf of the Board of Directors and management of CA, Inc., you are cordially invited to our 2018 annual meeting of stockholders. The meeting will be held on August 8, 2018, at 10:00 a.m. Eastern Daylight Time.
Our annual meeting will be a virtual meeting held over the Internet. You will be able to attend the annual meeting and vote your shares electronically during the live webcast of the meeting by visiting
www.virtualshareholdermeeting.com/CA2018 and entering the 16-digit control number provided in your proxy materials.

Additional details about the meeting, including the formal agenda, are contained in the accompanying Notice of
Annual Meeting of Stockholders and Proxy Statement. During the virtual meeting, there will be remarks from management and a period during which you will be able to submit questions. You may also submit questions in advance of the virtual meeting by visiting www.proxyvote.com.

Whether or not you plan to attend the virtual meeting, please vote your shares by following the instructions in the accompanying materials.

Thank you for your consideration and continued support.

Sincerely,

Arthur F. Weinbach Chairman of the Board	Michael P. Gregoire Chief Executive Officer June 29, 2018

SAVE RESOURCES: PLEASE SIGN UP FOR EMAIL DELIVERY

If you received this Proxy Statement and our Annual Report by mail, we encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your stockholder communications via email. With electronic delivery, you will be notified via email as soon as the Proxy Statement and Annual Report are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also help reduce the number of documents in your personal files.

If you would like to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies, you can elect to do so by voting at www.proxyvote.com and providing your email address through that website after you vote. Your election to view these documents over the Internet will remain in effect until you elect otherwise. If you choose to view future Proxy Statements and Annual Reports over the Internet, next year you will receive an email with instructions on how to view those materials and vote.

Notice of Annual Meeting of Stockholders

 Wednesday, August 8, 2018

 10:00 a.m. Eastern Daylight Time

  www.virtualshareholdermeeting.com/CA2018

  To the Stockholders of CA, Inc.:

Notice is hereby given that the 2018 annual meeting of stockholders of CA, Inc. will be held on Wednesday, August 8, 2018, at 10:00 a.m. Eastern Daylight Time. The annual meeting will be a virtual meeting held over the Internet. You will be able to attend the annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CA2018 and entering the 16-digit control number provided in your proxy materials. You may also submit questions in advance of the meeting by visiting www.proxyvote.com.

The annual meeting will be held for the following purposes:

(1)	to elect the 10 directors named in the proxy statement, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;

(2)	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019;

(3)	to hold an advisory vote on the compensation of our Named Executive Officers; and

(4)	to transact any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

The Board of Directors fixed the close of business on June 11, 2018 as the record date for determining the stockholders who are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

A list of stockholders entitled to vote at the annual meeting will be available for inspection upon the request of any stockholder for any purpose germane to the meeting at our principal executive offices, 520 Madison Avenue, New York, New York 10022, during the 10 days before the meeting, during ordinary business hours, and online during the annual meeting at www.virtualshareholdermeeting.com/CA2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 8, 2018

The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available on the Internet at www.proxyvote.com.

Whether or not you expect to attend the virtual annual meeting, please vote your shares by following the instructions contained in the accompanying Proxy Statement.

New York, New York June 29, 2018	Sincerely,

Ava M. Hahn Executive Vice President, General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer

PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

Information About Our 2018 Annual Meeting of Stockholders

Date	Wednesday, August 8, 2018

Time	10:00 AM Eastern Daylight Time

Place	Via the Internet at www.virtualshareholdermeeting.com/CA2018

Record Date	June 11, 2018

Voting Matters and Board Recommendations

Proposals	Board Recommendation	Page Number for Further Information

Proposal 1 — Election of 10 directors	FOR each Nominee	16

Proposal 2 — Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019	FOR	24

Proposal 3 — Advisory vote to approve the compensation of our Named Executive Officers	FOR	64

CA TECHNOLOGIES - 2018 Proxy Statement	i

Corporate Governance Highlights

The Company believes sound corporate governance is integral to achieving long-term stockholder value. Our Board of Directors (the “Board”) actively monitors developments in governance best practices to assure that it continues to meet its commitment to thoughtful and independent representation of stockholder interests. The following points summarize certain aspects of our corporate governance practices:

9 of 10 director nominees are independent	Board is focused on director succession planning
All directors attended at least 75% of Board and Committee meetings in fiscal year 2018	Regular executive sessions of independent directors
Annual election of directors	Risk oversight by Board and Committees
Majority voting with resignation policy for directors in uncontested elections	Non-employee director pay limits
Commitment to Board renewal	Robust related party transaction policies and procedures
Named one of the World’s Most Ethical Companies by the Ethisphere Institute	Comprehensive Annual Sustainability Report detailing environmental and social initiatives, information security, and diversity
Diverse Board that provides a range of viewpoints	Average tenure of independent director nominees is 6.5 years
Annual Board and Committee self-evaluation process	Initiated stockholder engagement program with key stockholders

Snapshot of 2018 Director Nominees and Board Renewal

The Board and the Corporate Governance Committee have a board renewal philosophy based on the belief that it is important to have experienced directors with a deep understanding of the Company’s business as well as directors who bring fresh perspectives to the Board. The Board’s ongoing refreshment efforts and proactive assessment of its collective skills, experience and expertise have resulted in the recruitment of four new independent directors since 2011. Five of the ten director nominees have between five and ten years of service on the Board. The Board and the Corporate Governance Committee believe that this balance of experience, continuity and refreshment helps the Board most effectively serve the Company and its stockholders.

The Corporate Governance Committee coordinates and assists the Board in the recruitment of new directors.

In their efforts to identify potential director candidates, the Board and the Corporate Governance Committee consider:

•	the input from the Board’s self-assessment process to identify the backgrounds and expertise that are desired; and

•	the future needs of the Board in light of anticipated director retirements.

As a means to ensure orderly Board succession, the Board adopted Corporate Governance Principles that require that:

•	a director may serve only until the annual meeting after the director’s 75th birthday; and

•

the Corporate Governance Committee shall determine whether to recommend to the Board that any action be taken as a result of a director’s retirement from his or her principal occupation or a material change in his or her principal occupation or business association.

Arthur F. Weinbach, having reached the mandatory retirement age under the Company’s Corporate Governance Principles, is not standing for reelection at the annual meeting. In addition, after more than thirteen years of service, as part of the Board’s and Corporate Governance Committee’s succession planning, Laura S. Unger is retiring from the Board at the annual meeting and will not stand for reelection. The Board expresses its deep gratitude to Mr. Weinbach and Ms. Unger for their significant contributions to the Company during their many years of dedicated service on the Board.

The number of directors is currently fixed at eleven. Upon the retirements of Arthur F. Weinbach and Laura S. Unger, and effective upon the election of the directors at the annual meeting, the size of the Board will be reduced to ten members.

The Board is nominating one new director candidate for election at the annual meeting: Nancy A. Altobello.

CA TECHNOLOGIES - 2018 Proxy Statement	ii

Ms. Altobello was identified as a potential director by a third-party director search firm engaged by the Corporate Governance Committee. For more information on the experience, skills and qualifications of Ms. Altobello and the other director nominees, please see “Biographical Information and Qualifications of Director Nominees” below.

All director nominees other than the Chief Executive Officer are independent. Below are highlights of the composition of our director nominees:

Director Nominees

Director Nominee	Age	Director Since	Principle Occupation	Independent	Committee Memberships
					AC	CC	CGC	MAC
Jens Alder	60	2011	Chairman, Alpiq Holding AG	✓	✓		✓
Nancy A. Altobello	60	New Nominee	Retired Partner, Ernst & Young LLP	✓
Raymond J. Bromark	72	2007	Retired Partner, PriceWaterhouseCoopers LLP	✓
Michael P. Gregoire	52	2013	Chief Executive Officer, CA, Inc.	×
Jean M. Hobby	57	2018	Retired Partner, PriceWaterhouseCoopers LLP	✓	✓
Rohit Kapoor	53	2011	Vice Chairman and Chief Executive Officer, ExlService Holding Inc.	✓	✓		✓
Jeffrey G. Katz	63	2015	Chief Executive Officer, Journera, Inc.	✓	✓			✓
Kay Koplovitz	73	2008	Chairman and Chief Executive Officer, Koplovitz & Co. LLC	✓		✓
Christopher B. Lofgren	59	2005	President and Chief Executive Officer, Schneider National, Inc.	✓		✓
Richard Sulpizio	68	2009	Former President and Chief Executive Officer, Qualcomm Enterprise Services	✓			✓

AC = Audit Committee	CC = Compensation and Human Resources Committee	Chair
CGC = Corporate Governance Committee	MAC = Mergers and Acquisitions Committee

Board Tenure

Average Tenure 6.5 years < 5 years 5 - 10 years > 10 years

CA TECHNOLOGIES - 2018 Proxy Statement	iii

Our director nominees exhibit an effective mix of experience and skills.

Experience and Skills of Director Nominees

Director Nominee	Finance	International Business	Senior Leadership	Public Company	Governance	Technology

Jens Alder	✓	✓	✓	✓	✓	✓

Nancy A. Altobello	✓	✓	✓		✓

Raymond J. Bromark	✓	✓	✓	✓	✓

Michael P. Gregoire		✓	✓	✓	✓	✓

Jean M. Hobby	✓	✓	✓	✓	✓	✓

Rohit Kapoor	✓	✓	✓	✓	✓

Jeffrey G. Katz	✓	✓	✓	✓	✓	✓

Kay Koplovitz			✓	✓	✓	✓

Christopher B. Lofgren	✓	✓	✓	✓	✓	✓

Richard Sulpizio		✓	✓	✓	✓	✓

CA TECHNOLOGIES - 2018 Proxy Statement	iv

Executive Compensation Highlights

Highlights of our Compensation Programs

WHAT WE DO	WHAT WE DON’T DO

Performance-Based Pay. The majority of our executives’ pay is at-risk and performance-based. 100% of at-risk, performance-based compensation is based on the achievement of individual performance goals, core business metrics or is subject to market risk based on stock price performance.

Single-Trigger Change in Control Severance Policy. Our change in control severance policy for our executive officers provides for double-trigger change in control benefits.

Appropriate Balance and Mix. Our incentive program provides an appropriate balance of annual and long-term incentives and includes multiple measures of performance that are tied to our strategies and goals and/or stock price performance.

No Guarantees. There is no guaranteed minimum payout under our annual or long-term incentive programs. There is no guaranteed increase in base salary year over year.

Limit Incentive Compensation Payouts. We maintain a cap on executive incentive compensation payments (150-200% of target) under the annual and long-term incentive programs, not taking into account stock price performance.

No Fixed-Term Employment Arrangements. We do not have any employment agreements with our named executive officers that provide for a fixed term of employment. Employment is at-will and can be terminated any time in accordance with the terms of any applicable employment arrangement or the Company’s Executive Severance Policy.

Cap on Operating Margin Payout. If the Company does not meet specified performance levels for revenue growth, payout of the operating margin metric will not exceed 100% of target under the annual performance cash incentive plan (intended to limit ability to receive above-target payouts solely by controlling expenses).

Annual Review. We perform an annual review of our executive compensation program and consider a variety of data to make decisions around plan design, amounts, components and mix of compensation, including an annual review of competitive market data for a select benchmark group.

CA TECHNOLOGIES - 2018 Proxy Statement	v

Our Compensation Philosophy

We believe that strong compensation-related governance practices are critical to successfully implementing our pay-for-performance philosophy and serve the interests of our stockholders.

WHAT WE DO	WHAT WE DON’T DO
Annual Say-on-Pay. We seek stockholder feedback through an annual “say-on-pay” vote. We have achieved strong say-on-pay results, with 90% or more in favor over the last three fiscal years.	No Excise Tax Gross-Ups on a Change in Control. None of our executive officers is entitled to excise tax gross-ups in connection with a change in control.

Clawback. We have a “clawback” policy that applies to incentive compensation if a named executive officer engages in misconduct that results in substantial restatement of our financial statements. Additional “clawback” provisions apply to certain equity awards in the event of breach of non-competition and other restrictive covenants.

No Other Gross-Ups. We do not provide any gross-ups to named executive officers, other than for certain relocation-related expenses that are available to all eligible employees.
Independent Advisors. The Compensation and Human Resources Committee has retained compensation consultants and advisors who are independent of Company management.

No Special Retirement or Pensions. There are no special retirement plans or pensions provided only to the named executive officers. We do not offer any defined benefit pension or supplemental pensions.

Risk Mitigation. Our use of multiple performance measures, capped payouts, the Compensation and Human Resources Committee’s ability to exercise negative discretion and other design features are intended to minimize the incentive for executives to take overly risky actions. We review our incentive plans annually to confirm that they do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

No Hedging/Pledging. We prohibit our executives and directors from purchasing or selling derivative securities that are directly linked to our stock or from making “short-sales” of our stock. Pledging of any Company stock is also not permitted without the approval of the chief executive officer and the Compensation and Human Resources Committee.

Stock Ownership Requirements. We have stock ownership requirements ranging from two- to five-times base salary for each named executive officer. The chief executive officer’s requirement is five times his annual base salary. We do not have stock ownership requirements for our non-employee directors since, as described below, their equity awards are granted in the form of deferred stock units that are not settled and paid out until termination of service.

No Option Repricing. Stock option repricing is prohibited without express stockholder approval. This includes amending outstanding options to lower their exercise price or canceling outstanding options and replacing them with new options.

CA TECHNOLOGIES - 2018 Proxy Statement vi

Company Performance Highlights

The Company delivered results that met or exceeded our guidance for the fiscal year ended March 31, 2018. We achieved total revenue growth for the second consecutive year and importantly, we did this while maintaining healthy operating margins, cash flow generation and returning capital to stockholders.

Fiscal year 2018 financial highlights include:

•

Revenues: Revenue in the fiscal year grew 5% year-over-year to $4.235 billion. From a segment revenue perspective, Mainframe Solutions (51% of total) was flat, Enterprise Solutions (41% of total) was up 13% and Services (7% of total) was up 3% over the prior year. From a geographic revenue perspective, North America (66% of total) improved 4% and International (34% of total) improved 8% compared to the prior year.

•	Operating Margin: GAAP operating margin decreased 2 points to 26%, while Non-GAAP operating margin was unchanged at 37% versus the prior year.

•	CFFO: Cash flow from continuing operations grew 11% year-over-year to $1.198 billion.

1	Constant Currency is a non-GAAP financial measure, as defined in “Supplemental Financial Information” below.

2

Non-GAAP operating margin as reflected is a non-GAAP financial measure. A description of this measure and a reconciliation to its comparable GAAP margin is included in “Supplemental Financial Information” below.

The Company was also recently recognized for our culture and values by several prestigious organizations:

Awards and Recognition
• 2018 World’s Most Ethical Companies
• 2017 Forbes’ America’s Best Employers
• 2017 Working Mother’s 100 Best Companies
• 2017 Fortune’s Best Workplaces for Diversity
• 2018 National Association for Female Executives’ Top Companies for Executive Women
• Included in Bloomberg’s first Sector-Neutral Gender-Equality Index
• Received a perfect score of 100 percent on the 2018 Corporate Equality Index revenue Growth (y/y) revenue by segment (fy18) operating margin % revenue by geo (fy18)

CA TECHNOLOGIES - 2018 Proxy Statement	vii

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished to the holders of the common stock, par value $0.10 per share, of CA, Inc. (“Common Stock”) in connection with the solicitation of proxies by our Board of Directors for use at our 2018 annual meeting of stockholders and any adjournment or postponement of the meeting. The meeting will be held on August 8, 2018, at 10:00 a.m. Eastern Daylight Time. The annual meeting will be a completely virtual meeting held over the Internet. You will be able to attend the annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting

www.virtualshareholdermeeting.com/CA2018 and entering the 16-digit control number provided in your proxy materials. You may also submit questions in advance of the meeting by visiting www.proxyvote.com. The matters expected to be acted upon at the meeting are set forth in the preceding Notice of Annual Meeting of Stockholders. At present, the Board of Directors (the “Board”) knows of no other business to come before the meeting. When this Proxy Statement refers to the “Company,” “we,” “us,” or “our,” it is referring to CA, Inc., also known as CA Technologies.

Availability of Proxy Materials

We distribute our proxy materials to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach conserves natural resources and reduces our printing and mailing costs, while providing a timely and convenient method of accessing the materials and voting.

On or about June 29, 2018, we mailed our stockholders a notice regarding the availability of proxy materials on the Internet (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2018. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials. Other stockholders, in accordance with their prior requests, have received email notification of how to access our proxy materials and vote over the Internet, or have been mailed paper copies of our proxy materials and a proxy card or a vote instruction form from their bank or broker.

If you want to receive a paper or email copy of the proxy materials, you may request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in the Notice of Internet Availability by July 24, 2018 to facilitate timely delivery.

Virtual Annual Meeting

We are pleased to announce that the annual meeting will be a completely virtual meeting and will be webcast live at www.virtualshareholdermeeting.com/CA2018. We utilize the virtual meeting format to enhance, rather than restrict, stockholder access, participation and communication with our Board and management, and believe a virtual-only meeting provides expanded access, improved communication and cost savings for our stockholders. We believe that hosting a virtual meeting will enable increased attendance and full and equal participation by stockholders because stockholders around the world will be able to attend and listen to the annual meeting live, submit questions and vote their shares electronically, at no cost.

Although the annual meeting webcast is available only to stockholders of record at the time of the annual meeting, a replay of the meeting will be made publicly available on our investor relations website for approximately one year from the date of the annual meeting.

A summary of the information you need to attend the annual meeting online is provided below:

•	instructions on how to attend the annual meeting are posted at www.virtualshareholdermeeting.com/CA2018;

•

stockholders will need to use the 16-digit control number provided in their proxy materials to attend the annual meeting and listen live to the webcast over the Internet at www.virtualshareholdermeeting.com/CA2018;

•	only stockholders as of the record date may vote or submit questions for the annual meeting; and

•	stockholders with questions regarding how to attend and participate in the annual meeting may call 1-855-449-0991 on the date of the annual meeting.

CA TECHNOLOGIES - 2018 Proxy Statement	1

Record Date; Voting Rights; Quorum

Only stockholders at the close of business on June 11, 2018 are entitled to notice of the annual meeting and to vote at the meeting or any adjournment or postponement thereof. On June 11, 2018, we had 420,447,211 outstanding shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock, present or represented by proxy at the meeting, will constitute a quorum. For additional information, please see “How Proxy Votes Are Tabulated” below.

Stockholders of Record; Street Name Stockholders

If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares, and the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) is sent directly to you. If your shares are held in an account at a bank, broker, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) is forwarded to you by that firm.

Whether you are a stockholder of record or hold your shares in street name, you may direct your vote without participating in the virtual annual meeting. If you are a stockholder of record, you may vote your shares over the Internet or by telephone by following the instructions on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the Internet or by telephone by following the instructions on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing the voter instruction form provided by your bank or broker and returning it by mail. If you provide specific directions to your broker or nominee on how to vote by mail, telephone or over the Internet, your shares will be voted by your broker or nominee as you have directed.

We may reimburse reasonable fees and out-of-pocket costs incurred by your bank, broker or nominee in forwarding the Notice of Internet Availability (and, if applicable, the mailed or emailed proxy materials) to you.

Proxy Solicitation

We will bear the cost of our solicitation of proxies. In addition to using the Internet, our directors, officers and employees may solicit proxies in person and by mail, telephone, facsimile, or electronic transmission, for which they will not receive any additional compensation. We will also make arrangements with brokers and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held by those persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable fees and out-of-pocket expenses incurred. We have retained Morrow Sodali LLC to assist us in soliciting proxies for a fee of $7,500, plus expenses.

How to Vote

You may vote in the following ways:

•	By Internet: You may vote your shares by Internet at www.proxyvote.com.

•	By telephone: You may vote your shares by telephone by calling 1-800-690-6903.

•	By mail: You may vote your shares by mail if you receive a printed copy of the proxy materials, which will include a proxy card.

•	Via the Virtual Meeting Website: You may vote your shares live at the virtual annual meeting. Even if you plan to attend and participate in our virtual annual meeting via

www.virtualshareholdermeeting.com/CA2018, we encourage you to vote over the Internet or by telephone as described above, or by returning a proxy card following your request of printed materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual annual meeting. Whether you are a stockholder of record or hold your shares in street name, you may vote online at the annual meeting. You will need to enter the 16-digit control number provided in your proxy materials to vote your shares at the virtual annual meeting.

Unless you vote live at the virtual annual meeting, we must receive your vote by 11:59 p.m., Eastern Daylight Time, on August 7, 2018, the day before the virtual annual meeting, for your vote by proxy to be counted.

CA TECHNOLOGIES - 2018 Proxy Statement	2

How Proxy Votes Are Tabulated

Only the shares of Common Stock represented by valid proxies received and not revoked will be voted at the meeting. Votes cast at the meeting by proxy or via the virtual meeting website will be tabulated by the Inspector of Election. The Inspector of Election will treat shares of Common Stock represented by a valid proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining on any or all matters.

If you are a beneficial owner of shares held in street name and do not provide the firm that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the firm that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm — is a routine matter on which brokers can vote on behalf of their clients if clients do not furnish voting instructions. All other proposals are non-routine matters.

If the firm that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes are treated as present for purposes of determining a quorum, but are not counted as votes “for” or “against” the matter in question or as abstentions, and they are not counted in determining the number of votes present for the particular matter.

If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders (i.e., the persons named in the proxy card provided by our Board of Directors) will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting or any adjournment or postponement of the meeting.

If any other business properly comes before the meeting or any adjournment or postponement of the meeting, it is the intention of the proxy holders named in the accompanying proxy card to vote the shares represented by the proxy card on those matters in accordance with their best judgment.

Vote Required to Approve Proposals

Assuming that a quorum is present at the meeting, the following votes are required under our governing documents and Delaware state law:

Item	Vote Required	Effect of Abstentions and Broker Non-Votes on Vote Required
Proposal 1 — Election of directors	A majority of votes cast with regard to a director (which means that the number of votes cast “for” the director must exceed the number of votes cast “against” a director)	Abstentions and broker non-votes will have no effect on the election of directors since only votes cast “for” and “against” a director will be counted
Proposal 2 — Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019	Approval of a majority of shares present or represented by proxy and entitled to vote on the proposal

Abstentions will have the effect of a vote “against” the proposal

If your broker holds shares in your name, the broker, in the absence of voting instructions from you, has discretionary authority to vote your shares

Proposal 3 — Advisory vote to approve the compensation of our Named Executive Officers	Approval of a majority of shares present or represented by proxy and entitled to vote on the proposal	Abstentions will have the effect of a vote “against” the proposal Any broker non-votes will reduce the absolute number, but not the percentage, of affirmative votes needed for approval

CA TECHNOLOGIES - 2018 Proxy Statement	3

How to Revoke Your Proxy

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may revoke your proxy by submitting a written notice of revocation to the Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022. You may also revoke a previously submitted proxy by voting again on a later date over the Internet, by telephone or by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the annual meeting will be counted), or by attending and voting at the virtual annual meeting. Your attendance at the virtual annual meeting will not automatically revoke your proxy unless you enter your 16-digit control number and vote again online at the annual meeting via the annual meeting website.

Householding

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice of sending only one copy of an annual report and proxy statement is known as “householding.” You and such other residents will each receive a separate Notice of Internet Availability and proxy card with your own 16-digit control number, but those notices and proxy cards will be placed in one package addressed to the household. If you received a householding communication, your broker will send one copy of this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2018 to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of this Proxy Statement and our Annual Report this year and you wish to reduce the number of copies you receive in the future, and save us the cost of printing and mailing these documents, please contact your bank or broker.

You may revoke your consent to householding at any time by sending your name, the name of your bank or broker, and your account number to our Investor Relations Department at the address below. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of the Proxy Statement and our Annual Report for this year, but you would prefer to receive your own copies, we will send a copy of the Proxy Statement and Annual Report to you if you send a written request to CA, Inc., Investor Relations Department, 520 Madison Avenue, New York, New York 10022, or contact our Investor Relations Department at 1-800-225-5224.

Annual Report to Stockholders

Our Annual Report for the fiscal year ended March 31, 2018 accompanies this Proxy Statement and is also available on the Internet. Please follow the instructions in the Notice of Internet

Availability if you want to review our Annual Report online. Our Annual Report contains financial and other information about us. The Annual Report is not a part of this Proxy Statement.

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CORPORATE GOVERNANCE

The Board of Directors of the Company (the “Board”) is responsible for oversight of the management of the Company. The Board has adopted Corporate Governance Principles,

which, along with the Company’s charter and By-laws, and the charters of the committees of the Board, provide the framework for the governance of the Company.

Corporate Governance Principles

We periodically consider and review our Corporate Governance Principles. Our current Corporate Governance Principles can be found, together with other corporate governance information,

on our website at www.ca.com/invest. The Board also evaluates the committee charters from time to time, as appropriate.

Code of Conduct

We maintain a Code of Conduct that qualifies as a “code of ethics” under applicable SEC regulations. Our Code of Conduct is applicable to all employees and directors, and is available on our website at www.ca.com/invest. Any amendment to, or waiver of, a provision of our Code of Conduct that applies to our directors or executive officers will be disclosed on our website.

Each of our Corporate Governance Principles and our Code of Conduct is available free of charge in print to any stockholder who requests a copy by writing to our Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022.

Corporate Sustainability

We concentrate not only on what is essential to our business success, but also on what works for our people, our communities and our shared natural environment. We believe software is a key enabler in solving the world’s most pressing problems. That is why we are committed to utilizing our unique skills in areas like energy efficiency, diversity and inclusion, and STEM (science, technology, engineering and math) to address current challenges such as climate change, inclusive economy, and reskilling. We continue our journey to be a responsible, progressive, and thoughtful company, and our 40 years of experience helps us carefully consider the changing role technology plays in our daily lives. For more information on our corporate sustainability initiatives and achievements, please see our most recent Sustainability Report available on the Investor Relations page of our website.

Environmental Sustainability

We first started reporting our greenhouse gas emissions in 2006, and since then we have evolved our emissions reduction strategy from an operational efficiency focus to one that is a priority issue to the Company and our stakeholders. We work with our global real estate service providers to incorporate sustainability elements into all new leases, including provisions requiring the use of efficient and regularly serviced building systems, the use of cleaning materials that are Green Seal certified, the inclusion of building-recycling programs, the use of lighting sensors in common areas and the use of landscape irrigation systems that utilize rain sensor devices to minimize water use. We are also a proud signatory of the “We Are Still In” network, a broad cross-section of the U.S. economy that has assembled in pursuit of climate action, and to uphold the Paris Agreement.

Diversity and Inclusion

We believe that innovation and invention are the by-products of an inclusive and diverse workplace. Diversity of perspective, experience and thought are key to driving creativity, innovation and results. We are committed to providing equitable opportunities and giving employees avenues for success — both personally and professionally. We believe that workforce diversity is an important topic in the technology sector, and we are dedicated to moving the conversation on diversity forward. We thrive by creating an inclusive work environment that values and leverages uniqueness, while motivating employees to unleash their full potential.

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Social Impact

We acknowledge that the technology sector has a responsibility to lead the way in responding to the STEM skills gap. We have pledged to reach 50,000 under-18 students by 2020 to inspire them to consider future careers in STEM and help address the chronic skills gap. Additionally, we are a founding partner in the World Economic Forum’s IT Industry Skills Initiative to re-skill one million adults and prepare them for jobs of the future.

Board Leadership Structure

Our Corporate Governance Principles do not specify a policy with respect to the separation of the positions of Chairman and Chief Executive Officer or with respect to whether the Chairman should be a member of management or an independent director, and provide the Board flexibility to establish a leadership structure that works best for the Company at a particular time. When the positions of Chairman and Chief Executive Officer are filled by the same person or when the Chairman is not an independent director, our independent directors elect a Lead Independent Director annually, upon the recommendation of the Corporate Governance Committee. The duties of the Lead Independent Director include presiding at executive sessions of the non-employee and independent directors.

Arthur F. Weinbach, the current Chairman of our Board, has reached the mandatory retirement age set forth in the Company’s Corporate Governance Principles and is not standing for reelection at the annual meeting of stockholders. In light of Mr. Weinbach’s upcoming retirement, the Corporate Governance Committee has begun the process of considering the leadership structure that will be most appropriate for the Board going forward and evaluating candidates for the position of Chairman. Following the annual meeting, after receiving the recommendation of the Corporate Governance Committee, the Board will appoint a new Chairman of the Board.

Board Role in Risk Oversight

Our management is responsible for managing risks affecting the Company, including identifying, assessing and appropriately mitigating risk. Our Board of Directors is responsible for oversight of management in the execution of its responsibilities and for assessing its approach to risk management, and the Chairman provides overall leadership to the Board in its oversight function. Throughout the year, management regularly reports to the Board on the Company’s strategy, with one Board meeting each year exclusively dedicated to strategy. The involvement of the Board in setting our business strategy is a key part of its oversight of risk management, its consideration of our risk appetite, and its determination of what constitutes an appropriate level of risk.

The Board regularly reviews and discusses with management significant risks that may affect our enterprise, including but not limited to operational, financial, strategic, legal and regulatory risks. Our Executive Vice President and Chief Financial Officer reports to the Board with respect to our enterprise risk management function, and one independent Board member is designated as a liaison and point of contact for the Company’s enterprise risk function.

The committees of the Board also provide risk oversight associated with their respective areas of responsibility.

The Audit Committee oversees risks related to our financial statements, our financial reporting processes, our internal control processes and accounting matters, and our business practices and compliance functions.

The Compensation and Human Resources Committee (the “Compensation Committee”) provides oversight with respect to risks related to our compensation practices.

The Corporate Governance Committee oversees risks related to our corporate governance structure and processes.

The Mergers and Acquisitions Committee oversees risks related to potential acquisitions, strategic investments and divestitures.

In fulfilling their oversight responsibilities, all committees receive regular reports on their respective areas of responsibility from members of management. The Chair of each committee, in turn, reports regularly to the Board on matters including risk oversight.

The Board believes that our current Board and committee leadership structure helps to promote more effective risk oversight by the Board.

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Board’s Role in Cybersecurity Risk Oversight

Proactive enterprise cybersecurity risk management is a key focus of the Board. As part of the Board’s oversight of risk management, the Board receives regular reports at Board meetings from the Company’s Executive Vice President, Global Operations and Information Technology, covering the evolving cybersecurity threat landscape, our information security program, related priorities and controls. Furthermore, the Company’s internal audit department performs assessments of the Company’s key cybersecurity risk mitigation activities and processes and presents its findings to the Audit Committee, and the Audit Committee reports on such findings during its regular reports to the Board.

Director Independence

The Board has determined that nine of the nominees for election at the annual meeting (all the nominees other than Mr. Gregoire) are independent under The Nasdaq Stock Market LLC (“Nasdaq”) listing requirements and our Corporate Governance Principles. Mr. Gregoire is not independent because he is our Chief Executive Officer.

In the course of the Board’s determination regarding the independence of each non-employee director, the Board considers transactions, relationships and arrangements as required by the independence guidelines contained in our Corporate Governance Principles. There were no transactions, relationships or arrangements outside of the independence guidelines that required review by the Board for purposes of determining whether the directors were independent.

All members of the Audit, Compensation, Corporate Governance and Mergers and Acquisitions Committees are independent directors as defined by Nasdaq listing requirements and our Corporate Governance Principles. Members of the Audit Committee also satisfy the separate independence requirements of the SEC.

The independence guidelines contained in our Corporate Governance Principles are available on our website at www.ca.com/invest.

Board Committees and Meetings

The Board currently has four committees — the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Mergers and Acquisitions Committee — to carry out certain responsibilities and to assist the Board in meeting its fiduciary obligations. The Board may also appoint other committees from time to time as it deems necessary. The committees operate under written charters, which have been adopted by the respective committees and by the Board. The charters of the current committees can be reviewed on our website at www.ca.com/invest and are also available free of charge in print to any stockholder who requests them by writing to our Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022.

During fiscal year 2018, the Board met 12 times. The independent directors also meet at Board meetings in executive session without any non-independent director or member of management present. Mr. Weinbach, who is an independent director, presided at these executive sessions. During fiscal year 2018, each incumbent director attended, in the aggregate, more than 75% of the Board meetings and meetings of the Board committees on which the director served.

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The current members of the Board’s committees are as follows:

Independent Directors	Audit	Compensation	Corporate Governance	Mergers and Acquisitions
Jens Alder	✓		✓
Raymond J. Bromark
Jean M. Hobby	✓
Rohit Kapoor	✓		✓
Jeffrey G. Katz	✓			✓
Kay Koplovitz		✓
Christopher B. Lofgren		✓
Richard Sulpizio			✓
Laura S. Unger		✓	✓
Arthur F. Weinbach				✓
Number of Meetings in Fiscal Year 2018	6	7	5	1

 ✓ Member

Chair

Information about the principal responsibilities of the Board’s committees appears below.

Audit Committee

The general purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to accounting, internal controls, compliance and auditing matters, including:

•	our financial reporting, including the audits of our financial statements and the integrity of our financial statements and internal controls;

•

the qualifications and independence of our independent registered public accounting firm (including the Audit Committee’s direct responsibility for the engagement of the independent registered public accounting firm);

•	the performance of our internal audit function and independent registered public accounting firm;

•	our compliance activities relating to accounting and financial reporting; and

•	our Business Practices and Compliance Program.

The Board has determined that Mr. Bromark, Ms. Hobby and Mr. Kapoor qualify as “audit committee financial experts” and that all members of the Audit Committee are independent under applicable SEC and Nasdaq rules. Additional information about the responsibilities of the Audit Committee is set forth in the Audit Committee charter.

Compensation Committee

The general purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities with respect to executive compensation and human resources matters, including to:

•	develop an executive compensation philosophy and objectives and establish principles to guide the design and select the components of executive compensation;

•

approve the amount and the form of compensation, as well as the other terms of employment, of the Company’s executive officers (as defined in the applicable SEC regulations), including the Chief Executive Officer and the other Named Executive Officers (who are identified in the “Fiscal Year 2018 Summary Compensation Table” below);

•	evaluate, in coordination with the Corporate Governance Committee and the other independent members of the Board, the performance of the Chief Executive Officer; and

•	recommend to the Board the approval of all executive compensation plans and programs.

The Compensation Committee may delegate authority to one or more of its members or subcommittees when deemed appropriate and to the extent permissible under its Charter, the Company By-laws and the terms of the applicable plans, laws, rules, regulations and listing standards, provided that the actions of any such members or subcommittees must be reported to the full Compensation Committee no later than at its next scheduled meeting.

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The Board has determined that all members of the Compensation Committee are independent under applicable Nasdaq rules. Additional information about the Compensation Committee’s responsibilities is set forth in the Compensation Committee charter. A description of the role of the compensation consultant retained by the Compensation Committee and the role of executive officers in determining executive compensation is set forth in “Compensation Discussion and Analysis” below.

Corporate Governance Committee

The general purpose of the Corporate Governance Committee is to assist the Board in fulfilling its responsibilities with respect to our governance, including making recommendations to the Board concerning:

•	the size and composition of the Board, the qualifications and independence of the directors and the recruitment and selection of individuals to stand for election as directors;

•

the organization and operation of the Board, including the nature, size and composition of committees of the Board, the designation of committee chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position, and the distribution of information to the Board and its committees; and

•	the compensation of non-employee directors.

In addition, the Corporate Governance Committee evaluates, in coordination with the Compensation Committee, the performance of the Chief Executive Officer.

The Board has determined that all members of the Corporate Governance Committee are independent under applicable Nasdaq rules. Additional information about the Corporate Governance Committee’s responsibilities is set forth in the Corporate Governance Committee charter.

Mergers and Acquisitions Committee

The general purpose of the Mergers and Acquisitions Committee is to review and assess, and assist the Board in reviewing and assessing, potential acquisitions, strategic investments and divestitures. In addition, the Mergers and Acquisitions Committee oversees management’s activities with respect to potential acquisitions and divestitures, including due diligence processes.

The Board has determined that all members of the Mergers and Acquisitions Committee are independent under applicable Nasdaq rules.

Board Self-Assessment and Director Evaluation

In accordance with our Corporate Governance Principles, the Board conducts an annual self-assessment of its performance to determine whether the Board and its committees are functioning effectively. As part of this process, each director completes a written questionnaire regarding the effectiveness of the Board and each committee on which the director serves. Additionally, the Chairman of the Board and the Chair of the Corporate Governance Committee coordinate an annual evaluation of the performance of each director. This evaluation includes an interview by the Chairman of the Board with each director to solicit comments regarding the performance of individual directors, as well as an interview by the Chair of the Corporate Governance Committee with each director to solicit comments regarding the performance of individual directors and the Chairman of the Board. Feedback received in response to the written questionnaires and during the interviews is discussed at Board and committee meetings to address any significant issues raised.

Director Nominating Procedures

The Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Corporate Governance Committee will take into consideration the factors specified in our Corporate Governance Principles, as well as the current needs of the Board and the qualifications of the candidate. The Corporate Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that those shares have been held. To recommend a candidate for consideration by the Corporate Governance Committee, a stockholder must submit the recommendation in writing, including the following information:

•	the name of the stockholder and evidence of the stockholder’s ownership of Common Stock, including the number of shares owned and the length of time the shares have been owned; and

•

the name of the candidate, the candidate’s résumé or a list of the candidate’s qualifications to be a director of the Company, and the candidate’s consent to be named as a director nominee if recommended by the Corporate Governance Committee and nominated by the Board.

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Recommendations and the information described above should be sent to the Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022.

Once a person has been identified by the Corporate Governance Committee as a potential candidate, the Corporate Governance Committee may: collect and review publicly available information regarding the person to assess whether the person should be considered further; request additional information from the candidate and the proposing stockholder; contact references or other persons to assess the candidate; and conduct one or more interviews with the candidate. The Corporate Governance Committee may consider that information in light of information regarding any other candidates that the Corporate Governance Committee may be evaluating at that time, as well as any relevant director search criteria. The evaluation process generally does not vary based on whether a candidate is recommended by a stockholder;

however, as stated above, the Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that those shares have been held.

In addition to recommending director candidates to the Corporate Governance Committee, stockholders may also nominate candidates for election to the Board at the annual meeting of stockholders. See “Advance Notice Procedures for Our 2019 Annual Meeting” below, for more information.

In addition to stockholder recommendations, the Corporate Governance Committee may receive suggestions as to nominees from our directors, officers or other sources, which may be either unsolicited or in response to requests from the Corporate Governance Committee for these suggestions. In addition, the Corporate Governance Committee may engage search firms to assist it in identifying director candidates.

Stockholder Engagement

The Company values the input of our stockholders on our governance and compensation programs. We hold an advisory vote on executive compensation on an annual basis and the Compensation Committee considers the outcome of each vote, and any comments from stockholders, when reviewing our executive compensation programs each year. At our fiscal year 2017 annual stockholders meeting, over 90% of the votes cast approved, on an advisory basis, our named executive officers’ compensation for fiscal year 2017.

Members of our executive team and investor relations team regularly engage with institutional stockholders throughout the year, providing an opportunity to discuss views around performance, strategy, capital allocation, governance, executive compensation or any other matters. In addition to our ongoing dialogue with some of our largest stockholders, in 2018, we hosted a Financial Analyst Meeting that provided broader access across our stockholder base to a number of our executives.

In 2018, we also initiated a more robust governance-focused stockholder engagement program whereby we reached out to stockholders collectively owning approximately 56% of our total outstanding shares as of March 31, 2018. As of June 15, 2018, we engaged with stockholders collectively owning approximately 37% of our total outstanding shares as of March 31, 2018 (including discussions with Careal Property Group AG, which owns approximately 25% of our total outstanding shares as of March 31, 2018).

We expect to utilize stockholder engagement opportunities, among other things, to engage in continuous dialogue and solicit feedback on our governance and executive compensation programs and related disclosures in the future, and all relevant feedback received during such stockholder outreach is shared with the Board for its consideration.

Communications with Directors

The Board is interested in receiving communications from stockholders and other interested parties, which would include, among others, customers, suppliers and employees. These parties may contact any member (or members) of the Board or any committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties, which would include stockholders, customers, suppliers and employees, on issues regarding accounting, internal controls, compliance or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent by postal mail to the office of the Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022, or by email to directors@ca.com.

The Corporate Secretary will forward to the applicable directors each communication received as described above in the preceding paragraph other than: spam and similar junk mail and mass mailings; product complaints, product inquiries and new product suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is deemed unduly hostile, threatening, illegal or similarly unsuitable.

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Related Person Transactions

The Board has adopted a Related Person Transactions Policy, which is a written policy governing the review and approval or ratification of “Related Person Transactions,” as defined in SEC rules.

Under the Related Person Transactions Policy, each of our directors, nominees for director and executive officers must notify the General Counsel and/or the Corporate Secretary of any potential Related Person Transaction involving that person or an immediate family member of that person. The General Counsel and/or the Corporate Secretary will review each potential Related Person Transaction to determine if it is subject to the Related Person Transactions Policy. If so, the transaction will be referred for approval or ratification to the Corporate Governance Committee, which will approve or ratify the transaction only if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance Committee may consider, among other things:

•	the fairness to us of the Related Person Transaction;

•	whether the terms of the Related Person Transaction would be on the same basis if the transaction, arrangement or relationship did not involve a related person;

•	the business reasons for us to participate in the Related Person Transaction;

•	the nature and extent of our participation in the Related Person Transaction;
•

whether any Related Person Transaction involving a director, nominee for director or an immediate family member of a director or nominee for director would be immaterial under the categorical standards adopted by the Board with respect to director independence contained in our Corporate Governance Principles;

•

whether the Related Person Transaction presents an actual or apparent conflict of interest for any director, nominee for director or executive officer, the nature and degree of such conflict and whether any mitigation of such conflict is feasible;

•	the availability of other sources for comparable products or services;

•	the direct or indirect nature and extent of the related person’s interest in the Related Person Transaction;

•	the ongoing nature of the Related Person Transaction;

•	the relationship of the related person to the Related Person Transaction and with us and others;

•	the importance of the Related Person Transaction to the related person; and

•	the amount involved in the Related Person Transaction.

The Corporate Governance Committee administers the Related Person Transactions Policy and may review, and recommend amendments to, the Related Person Transactions Policy from time to time.

Related Person Transactions in Fiscal Year 2018

Since the beginning of fiscal year 2018, there has been one Related Person Transaction.

We engaged an IT-staffing and consulting company to provide software development services from October 2015 through April 2018. The IT-staffing and consulting company in turn engaged Jon Elster, the brother of Adam Elster, our former President, Global Field Operations, as a subcontractor to provide these software development services. As consideration for those services, we paid the IT-staffing and consulting company $264,000 during fiscal year 2018. We have been advised by the IT-staffing and consulting company that they have paid Jon Elster a significant portion but not the entirety of the fees paid by us under this engagement. The foregoing transaction was approved by the Corporate Governance Committee. Mr. Elster ceased to serve as President, Global Field Operations as of May 3, 2018 and his employment with the Company will end on August 17, 2018.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, there were no compensation committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

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Anti-Hedging and Pledging Policies

As part of our policy against insider trading, our directors, officers and other employees are prohibited from purchasing or selling (1) short-term or speculative securities that are based on Company securities and (2) financial instruments designed to hedge or offset any change in the market value of Company securities. Prohibited instruments include prepaid variable forward contracts, puts or calls and other exchange-traded options, swaps, collars, exchange funds and other derivative securities. “Short-sales” of Company securities are also prohibited. Pledging of any Company securities by our executive officers and directors is not permitted without the approval of the Chief Executive Officer and the Compensation Committee.

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COMPENSATION OF DIRECTORS

General

Only our non-employee directors receive compensation for their services as directors. Fees are paid to non-employee directors under our 2012 Compensation Plan for Non-Employee Directors, as amended (the “2012 Plan”). The 2012 Plan also allows the Board of Directors to authorize the payment of additional fees to any eligible director who chairs a committee of the Board or to an eligible director serving as the lead independent director or Chairman of the Board. Currently, each of our non-employee directors receive compensation pursuant to the 2012 Plan.

From time to time, the Board evaluates and establishes the fees payable to non-employee directors. The Board established the current fees in May 2014 and reevaluated the fee structure in 2017. The customary process involved a review of non-employee director compensation by the Corporate Governance Committee and its recommendation of a proposal to the Board. In conducting its review, the Corporate Governance Committee engaged Willis Towers Watson, compensation consultant to the Compensation Committee, to provide advice regarding design, competitive market data and trends, and other pertinent matters.

All non-employee director fees are paid in the form of deferred stock units, but each non-employee director may elect to receive a portion of his or her director fees in cash. Our Corporate Governance Principles include an aggregate limit of $700,000 on annual non-employee director compensation. We do not have stock ownership requirements for our non-employee directors since, as described below, the deferred stock units are not settled and paid out until termination of service. The following table shows the annual fees for our non-employee directors and the maximum permissible cash election with respect to those fees.

Annual Fee Description	Fee	Maximum Cash Election
Non-Employee Director	$325,000	$100,000
Chairman of the Board	$100,000	50%
Audit Committee Chair	$25,000	50%
Compensation and Human Resources Committee Chair	$15,000	50%
Corporate Governance Committee Chair	$10,000	50%
Mergers and Acquisitions Committee Chair	$10,000	50%

In settlement of the deferred stock units following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units in the director’s deferred compensation account. The deferred stock units are settled, at the election of the director, by delivery of shares of Common Stock either in a lump sum or in up to 10 annual installments beginning on the first business day of the calendar year after termination of service.

To further our commitment to support charities, directors may participate in our Matching Gifts Program. Under this program, we match contributions by directors up to an aggregate amount of $25,000 per fiscal year by a director to charities approved by us. Upon the mandatory retirement of a director in accordance with our Director Retirement Policy, we also make a one-time donation of $10,000 to a charity specified by the retiring director.

We also provide directors with, and pay premiums for, director and officer liability insurance and we reimburse directors for reasonable expenses incurred for Company business, such as traveling to and from Board meetings.

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Fiscal Year 2018 Director Compensation Table

The following table includes information about compensation paid to our non-employee directors for the fiscal year ended March 31, 2018.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(1)(2) ($)	All Other Compensation(3)(4)(5)(6) ($)	Total ($)
Jens Alder	100,000	225,000	10,034	335,034
Raymond J. Bromark	112,500	237,500	—	350,000
Jean M. Hobby(7)	16,389	37,500	—	53,889
Rohit Kapoor	—	325,000	25,000	350,000
Jeffrey G. Katz	100,000	225,000	—	325,000
Kay Koplovitz	101,250	230,175	24,500	355,925
Christopher B. Lofgren	105,000	230,000	12,500	347,500
Richard Sulpizio	107,500	232,500	25,000	365,000
Laura S. Unger	100,000	225,000	7,975	332,975
Arthur F. Weinbach	—	425,000	10,000	435,000
Renato Zambonini(8)	35,870	80,444	10,000	126,314

(1)

As noted above, all director fees under the 2012 Plan are paid in deferred stock units, except that directors may elect in advance to have a specified portion of those fees paid in cash. The maximum cash election with respect to the $325,000 annual non-employee director fee is $100,000. The maximum cash election for the chairman and committee chair fees is 50% of those fees. The amounts in the “Fees Earned or Paid in Cash” column represent the amounts paid to directors who elected to receive a portion of their director fees in cash. A director receives a pro-rated amount of the annual fees for service on the Board and, if applicable, as a committee chair, based on the portion of the year the director served.

(2)

As required by SEC rules, this column represents the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation” for deferred stock units. The aggregate grant date fair value for deferred stock units is calculated by multiplying the number of deferred stock units by the closing market price of the Common Stock on the date the deferred stock units are credited to a director’s account.

As of March 31, 2018, the following deferred stock units had been credited to each director’s account:

Director	Aggregate Number of Deferred Stock Units
Jens Alder	46,142
Raymond J. Bromark	73,302
Jean M. Hobby(7)	1,106
Rohit Kapoor	64,181
Jeffrey G. Katz	21,784
Kay Koplovitz	62,349
Christopher B. Lofgren	91,183
Richard Sulpizio	58,417
Laura S. Unger	78,273
Arthur F. Weinbach	132,554
Renato Zambonini(8)	—

(3)

The amounts in this column include contributions we made under our Matching Gifts Program in fiscal year 2018. Under our current Matching Gifts Program, we match up to $25,000 of director charitable contributions made in each fiscal year by each director. The contributions we paid or accrued under our Matching Gifts Program in fiscal year 2018 were as follows: Mr. Alder: $10,034; Mr. Kapoor: $25,000; Ms. Koplovitz: $24,500; Mr. Lofgren: $12,500; Mr. Sulpizio: $25,000; Ms. Unger: $7,975; and Mr. Weinbach: $10,000.

(4)

The amounts in this column include contributions under our Director Retirement Policy in fiscal year 2018. Under our current Director Retirement Policy, we make a one-time donation of $10,000 to a charity specified by the retiring director. The donations we paid or accrued under our Director Retirement Policy in fiscal year 2018 were as follows: Mr. Zambonini: $10,000.

(5)

We provide directors with, and pay premiums for, director and officer liability insurance and reimburse directors for reasonable travel and accommodation expenses incurred for Company business, the values of which are not included in this table.

(6)

Directors receive dividend or dividend equivalents on deferred stock units held in their deferred compensation accounts. This amount is not included in the “All Other Compensation” column because the deferred stock units are granted at fair market value, which reflects the expected dividend equivalents to be received.

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(7)	Ms. Hobby was elected to the Board of Directors in February 2018, during fiscal year 2018.

(8)

Mr. Zambonini service as a director ceased upon his passing in August 2017. In connection therewith, 70,792 deferred stock units were settled, at Mr. Zambonini’s election to his estate, by delivery of 70,792 shares of Common Stock in a lump sum in January 2018.

As Chief Executive Officer, Mr. Gregoire is compensated as an employee of the Company and, as such, he received no compensation in his capacity as a director in fiscal year 2018. For a description of Mr. Gregoire’s fiscal year 2018 compensation, please see “Compensation and Other Information Concerning Executive Officers” below.

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PROPOSAL 1   ELECTION OF DIRECTORS

On the recommendation of the Corporate Governance Committee, the Board has nominated the persons listed below for election as directors at the annual meeting, each to serve until the next annual meeting and until his or her successor is duly elected and qualified, or until such individual’s earlier resignation, removal or death. All nominees are incumbent directors who were elected by stockholders at the 2017 annual meeting except for Jean M. Hobby, who was appointed to the Board in February 2018, and Nancy A. Altobello, who is being nominated by the Board for election at the annual meeting of stockholders.

Arthur F. Weinbach, having reached the mandatory retirement age under the Company’s Corporate Governance Principles, is not standing for reelection at the annual meeting. In addition, after more than thirteen years of service, Laura S. Unger is retiring from the Board at the annual meeting and will not stand for reelection. The number of directors is currently fixed at eleven. Upon the retirements of Arthur F. Weinbach and Laura S. Unger, and effective upon the election of directors at the annual meeting, the size of the Board will be reduced to ten members.

If at the time of the annual meeting, any of the nominees named below is not available to serve as a director (an event that the Board does not anticipate), all the proxies granted to vote in favor of that director’s election will be voted for the election of any other person or persons that the Board may nominate.

Our policy, set forth in our Corporate Governance Principles, is that directors and nominees should attend our annual meetings of stockholders. Eight of our ten directors then in office attended the 2017 annual meeting of stockholders.

Majority Voting

Under our majority voting standard for uncontested elections of directors, a director nominee will be elected only if the number of votes cast “for” exceeds the number of votes “against” the director’s election. In contested elections, the plurality voting standard will apply, under which the nominees receiving the most votes will be elected regardless of whether those votes constitute a majority of the shares voted at the meeting. Under our Corporate Governance Principles, if a director does not receive more votes “for” than votes “against” at an annual meeting of stockholders, generally the Board will have 90 days from the certification of the vote to accept or reject the individual’s irrevocable resignation that all incumbent directors are required to submit before the mailing of the Proxy Statement for the annual meeting of stockholders.

Board Composition

The Board and the Corporate Governance Committee each strive to ensure that the Board is composed of engaged, independent directors with diverse backgrounds, who are committed to representing the long-term interests of our stockholders. Our directors are expected to possess the highest personal and professional ethics, integrity and values. They must have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to devote sufficient time to fulfill their responsibilities to us and our stockholders.

Diversity

The Board does not have a formal policy with respect to diversity. However, the Board and the Corporate Governance Committee each believe that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of the Company’s stockholders.

Board Renewal and Director Nominees’ Experience and Skills

The Board and the Corporate Governance Committee have a board renewal philosophy based on the belief that it is important to have experienced directors with a deep understanding of the Company’s business as well as directors who bring fresh perspectives to the Board. The Board’s ongoing refreshment efforts and proactive assessment of its collective skills, experience and expertise have resulted in the recruitment of four new independent directors since 2011. Five of the ten

CA TECHNOLOGIES - 2018 Proxy Statement	16

director nominees have between five and ten years of service on the Board. The Board and the Corporate Governance Committee believe that this balance of experience, continuity and refreshment helps the Board most effectively serve the Company and its stockholders.

The Corporate Governance Committee coordinates and assists the Board in the recruitment of new directors.

In their efforts to identify potential director candidates, the Board and the Corporate Governance Committee consider:

•	the input from the Board’s self-assessment process to identify the backgrounds and expertise that are desired; and

•	the future needs of the Board in light of anticipated director retirements.

As a means to ensure orderly Board succession, the Board adopted Corporate Governance Principles that require that:

•	a director may serve only until the annual meeting after the director’s 75th birthday; and

•

the Corporate Governance Committee shall determine whether to recommend to the Board that any action be taken as a result of a director’s retirement from his or her principal occupation or a material change in his or her principal occupation or business association.

Arthur F. Weinbach, having reached the mandatory retirement age under the Company’s Corporate Governance Principles, is not standing for reelection at the annual meeting. In addition, after more than thirteen years of service, as part of the Board’s and Corporate Governance Committee’s succession planning, Laura S. Unger is retiring from the Board at the annual meeting and will not stand for reelection. The Board expresses its deep gratitude to Mr. Weinbach and Ms. Unger for their significant contributions to the Company during their many years of dedicated service on the Board.

The number of directors is currently fixed at eleven. Upon the retirements of Arthur F. Weinbach and Laura S. Unger, and effective upon the election of the directors at the annual meeting, the size of the Board will be reduced to ten members.

The Board is nominating one new director candidate for election at the annual meeting: Nancy A. Altobello. Ms. Altobello was identified as a potential director by a third-party director search firm engaged by the Corporate Governance Committee. For more information on the experience, skills and qualifications of Ms. Altobello and the other director nominees, please see “Biographical Information and Qualifications of Director Nominees” below.

All director nominees other than the Chief Executive Officer are independent. Below are highlights of the composition of our director nominees:

Director Nominees

Director Nominee	Age	Director Since	Principle Occupation	Independent	Committee Memberships
					AC	CC	CGC	MAC
Jens Alder	60	2011	Chairman, Alpiq Holding AG	✓	✓		✓
Nancy A. Altobello	60	New Nominee	Retired Partner, Ernst & Young LLP	✓
Raymond J. Bromark	72	2007	Retired Partner, PriceWaterhouseCoopers LLP	✓
Michael P. Gregoire	52	2013	Chief Executive Officer, CA, Inc.	×
Jean M. Hobby	57	2018	Retired Partner, PriceWaterhouseCoopers LLP	✓	✓
Rohit Kapoor	53	2011	Vice Chairman and Chief Executive Officer, ExlService Holding Inc.	✓	✓		✓
Jeffrey G. Katz	63	2015	Chief Executive Officer, Journera, Inc.	✓	✓			✓
Kay Koplovitz	73	2008	Chairman and Chief Executive Officer, Koplovitz & Co. LLC	✓		✓
Christopher B. Lofgren	59	2005	President and Chief Executive Officer, Schneider National, Inc.	✓		✓
Richard Sulpizio	68	2009	Former President and Chief Executive Officer, Qualcomm Enterprise Services	✓			✓

AC = Audit Committee	CC = Compensation and Human Resources Committee	Chair
CGC = Corporate Governance Committee	MAC = Mergers and Acquisitions Committee

CA TECHNOLOGIES - 2018 Proxy Statement	17

Board Tenure

Our director nominees exhibit an effective mix of experience and skills.

Experience and Skills of Director Nominees

Director Nominee	Finance	International Business	Senior Leadership	Public Company	Governance	Technology

Jens Alder	✓	✓	✓	✓	✓	✓

Nancy A. Altobello	✓	✓	✓		✓

Raymond J. Bromark	✓	✓	✓	✓	✓

Michael P. Gregoire		✓	✓	✓	✓	✓

Jean M. Hobby	✓	✓	✓	✓	✓	✓

Rohit Kapoor	✓	✓	✓	✓	✓

Jeffrey G. Katz	✓	✓	✓	✓	✓	✓

Kay Koplovitz			✓	✓	✓	✓

Christopher B. Lofgren	✓	✓	✓	✓	✓	✓

Richard Sulpizio		✓	✓	✓	✓	✓

Average Tenure 6.5 years < 5 years 5-10 years > 10 years

CA TECHNOLOGIES - 2018 Proxy Statement	18

Biographical Information and Qualifications of Director Nominees

Set forth below are each nominee’s name, age, principal occupation for at least the last five years and other biographical information, including the year in which each was first elected a director of the Company. In addition, the biographies discuss the particular experience, qualifications, attributes and skills of the director that, in light of the Company’s business and structure, led the Board to conclude that the individual should serve on the Board of the Company.

JENS ALDER
Chairman Alpiq Holding AG Age: 60 Director since: 2011 Committees: Audit Corporate Gov.

Business Experience

Mr. Alder served as Chief Executive Officer of TDC A/S, Denmark’s largest telecommunications provider, from 2006 to 2008. Prior to that, Mr. Alder served as Chief Executive Officer of Swisscom Ltd., Switzerland’s largest telecommunications provider, from 1999 to 2006 after serving as its Executive Vice President of Network Services and Wholesale from 1998 to 1999.

Current Directorships

Mr. Alder has served as Chairman of the Board of Goldbach Group AG (SWX: GBMN), a publicly held electronic media company based in Switzerland, since 2013, as Chairman of the Board of Alpiq Holding AG (SWX: ALPH), a publicly held energy services provider based in Switzerland, since 2015, and currently serves as non-executive Chairman of ColVisTec AG, a privately held technology company that provides solutions for the paint, pharmaceutical, plastics, and chemical industries.

Previous Directorships

Mr. Alder served as Chairman of the Board of Sanitas Krankenversicherung, a privately held health insurance company based in Switzerland, from 2009 to 2017, RTX Telecom A/S, a publicly held telecommunications component and handset producer based in Denmark, from 2010 to 2014, Chairman of the Board of Industrielle Werke Basel, the state-owned public utility of Basel, Switzerland, from 2010 to 2015, a director of Sunrise Communications AG, a privately held telecommunications company based in Switzerland, from 2008 to 2010, a director of TA Management A/S, a privately held company supporting Danish banks restructuring distressed companies, from 2009 to 2010, a director of Copenhagen International School, an international school in Denmark, from 2008 to 2010, a director of Neue Zürcher Zeitung AG, a publicly held Swiss newspaper, from 2010 to 2013, and a director of BG Consulting Engineers, a privately held civil engineering group with operations in Switzerland, France and Algeria, from 2011 to 2015.

Qualifications

Mr. Alder’s qualifications include: international experience; extensive experience in the technology industry; leadership experience at large, complex companies; and governance experience as a member or chair of boards of numerous companies.

NANCY A. ALTOBELLO
Retired Partner Ernst & Young Age: 60 Director since: New Nominee

Business Experience

Ms. Altobello joined Ernst & Young (“E&Y”) in 1980 and became an audit partner in 1994. She held diverse leadership roles during her 38-year career at the firm, including serving as Managing Partner for Assurance and Advisory Business Services in the Northeast, Managing Partner for the North America Assurance and Advisory Area Practices, and National Director of Human Resources for the Assurance and Advisory Practice. From 2014 until 2018, she served as E&Y’s Global Vice Chair of Talent, where she was responsible for the firm’s worldwide recruiting, learning and development, and she also served on E&Y’s Global Executive and Global Talent Executive Committees.

Current Directorships

None.

Qualifications

Ms. Altobello’s qualifications include: extensive executive leadership experience at a large, complex, global firm; deep understanding of accounting, auditing, financial reporting, and compliance and regulatory matters; and extensive experience with human resources matters and diversity initiatives.

CA TECHNOLOGIES - 2018 Proxy Statement	19

RAYMOND J. BROMARK
Retired Partner PriceWaterhouseCoopers LLP Age: 72 Director since: 2007 Committees: Audit, Chair

Business Experience

Mr. Bromark is a retired Partner of PricewaterhouseCoopers, LLP (“PwC”), an international accounting and consulting firm. He joined PwC in 1967 and became a Partner in 1980. He was Partner and Head of the Professional, Technical, Risk and Quality Group of PwC from 2000 to 2006, a Global Audit Partner from 1994 to 2000 and Deputy Vice Chairman, Auditing and Business Advisory Services from 1990 to 1994. In addition, he served as a consultant to PwC from 2006 to 2007.

Current Directorships

Mr. Bromark has been a director of Frontera Energy Corporation (TSE: FEC), formerly known as Pacific Exploration & Production Corporation, an explorer and producer of natural gas and crude oil, since 2016, a director of YRC Worldwide, Inc. (Nasdaq: YRCW), a transportation service provider, since July 2011 and a director of Andeavor Logistics LP (NYSE: ANDX), formerly known as Tesoro Logistics LP, an operator, developer and acquirer of crude oil, refined products and natural gas logistics assets, since March 2011. He chairs the audit committee of Frontera Energy Corporation, chairs the audit/ethics committee of YRC Worldwide, Inc. and also chairs the audit committee of Andeavor Logistics LP.

Previous Directorships

Mr. Bromark was a director of World Color Press, Inc., a provider of printing services, and chaired its audit committee, from 2009 to 2010 when the company merged into another company.

Other Experience

Mr. Bromark is a member of the American Institute of Certified Public Accountants (the “AICPA”) and in previous years has participated as a member of the University of Delaware’s Weinberg Center for Corporate Governance’s Advisory Board. Mr. Bromark was PwC’s representative on the AICPA’s Center for Public Company Audit Firms’ Executive Committee. He has also been a member of the Financial Accounting Standards Board Advisory Council, the Public Company Accounting Oversight Board’s Standing Advisory Group, the AICPA’s Special Committee on Financial Reporting, the AICPA’s SEC Practice Section Executive Committee and the AICPA’s Ethics Executive Committee.

Qualifications

Mr. Bromark’s qualifications include: extensive experience in accounting, auditing, financial reporting, and compliance and regulatory matters; deep understanding of financial controls and familiarity with large public company audit clients; extensive experience in leadership positions at PwC; and public company governance experience as a member or chair of boards and board committees of public companies.

MICHAEL P. GREGOIRE
CEO CA, Inc. Age: 52 Director since: 2013

Business Experience

Mr. Gregoire has been Chief Executive Officer of the Company since January 2013. Previously, he served as President and Chief Executive Officer of Taleo Corporation (“Taleo”), a provider of on-demand talent management software solutions, from March 2005 until Taleo’s acquisition by Oracle Corporation in April 2012. Mr. Gregoire served as a director of Taleo from April 2005 to April 2012 and served as Taleo’s Chairman of the Board from May 2008 to April 2012. Mr. Gregoire served as Executive Vice President, Global Services and held various other senior management positions at PeopleSoft, Inc., an enterprise software company, from May 2000 to January 2005. Mr. Gregoire served as Managing Director for global financial markets at Electronic Data Systems, Inc., a global technology services company, from 1996 to April 2000, and in various other roles from 1988 to 1996.

Current Directorships

Mr. Gregoire has served as a director of Automatic Data Processing, Inc. (Nasdaq: ADP), a provider of human capital management solutions to employers and integrated computing solutions to vehicle dealers, since January 2014. Mr. Gregoire has served as a director of NPower, a non-profit information technology services network, since September 2013.

Previous Directorships

As stated above, Mr. Gregoire served as a director of Taleo from April 2005 to April 2012 and served as Taleo’s Chairman of the Board from May 2008 to April 2012. Mr. Gregoire served as a director of ShoreTel, Inc., a provider of business communication solutions, from November 2008 to January 2014. He chaired the compensation committee of ShoreTel, Inc. from July 2010 to January 2014.

Other Experience

Mr. Gregoire has served on the Executive Council of TechNet, a national, bipartisan network of technology CEOs and senior executives that promotes the growth of the innovation economy, since November 2014. Mr. Gregoire serves on the Business Roundtable’s Technology, Internet & Innovation Committee.

Qualifications

Mr. Gregoire’s qualifications include: extensive executive leadership experience with public companies in the software and services sectors, including as Chief Executive Officer of the Company; extensive experience in the technology industry; and public company governance experience as a member of boards and a member and chair of board committees of public companies.

CA TECHNOLOGIES - 2018 Proxy Statement	20

JEAN M. HOBBY
Retired Partner PriceWaterhouseCoopers LLP Age: 57 Director since: 2018 Committees: Audit

Business Experience

Ms. Hobby served as a global strategy partner at PwC from 2013 until her retirement in June of 2015. She joined PwC in 1983 and became a partner in 1994. During her 33-year career at the firm, she held various leadership roles, including serving as PwC’s Technology, Media and Telecom Sector Leader from 2008 to 2013, and as Chief Financial Officer from 2005 to 2008.

Current Directorships

Ms. Hobby has served as a director of Integer Holdings Corporation (NYSE: ITGR) (and its predecessor company, Greatbatch, Inc.), a medical device manufacturing company, since 2015, and is currently chair of its audit committee and a member of its science and technology committee. Ms. Hobby has also served as a director of Texas Instruments Incorporated (Nasdaq: TXN), a designer of semiconductors, since 2016, and serves on its audit committee.

Qualifications

Ms. Hobby’s qualifications include: extensive executive leadership experience at a large, complex, global firm; extensive audit knowledge and experience in audit- and financial control-related matters and technology; and public company governance experience as a member of boards and member or chair of board committees of public companies.

ROHIT KAPOOR
Vice Chairman and CEO ExlService Holdings, Inc. Age: 53 Director since: 2011 Committees: Audit Corporate Gov.

Business Experience

Mr. Kapoor has been Vice Chairman and Chief Executive Officer of ExlService Holdings, Inc. (“EXL Holdings”) (Nasdaq: EXLS), a provider of outsourcing and transformation services, since April 2012 and has been a director of EXL Holdings since 2002. Mr. Kapoor co-founded ExlService.com, Inc. (“EXL Inc.”), a wholly owned subsidiary of EXL Holdings, in April 1999. Mr. Kapoor served as EXL Holdings’ President and Chief Executive Officer from May 2008 to April 2012, its Chief Financial Officer from November 2002 to June 2005 and from August 2006 to March 2007, as its Chief Operating Officer from June 2007 to April 2008 and as President and Chief Financial Officer of EXL Inc. since August 2000. Prior to founding EXL Inc., Mr. Kapoor served as a business head of Deutsche Bank from July 1999 to July 2000. From 1991 to 2000, Mr. Kapoor served in various capacities at Bank of America in the United States and Asia, including India.

Current Directorships

As stated above, Mr. Kapoor has served as a director of EXL Holdings (Nasdaq: EXLS) since 2002. Mr. Kapoor has served as a director of the Tri-State chapter of Pratham USA, an education non-profit organization, since March 2014. Mr. Kapoor joined the Board of Directors of the America India Foundation, a non-profit organization, in February 2018.

Qualifications

Mr. Kapoor’s qualifications include: extensive leadership experience at a public company; extensive accounting experience; international experience; entrepreneurial experience; governance experience as a member of the board of a public company; and a deep understanding of operational efficiencies.

CA TECHNOLOGIES - 2018 Proxy Statement	21

JEFFREY G. KATZ
CEO Journera, Inc. Age: 63 Director since: 2015 Committees: Audit M&A

Business Experience

Mr. Katz served as Chief Executive Officer of Journera, Inc., a travel technology company, since 2016. Previously, he served as Chief Executive Officer of Wize Commerce, Inc., a provider of online monetization and traffic acquisition technology solutions, from 2010 to 2014. Prior to joining Wize Commerce, Mr. Katz served as President and Chief Executive Officer of LeapFrog Enterprises, Inc., a provider of digital educational entertainment solutions for children, from 2006 to 2010. In addition, he served as the Executive Chairman of LeapFrog Enterprises from 2010 to 2011. Previously, Mr. Katz served as the Founding Chairman, President and Chief Executive Officer of Orbitz Worldwide, Inc., a global online travel company from 2000 to 2004. Mr. Katz also served as Chief Executive Officer of Swissair, formerly Switzerland’s national airline, and held various leadership positions at American Airlines Group, Inc. (formerly AMR Corporation) and Lawrence Livermore National Laboratory, a federal science research facility.

Current Directorships

None.

Previous Directorships

Mr. Katz served as a director of R.R. Donnelley & Sons Company, a digital and print communications business, from 2013 to 2018, Digital River, Inc., a provider of online commerce, payments and marketing solutions, from 2014 to 2015, LeapFrog Enterprises from 2005 to 2011, Northwest Airlines Corporation from 2005 to 2008 and Orbitz from 2000 to 2004.

Qualifications

Mr. Katz’s qualifications include: extensive executive leadership experience at large, complex companies; extensive experience in the technology industry; international experience; and governance experience as a member or chair of boards and board committees of public companies.

KAY KOPLOVITZ
Chairman and CEO Koplovitz & Co., LLC Age: 73 Director since: 2008 Committees: Compensation M&A, Chair

Business Experience

Ms. Koplovitz has been Chairman and Chief Executive Officer of Koplovitz & Co., LLC, a media and investment firm, since 1998. She is a founder of USA Network, an international cable television programming company, and served as its Chairman and Chief Executive Officer from 1977 to 1998. Ms. Koplovitz launched the Sci-Fi Channel (currently Syfy) in 1992. In 2016, Ms. Koplovitz co-founded the Springboard Growth Capital to invest in companies in technology and life science led by women.

Current Directorships

Ms. Koplovitz currently serves on the boards of Ion Media Networks, Inc., a privately held television and media company, The Paley Center for Media (formerly the Museum of Television and Radio) (where she has emeritus status), the International Tennis Hall of Fame, and as Chairman of Springboard Enterprises, a non-profit organization that supports emerging growth ventures led by women.

Previous Directorships

Ms. Koplovitz served on the board of Time Inc., a media and publishing company, from 2014 until its acquisition by Meredith Corporation in 2018. She was a director of General Reinsurance Corporation, a property/casualty and life/health reinsurance company, from 1990 to 1998, was a director of Nabisco, a manufacturer of cookies and snacks, from 1992 to 2000, served as a director and member of the governance committee of Oracle Corporation, a database software and middleware company, from 1998 to 2001, was a director of Instinet Group, Inc., an electronic brokerage services provider, from 2001 to 2007, served as Chairman of Joy Berry Enterprises, Inc., a privately held publisher of children’s books, from 2008 to 2013, was a director of Kate Spade & Company (formerly Fifth & Pacific Companies, Inc. and Liz Claiborne, Inc.), a designer and marketer of fashion apparel and accessories, from 1992 to 2015, where she also served as non-executive Chairman of the Board from 2007 to 2013, and, as stated above, served as Chairman of USA Network from 1977 to 1998.

Other Experience

Ms. Koplovitz is a member of the Board of Visitors, College of Letters and Science at the University of Wisconsin-Madison.

Qualifications

Ms. Koplovitz’s qualifications include: extensive executive leadership experience at a large, complex company; entrepreneurial experience; extensive marketing and sales experience; technology experience; venture capital investment experience; and public company governance experience as a member or chair of boards and board committees of public companies.

CA TECHNOLOGIES - 2018 Proxy Statement	22

CHRISTOPHER B. LOFGREN
President and CEO Schneider National, Inc. Age: 59 Director since: 2005 Committees: Compensation Corporate Gov., Chair

Business Experience

Mr. Lofgren has been President, Chief Executive Officer and a director of Schneider National, Inc. (“Schneider National”) (NYSE: SNDR), a provider of transportation and logistics services, since 2002. He served as Chief Operating Officer of Schneider National from 2001 to 2002, Chief Executive Officer of Schneider Logistics, a subsidiary of Schneider National, from 2000 to 2001, Chief Information Officer of Schneider National from 1996 to 2000, and Vice President, Engineering and Systems Development of Schneider National from 1994 to 1996. Prior to joining Schneider National, Mr. Lofgren held several positions at Symantec Corp., a security, storage and systems management solutions company, including Interim General Manager, Director of Engineering and Senior Engineer Manager. Prior to Symantec, Mr. Lofgren was a Senior Staff Engineer with Motorola, Inc., a telecommunications company.

Current Directorships

As stated above, Mr. Lofgren has served as a director of Schneider National since 2002. In addition, Mr. Lofgren currently serves on the board of directors of the U.S. Chamber of Commerce and the American Transportation Research Institute, a research trust affiliated with the American Trucking Associations.

Previous Directorships

Mr. Lofgren served as a director of the American Trucking Associations from 2005 to 2013.

Other Experience

Mr. Lofgren currently serves on the Senior Advisory Board of Junior Achievement of Wisconsin in Brown County. He was inducted into the National Academy of Engineering in 2009.

Qualifications

Mr. Lofgren’s qualifications include: extensive executive leadership experience at a large, complex company; extensive technology experience; understanding of regulatory compliance through Schneider National’s highly regulated industry; and international business management experience.

RICHARD SULPIZIO
Former President and CEO Qualcomm Enterprise Services Age: 68 Director since: 2009 Committees: Compensation, Chair Corporate Gov.

Business Experience

Mr. Sulpizio served as President and Chief Executive Officer of Qualcomm Enterprise Services, a division of Qualcomm Incorporated (“Qualcomm”) responsible for mobile communications and services to the transportation industry, from December 2009 to February 2013. He served as Senior Advisor of Qualcomm Enterprise Services from February 2013 to November 2013. Mr. Sulpizio served as President and Chief Operating Officer of Qualcomm, a developer of wireless technologies, products and services, from 1998 to 2001 and served in various other executive positions between 1991 and 1998. He served as a director of Qualcomm from 2000 to 2007. Mr. Sulpizio served as President and Chief Executive Officer of MediaFLO, USA, Inc., a Qualcomm subsidiary involved in bringing multimedia services to the wireless industry, from 2005 to 2006. Mr. Sulpizio served as President of Qualcomm Europe in 2004 and President of Qualcomm China from 2002 to 2003. Before joining Qualcomm, Mr. Sulpizio worked for eight years at Unisys Corporation, a worldwide information technology company, and 10 years at Fluor Corporation, an engineering and construction company.

Current Directorships

Mr. Sulpizio has served as a director of ResMed Inc. (NYSE: RMD), a global developer, manufacturer and marketer of medical products, since 2005, where he had previously served on its governance committee and is currently chair of its compensation committee.

Previous Directorships

As stated above, Mr. Sulpizio served as a director of Qualcomm from 2000 to 2007.

Other Experience

Mr. Sulpizio serves on the advisory board of the University of California San Diego’s Sulpizio Family Cardiovascular Center.

Qualifications

Mr. Sulpizio’s qualifications include: extensive executive leadership experience at a large, complex, global public company; extensive technology experience; international management experience; and public company governance experience as a member or chair of boards and board committees of public companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE (PROPOSAL 1).

CA TECHNOLOGIES - 2018 Proxy Statement	23

PROPOSAL 2   RATIFICATION OF APPOINTMENT OF

                           INDEPENDENT REGISTERED PUBLIC

                          ACCOUNTING FIRM

KPMG LLP has been appointed by the Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2019. KPMG LLP has been the Company’s independent registered public accounting firm since the fiscal year ended March 31, 2000. The Audit Committee believes that the continued retention of KPMG LLP is in the best interests of the Company and our stockholders. As provided in the Audit Committee’s Charter, (1) the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements and its effectiveness of internal control over financial reporting; and (2) the Audit Committee is directly involved in the selection of its independent registered public accounting firm’s lead engagement partner. Our Audit Committee Charter also provides that periodically the Audit Committee “will consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.”

In determining whether to reappoint KPMG LLP as our independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with KPMG LLP, an assessment of the professional qualifications and past performance of the lead engagement partner and KPMG LLP, and the potential impact of changing independent registered public accounting firms. Through more than 18 years of experience with us, KPMG LLP has gained institutional knowledge and expertise regarding our operations, accounting policies and practices and internal control over financial reporting.

In accordance with SEC rules and KPMG LLP’s policies, engagement partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring engagement partners, the maximum number of consecutive years of service in those capacities is five years. The process for selection of our lead engagement partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, discussion by the full Audit Committee and with our management, as well as discussion between the Chair of the Audit Committee and KPMG LLP leadership. KPMG’s current lead engagement partner was selected in 2017.

Although our By-laws do not require the submission of the selection of our independent registered public accounting firm to our stockholders for approval or ratification, the Audit Committee considers it desirable to obtain the views of our stockholders on that appointment. If our stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider its selection of the firm as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Audit and Other Fees Paid to KPMG LLP

The fees billed by KPMG LLP for professional services rendered for the fiscal years ended March 31, 2018 and March 31, 2017 are reflected in the following table:

Fee Category	Fiscal Year 2018 Fees	Fiscal Year 2017 Fees
Audit Fees	$12,087,857	$10,141,268
Audit-Related Fees	$ 1,329,038	$ 2,123,390
Tax Fees	$ 832,961	$ 598,255
All Other Fees	—	—
Total Fees	$14,249,856	$12,862,913

CA TECHNOLOGIES - 2018 Proxy Statement	24

Audit Fees

Audit fees relate to: audit work performed in connection with the audit of our financial statements for the fiscal years ended March 31, 2018 and 2017 included in our Annual Reports on Form 10-K; the audit of the effectiveness of our internal control over financial reporting at March 31, 2018 and 2017; the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended March 31, 2018 and 2017; as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters to underwriters and lenders, statutory audits of foreign subsidiaries, consents to reissue its reports, review of SEC filings and comment letters, audit procedures over the Company’s implementation of the new revenue standard, and discussions surrounding the proper application of financial accounting and reporting standards.

Audit-Related Fees

Audit-related fees are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including employee benefit plan audits and special procedures required to meet certain regulatory requirements. The audit-related fees for fiscal years 2018 and 2017 primarily include services in connection with: software license compliance; readiness support for Federal Risk and

Authorization Management Program; engagements under Statement on Standards for Attestation Engagements No. 16, Reporting on Controls at a Service Organization (formerly Statement on Auditing Standards (“SAS”) No. 70); benefit plan audits; agreed upon procedures over U.S. Department of Justice settlement compliance; and greenhouse gas emissions reporting.

Tax Fees

Tax fees reflect all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel.

The tax fees for fiscal years 2018 and 2017 primarily include services in connection with international and U.S. tax compliance matters.

All Other Fees

KPMG LLP did not provide any other services during fiscal years 2018 and 2017. The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of KPMG LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures requiring Audit Committee pre-approval of the performance of all audit, audit-related and non-audit services (including tax services) by our independent registered public accounting firm. The Audit Committee may consult with management in determining which services are to be performed, but may not delegate to management the authority to make these determinations. The Audit Committee has also delegated to its Chair the authority to pre-approve the performance of audit, audit-related and non-audit services by our independent registered public accounting firm (provided that tax services may be pre-approved only up to $100,000), if such approval is necessary or desirable in between meetings, provided that the Chair must inform the Audit Committee of such approval no later than its next scheduled meeting.

All of the services of KPMG LLP for fiscal years 2018 and 2017 described above were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2019 (PROPOSAL 2).

CA TECHNOLOGIES - 2018 Proxy Statement	25

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and internal controls for the fiscal year ended March 31, 2018 with management.

The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed under applicable Public Company Accounting Oversight Board standards.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight

Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2018 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Raymond J. Bromark, Chair

Jens Alder

Jean M. Hobby

Rohit Kapoor

Jeffrey G. Katz

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, describes our executive compensation program for fiscal year 2018. In particular, this CD&A explains how the Compensation Committee made fiscal year 2018 compensation decisions for our Named Executive Officers (NEOs), as defined by SEC rules, identified below:

•	Michael P. Gregoire, Chief Executive Officer (CEO);

•	Kieran J. McGrath, Executive Vice President and Chief Financial Officer (CFO);

•	Adam Elster, President, Global Field Operations*;

•	Ayman Sayed, President, Chief Products Officer; and

•	Lauren P. Flaherty, Executive Vice President and Chief Marketing Officer.

*	Mr. Elster ceased to serve as President, Global Field Operations as of May 3, 2018 and his employment with the Company will end on August 17, 2018.

This Compensation Discussion and Analysis is organized in four key sections:

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Executive Summary

Fiscal Year 2018 Business Performance Overview

From a financial perspective, we reported for fiscal year 2018:

•	revenue of $4.235 billion compared with $4.036 billion for fiscal year 2017, up 5% as reported and up 4% in constant currency(1);

•	GAAP(2) diluted earnings per share of $1.13, compared with $1.85 for fiscal year 2017;

•	cash flow from operations of $1.198 billion compared with $1.078 billion in fiscal year 2017, up 11% as reported and up 8% in constant currency(1); and

•	GAAP operating margin of 26%, compared to 28% in fiscal year 2017, and non-GAAP operating margin of 37%, flat from fiscal year 2017.(3)

We are pleased that CA delivered our second consecutive year of total revenue growth and achieved our guidance for the year. Our portfolio of solutions is more relevant today than ever before, as we enable customers to deliver rich, secure user experiences augmented by data and analytics. As we continue to evolve CA to take advantage of market opportunities, we are rebalancing resources to accelerate the shift of more of our business to a subscription-based model. We will be investing more heavily and in a more focused way against this strategic priority.(4)

In addition to these highlights, during fiscal year 2018, we continued to focus on the importance of a strong, ethical and diverse culture as a competitive advantage in achieving the Company’s objectives and are honored to have been recognized by a number of prestigious organizations during this fiscal year. CA was recognized as one of the National Association of Female Executives’ Top Companies for Executive Women during 2018 and we were named as a World’s Most Ethical Company by the Ethisphere Institute for the third year in a row. Other recognitions include IDG’s Computerworld List of 100 Places to Work in IT, Forbes’ America’s Best Employers and Working Mother magazine’s 100 Best Companies for the seventh year in a row. CA again scored a perfect 100 percent on the Corporate Equality Index released by the Human Rights Campaign Foundation, which rates workplaces on LGBTQ-related policies and practices, including, among others, non-discrimination workplace protections, domestic partner benefits, and public engagement with the LGBTQ community. As reflected by all these recognitions, CA believes that investing in employees at all levels by providing a total rewards program that offers competitive and unique benefits, while also providing career development opportunities to empower professional growth and development, enhances productivity and job satisfaction.

Fiscal Year 2018 Executive Compensation Highlights

•

We received continued strong support for our advisory vote on NEO compensation — 90% or more in favor over the last three fiscal years. We believe the strong approval was largely driven by our plan design and other attributes, which align our compensation with the Company’s short and long-term strategy and overall compensation philosophy.

•	The following illustration summarizes each component of our fiscal year 2018 executive incentive compensation program, and highlights how each component aligns with our pay-for-performance philosophy.

(1)	Constant Currency is a non-GAAP financial measure, as defined in “Supplemental Financial Information” below.

(2)	“GAAP” refers to the generally accepted accounting principles in the United States of America.

(3)	A reconciliation of non-GAAP financial measures to comparable GAAP financial measures is included in “Supplemental Financial Information” below.

(4)

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended March 31, 2018, as filed with the SEC on May 9, 2018, for a more detailed description of our fiscal year 2018 financial results.

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•

We believe that the substantial majority of an NEO’s compensation should be tied to performance and aligned with the interests of our stockholders. As shown in the table below for the CEO (and under the Compensation Dashboard below, with respect to the other NEOs),

•	93% of the CEO’s (and 83% on weighted average of the other NEOs’) fiscal year 2018 target total direct compensation is at-risk, performance-based compensation; and
•	80% of the CEO’s (and 66% on weighted average of the other NEOs’) fiscal year 2018 target total direct compensation is payable in Common Stock and subject to long-term Company performance.

FY18 Long-Term Incentive Plan (LTIP) Component of Incentive Pay Description Goal/Philosophy Annual Performance Cash Incentive Tied to revenue and new sales growth and operating margin achievement; for NEOs (other than CEO), 20% tied to individual performance Threshold achievement for revenue measure required for operating margin measure to pay above target Stock Options (20% of LTIP) Deliver value to executive if stock price increases Aligns executives with stockholders Subject to vesting over 3 year period Restricted Stock (20% of LTIP) Directly promotes retention and continuity for executives Aligns executives with stockholders; value tied to stock performance Subject to vesting over 3-year period Three-Year Performance Shares (60% of LTIP) Tied to longer-term company plans: based on revenue, operating margin, ARR and cash flow growth targets Aligns executives with stockholders; value tied to stock Performance Link pay directly to Company performance Focus executive team on overall business growth and profitability Hold executive team accountable for business decisions Focus on factors that influence stockholder value Align interests of executives with those of stockholders Attract, retain, and motivate key talent

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•

For fiscal year 2018, our annual performance cash incentive financial performance measures were revenue growth, new sales growth and operating margin performance. For the NEOs (other than the CEO), 20% of the fiscal year 2018 annual performance cash incentive target was also based on individual performance goals set by the CEO.

•	In fiscal year 2018, our revenue performance was below target and operating margin performance was above target, while we missed our new sales growth goals for the year. Based on overall performance:

•	The CEO’s fiscal year 2018 annual performance cash incentive paid out at 68.95% of target; and

•	The payout for the other NEOs ranged from 70.16% to 75.16% of target (depending on the achievement of their individual performance goals).
•

Overall, the Company exceeded its three-year performance goals under the fiscal year 2016-2018 three-year performance share awards and the payout according to its pre-established formula was at 120.13% of target. The targets for this award were set early in fiscal year 2016.

•

The fiscal year 2018-2020 three-year performance share awards were communicated early in fiscal year 2018 but will not pay out until after fiscal year 2020. The performance goals for these awards are described below.

•	The Company has initiated a more robust stockholder outreach program to solicit feedback from stockholders on a variety of corporate governance and other matters, including executive compensation.

CEO Target Opportunity Mix Cash [VALUE] Annual [VALUE] Fixed [VALUE] Base Salary [VALUE] Equity [VALUE] Long- Term [VALUE] Performance Based [VALUE] Annual Incentives [VALUE] Long-Term Incentives [VALUE] Cash vs Equity Annual vs Long-Term Fixed vs Performance Based Elements of Compensation

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Our Compensation Practices

WHAT WE DO	WHAT WE DON’T DO

Performance-Based Pay. The majority of our executives’ pay is at-risk and performance-based. 100% of at-risk, performance-based compensation is based on the achievement of individual performance goals, core business metrics or is subject to market risk based on stock price performance.

Single-Trigger Change in Control Severance Policy. Our change in control severance policy for our executive officers provides for double-trigger change in control benefits.

Appropriate Balance and Mix. Our incentive program provides an appropriate balance of annual and long-term incentives and includes multiple measures of performance that are tied to our strategies and goals and/or stock price performance.

No Guarantees. There is no guaranteed minimum payout under our annual or long-term incentive programs. There is no guaranteed increase in base salary year over year.

Limit Incentive Compensation Payouts. We maintain a cap on executive incentive compensation payments (150-200% of target) under the annual and long-term incentive programs, not taking into account stock price performance.

No Fixed-Term Employment Arrangements. We do not have any employment agreements with NEOs that provide for a fixed term of employment. Employment is at-will and can be terminated any time in accordance with the terms of any applicable employment arrangement or the Executive Severance Policy.

Cap on Operating Margin Payout. If the Company does not meet specified performance levels for revenue growth, payout of the operating margin metric will not exceed 100% of target under the annual performance cash incentive plan (intended to limit ability to receive above-target payouts solely by controlling expenses).

Annual Review. We perform an annual review of our executive compensation program and consider a variety of data to make decisions around plan design, amounts, components and mix of compensation, including an annual review of competitive market data for a select benchmark group.

Our Governance Practices

We believe that strong compensation-related governance practices are critical to successfully implementing our pay-for-

performance philosophy and serve the interests of our stockholders.

WHAT WE DO	WHAT WE DON’T DO

Annual Say-on-Pay. We seek stockholder feedback through an annual “say-on-pay” vote. We have achieved strong say-on-pay results, with 90% or more in favor over the last three fiscal years.	No Excise Tax Gross-Ups on a Change in Control. None of our executive officers is entitled to excise tax gross-ups in connection with a change in control.

Clawback. We have a “clawback” policy that applies to incentive compensation if an NEO engages in misconduct that results in substantial restatement of our financial statements. Additional “clawback” provisions apply to certain equity awards in the event of breach of non-competition and other restrictive covenants.

No Other Gross-Ups. We do not provide any gross-ups to NEOs, other than for certain relocation-related expenses that are available to all eligible employees.

Independent Advisors. The Compensation Committee has retained compensation consultants and advisors who are independent of Company management.	No Special Retirement or Pensions. There are no special retirement plans or pensions provided only to the NEOs. We do not offer any defined benefit pension or supplemental pensions.

Risk Mitigation. Our use of multiple performance measures, capped payouts, the Compensation Committee’s ability to exercise negative discretion and other design features are intended to minimize the incentive for executives to take overly risky actions. We review our incentive plans annually to confirm that they do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

No Hedging/Pledging. We prohibit our executives and directors from purchasing or selling derivative securities that are directly linked to our stock or from making “short-sales” of our stock. Pledging of any Company stock is also not permitted without the approval of the CEO and the Compensation Committee.

Stock Ownership Requirements. We have Stock Ownership Requirements ranging from two- to five-times base salary for each NEO. The CEO’s requirement is five times his annual base salary. We do not have stock ownership requirements for our non-employee directors since, as described below, their equity awards are granted in the form of deferred stock units that are not settled and paid out until termination of service.

No Option Repricing. Stock option repricing is prohibited without express stockholder approval. This includes amending outstanding options to lower their exercise price or canceling outstanding options and replacing them with new options.

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Fiscal Year 2018 CEO Target Compensation At-a-Glance

Mr. Gregoire’s fiscal year 2018 target total direct compensation was as follows:

The annual performance cash incentive was paid out based on the achievement of pre-established financial goals for fiscal year 2018 based on our internal operating plan and budget.

•	The actual payout of Mr. Gregoire’s fiscal year 2018 annual performance cash incentive was $1,206,625 (68.95% of target).

The target long-term performance incentive (LTIP) opportunity is made up of stock options and restricted stock which vest in approximately equal installments over three years from the date of grant and three-year performance shares which are paid out based on achievement against pre-established financial goals for three-year growth in revenue, operating margin and cash flow from operations. The fiscal year 2018-2020 three-year performance shares will pay out after the end of fiscal year 2020, when the performance period has completed.

•

The payout to Mr. Gregoire of the fiscal year 2016-2018 three-year performance shares (granted early in fiscal year 2016) was 195,284 shares, representing 120.13% of target. This was paid out in Common Stock.

Mr. Gregoire’s target LTIP opportunity increased from $9,250,000 for fiscal year 2017 to $10,750,000 for fiscal year 2018. The LTIP increase was based on a number of factors, including competitive market data, feedback from the independent members of the Board and his overall performance since joining the Company as CEO, as described below. This increase was delivered entirely through the long-term, at-risk, performance-based components of our program.

Compensation Philosophy

Our compensation philosophy is pay-for-performance. This compensation philosophy is intended to align executives’ compensation with performance against our short-term and long-term performance objectives. The compensation philosophy and compensation program design are also intended to provide compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. The manner in which our compensation philosophy is implemented may vary from year to year depending on evolving objectives and challenges.

Fiscal Year 2018 Incentive Compensation Plan Design — Alignment with Philosophy

After evaluating the outcome of recent “say-on-pay” votes, input from our independent compensation consultant and review of market practices, the Compensation Committee determined that the executive compensation program is aligned with the Company’s compensation philosophy and strategic objectives and decided to keep the fiscal year 2018 executive incentive

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compensation program substantially similar to the fiscal year 2017 program, as described above.

Consistent with our pay-for-performance philosophy, the Compensation Committee seeks to achieve the following outcomes:

Deliver superior stockholder return	Attract and retain talented senior executives whose judgment is vital to the continued success of the company

Ensure business is conducted in an ethical manner and that incentive compensation is designed in a way to discourage executives from engaging in excessive or inappropriate risk- taking	Engage and incent executives to achieve short-term and long - term goals

To achieve these desired outcomes, the Compensation Committee considers the following fundamental principles when determining compensation for NEOs and determines the appropriate strategies to reflect these principles in our NEOs’ compensation program.

Principle	Strategy
Support a performance-based culture	Reward executive performance based on the achievement of appropriate short-term and long-term financial, operating and strategic goals.
Adopt a total rewards holistic view	Promote the various components of an employment experience, including compensation, benefits, perquisites and career development.
Include substantial portion of “at-risk” compensation	Align a substantial portion of NEOs’ compensation to the Company’s financial, strategic, operational and stock price performance.
Ensure appropriate compensation component mix	Balance base salary, annual performance cash incentive, and LTIP compensation components of an executive’s overall compensation package to be competitive in the market.
Align to Company strategy

Annually review, assess, and implement changes, as appropriate, to ensure that the executive compensation program further aligns with our short-term and long-term strategy (including with respect to appropriate compensation mix and performance measures).

Align with stockholders’ interests

Establish programs and policies that are transparent, reflect strong governance practices and hold executives accountable to our stockholders. Design programs that seek to deliver stockholder return. Deliver a substantial portion of compensation in stock. Maintain executive stock ownership requirements.

Mitigate excessive risk taking

Compensation Committee has discretion to reduce any annual performance cash incentive or performance share award for any reason, including the basis upon which performance goals are achieved.

Payouts under incentive compensation programs are capped at 150%-200% of target.

Mandatory reduction of target performance incentive for failure to complete annual ethics training.

“Clawback” of compensation in the case of substantial Company financial restatements as a direct result of intentional misconduct or fraud. Clawback provisions have also been incorporated in equity grant agreements that could be triggered in the event the employee breaches certain restrictive covenants.

Annual risk assessment of compensation programs with management.

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Link between Pay and Performance — Looking Back

Our executive compensation program is designed to achieve relative alignment between Company performance and executive pay on the basis of performance relative to financial and operational plans and stock price.

As the Company has embarked on a multi-year transformation of our business, we have continued to set challenging targets and maintain a very high percentage of total compensation for all senior executives at risk, tying the vast majority of our CEO’s pay to the Company’s financial, operational and stock price performance. As our Company continues to evolve and transform, we have achieved or exceeded in certain aspects of our operating targets and goals, while missing others, and this is reflected in the payout of our performance-based awards over time.

The following reflects the linkage over the last five years for our annual cash incentive plan (not taking into account any individual performance component, which does not apply to our CEO) and with respect to payouts of the three-year performance shares under our LTIP. We note that the fiscal years 2012-2014 and 2013-2015 three-year performance based-awards were granted prior to our current CEO’s tenure.

*	Information regarding fiscal years preceding fiscal year 2018, can be found in the fiscal years 2014, 2015, 2016 or 2017 proxy statements, as applicable and as previously filed with the SEC.

As described in this CD&A, the LTIP also includes stock options and restricted stock (except that prior to fiscal year 2015, the LTIP was comprised of three-year performance shares and stock options only), the value of which is closely tied to the Company’s stock price performance and/or appreciation.

Planning for Fiscal Year 2019 — Looking Ahead

Our business model and strategy continue to evolve, in recognition of the pace of change in technology and the changing needs and expectations of our customers. Customers are increasingly looking at SaaS or subscription-based products and our strategy and business model is transitioning in line with those customer needs. The Company has been building the foundation to increase business that is generated from subscription and recurring sources going forward.

In addition to the shift in our business model, beginning April 1, 2018, the Company is subject to the new revenue recognition standard under ASC 606. The new global accounting standard applies to all industries, and changes how we historically recognized revenue by requiring us to recognize revenue upon the transfer of goods to customers, regardless of whether it’s a subscription or perpetual license.

In light of these changes, going forward, one of the Company’s key performance measures will be Annual Recurring Revenue (ARR), which is an industry standard measure used by management and stockholders to gauge the performance of software companies.

In line with the foregoing, our fiscal year 2019 incentive compensation plans will reflect ARR as a key performance measure in both the short- and long-term incentive programs.

Stockholder Engagement

The Company values the input of our stockholders on our governance and compensation programs. We hold an advisory vote on executive compensation on an annual basis and the Compensation Committee considers the outcome of each vote,

CA TECHNOLOGIES - 2018 Proxy Statement	34

and any comments from stockholders, when reviewing our executive compensation programs each year. At our fiscal year 2017 annual stockholders meeting, over 90% of the votes cast approved, on an advisory basis, our named executive officers’ compensation for fiscal year 2017.

Members of our executive team and investor relations team regularly engage with institutional stockholders throughout the year, providing an opportunity to discuss views around performance, strategy, capital allocation, governance, executive compensation or any other matters. In addition to our ongoing dialogue with some of our largest stockholders, in 2018, we hosted a Financial Analyst Meeting that provided broader access across our stockholder base to a number of our executives.

In 2018, we also initiated a more robust governance-focused stockholder engagement program whereby we reached out to stockholders collectively owning approximately 56% of our total outstanding shares as of March 31, 2018. As of June 15, 2018, we engaged with stockholders collectively owning approximately 37% of our total outstanding shares as of March 31, 2018 (including discussions with Careal Property Group AG, which owns approximately 25% of our total outstanding shares as of March 31, 2018).

We expect to utilize stockholder engagement opportunities, among other things, to engage in continuous dialogue and solicit feedback on our governance and executive compensation programs and related disclosures in the future, and all relevant feedback received during such stockholder outreach is shared with the Board for its consideration.

Discussion and Analysis

This section provides more detailed information about our executive compensation program in the following order:

Elements of Compensation	Designing Compensation Opportunities and Objectives	Fiscal Year 2018 Executive Compensation Payout Decisions

• Compensation Dashboard

• Base Salaries

• Fiscal Year 2018 Annual Performance Cash Incentive Awards

• Fiscal year 2018 Long-Term Incentive (LTIP) Awards

• Fiscal Year 2016-2018 Three-Year Performance Share Awards

• Role of Compensation Committee

• Designing Salary and Incentive Compensation Opportunities

• Role of the Compensation Consultant

• Role of Executive Management

• Use of Compensation Benchmarking Data

• Determining Annual Performance Cash Incentive Award Payouts • Determining Payout of Fiscal Year 2016-2018 Performance Share Awards

Elements of Compensation

The elements of compensation for our NEOs for fiscal year 2018 were base salary, annual performance cash incentive compensation, long-term incentive compensation, broad-based employee benefit programs and limited perquisites, supporting a holistic total rewards philosophy, as summarized in the Compensation Dashboard below.

The Company does not have a pre-established policy or target pay mix for allocating between fixed and variable compensation. However, the allocation is influenced by the Compensation Committee’s assessment of the practices of companies in the compensation benchmarking group and our short-term and long-term strategic objectives. The Compensation Committee believes that executive compensation should drive sustained performance, with target pay delivered for achieving our strategic, financial and operating objectives and with an opportunity to receive above or below target for performance that exceeds or fails to meet those objectives. Accordingly, NEO compensation is heavily weighted towards performance-based variable compensation, including annual performance cash incentives and long-term equity incentives, rather than fixed compensation or base salaries.

The numbers in the following Compensation Dashboard reflect the percentage that each compensation element represents of the CEO’s fiscal year 2018 target total direct compensation.

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Compensation Dashboard

COMPENSATION DASHBOARD — CEO Fiscal Year 2018 Target Total Direct Compensation*

For the other NEOs, on weighted average, the mix is 17% base salary, 17% annual performance cash incentive, 13% stock options, 13% restricted stock and 40% three-year performance shares.

*

The target total direct compensation amounts include base salary, annual performance cash incentive targets and LTIP awards granted annually. We include restricted stock as “at-risk” in our analyses since its value is directly tied to stock price performance and is realized only upon continued employment through the vesting dates.

Other Elements of NEO Compensation

Benefits and Retirement Programs	Limited Perquisites
(e.g., medical, dental, disability and other welfare programs, retirement, deferred compensation, severance, change in control benefits, etc.)	(e.g., relocation-alternative housing arrangements, personal use of Company transportation, financial planning, etc.)
NEOs generally participate in the same benefit plans as the broader Company employee population in the U.S.	Perquisites aid in the attraction of executives by providing a limited number of personal benefits that allow executives to have greater focus on business matters and increased productivity.
We also offer a 401(k) defined contribution plan (and related supplemental plans) to U.S. employees. We do not have any defined benefit pension or supplemental pension plans.	Not all NEOs receive or participate in the example perquisites.
Additional details provided under “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our NEOs.”	Additional details are provided below in the Fiscal Year 2018 Summary Compensation Table.

Base Salaries

The Company compensates its NEOs with an annual base salary for services rendered during the year. Base salaries are essential for the attraction and retention of talented executive officers. The annual base salaries for our NEOs are reviewed annually when the Compensation Committee reviews its compensation benchmark information. Base salary does not automatically or necessarily increase each year.

Performance-Based Pay 93% OF TARGET TOTAL DIRECT CoMPENSATION IS AT-RISK, PERFORMANCE-BASED 80% IS DELIVERED IN OUR COMMON STOCK LTIP 16% 7% 13% 16% 48% Base Salary (7%) Annual Performance Cash Incentive Target (13%) Stock Options (16%) 3-Year Performance Shares (48%) Restricted Stock (16%)

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Fiscal Year 2018 Annual Performance Cash Incentive Awards

Annual performance cash incentive awards provide an opportunity for NEOs to earn cash after the end of the fiscal year, based on the level of attainment of performance goals approved by the Compensation Committee at the beginning of the fiscal year.

For the fiscal year 2018 annual performance cash incentive award, the performance measures and weightings for the NEOs were as summarized in the chart below:

PERFORMANCE MEASURE*	CEO (Weighting)	Other NEOs (Weighting)	Maximum Payout Opportunity (as % of Target)
Revenue Growth	50%	40%	150%
Operating Margin	25%	20%	150%
New Sales Growth**	25%	20%	200%
Individual Performance Goals**	N/A	20%	150%

*	See also the Performance Measure Definitions at the end of this CD&A.

**	Any payment for this performance measure is contingent on achieving threshold revenue performance.

The new sales growth metric is included to motivate NEOs to increase their near-term focus on new sales growth and its direct link to long-term revenue growth. There is a cap on the payout for operating margin results such that, if the specified threshold level for the revenue growth performance measure is not achieved, the operating margin performance measure does not pay above target level even if operating margin performance exceeds target. This cap is intended to limit the ability to receive above-target payouts solely by controlling expenses. This cap was triggered in prior years and had a significant impact on annual performance cash incentive payouts.

Our NEOs were assigned these financial metrics and weightings because they are aligned with our overall business plan for fiscal year 2018, which is consistent with focusing the executive management team on overall business growth and profitability and holding the executive management team accountable for business decisions.

Beginning in fiscal year 2017, the Compensation Committee determined to add an individual performance component to the fiscal year annual performance cash incentive for all executive officers, other than the CEO. For these NEOs, 20% of their annual performance cash incentive target is tied to individual goals that aligned to two high-level themes that were identified by the CEO and approved by the Compensation Committee earlier in the fiscal year. As described in more detail below, these goals focused primarily on talent development and employee engagement, as well as progress made to set up our business to focus on subscription-based revenue. Additional information about the themes and the payout decisions for the NEOs this year are reflected below under “Fiscal Year 2018 Executive Compensation Payout Decisions — Determining Annual Performance Cash Incentive Award Payouts.”

Fiscal Year 2018 Long-Term Incentive (LTIP) Awards

The Company allocates a substantial portion of its executive compensation to performance-based equity awards in the form of Common Stock so that our executives’ interests are aligned with our stockholders’ interests. For fiscal year 2018, the total target value of each NEO’s LTIP consisted of a combination of stock options, restricted stock and three-year performance shares, as follows:

FY18 LTIP Target Award Restricted Stock: 20% of Target Measures: Change in value of shareprice and appreciation key terms: 3-year vesting Stock Options: 20% of Target Measures: Share price and appreciation key Terms: 10-year term; granted at fair value 3-Year Performance Shares: 60% of Target Measures: Share price and appreciation AND growth of Revenue, Operating Margin, ARR and Cash Flow from Operations Key Terms: Payout after three years

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All of the fiscal year 2018 LTIP equity awards were granted to the NEOs early in fiscal year 2018 as part of the Company’s annual grant process.

The stock options and restricted stock component vest in approximately equal installments over a three-year period following the grant date. The three-year performance share awards are settled in the form of unrestricted shares of Common Stock, which will be issued only after the Compensation Committee certifies the level of attainment of the applicable performance goals. The fiscal year 2018-2020 three-year performance shares were granted to NEOs because the Compensation Committee believes that these executives are principally responsible for leading the execution of the Company’s long-term strategy.

The Compensation Committee prefers to set three-year performance goals at the beginning of each performance period, providing clear and formulaic long-term financial goals for the executives. Due to the transition to the new revenue recognition standards under ASC 606, however, as well as uncertainty around changes in tax legislation, management and the Compensation Committee encountered difficulty in setting all the three-year performance measures at the beginning of fiscal year 2018, as it has done in previous years. The Company’s strategy shift to focus on increasing business generated from subscription-based sources also created additional complexity in setting long-term performance goals. Recognizing the importance of focusing the executive management team on long-term performance and on the Company’s most relevant key performance indicators, the Compensation Committee determined to take a two-step approach in setting the goals for the fiscal year 2018-2020 LTIP. It determined to set the goals for the performance measures that were understood, tracked and reported at the beginning of the performance period and it committed to finalizing the remaining goals at the beginning of fiscal year 2019. In fiscal year 2019, the Compensation Committee expected to have a better understanding of the ASC 606 revenue recognition impact and strategic goals and, therefore, would be better prepared to identify the appropriate targets and measures to incentivize the executive management team.

Accordingly, for this one-time transition period, the Compensation Committee approved the performance measures and goals in early fiscal year 2018, as follows:

•	One-Year Revenue Growth under the ASC 605 Standards (10% weighting).

•	One-Year Operating Margin Growth under the ASC 605 Standards (10% weighting).

•	Three-Year Pre-Tax Cash Flow from Operations (CFFO) Growth (40% weighting).

At the beginning of fiscal year 2019, the Compensation Committee supplemented the performance measures listed above with the following:

•	Two-Year ARR Target (40% weighting).

The number of shares of Common Stock underlying fiscal year 2018-2020 three-year performance shares that our NEOs may earn is reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the Fiscal Year 2018 Grants of Plan-Based Awards table below. Because the three-year performance period ends with fiscal year 2020, the results for that performance period are not yet available and payouts are scheduled to occur after fiscal year 2020. The financial objectives for the fiscal year 2018-2020 three-year performance period reflected our internal, confidential business plan at the time each of the performance measures and targets were approved. At the time the fiscal year 2018-2020 three-year performance objectives were formulated, there was a substantial degree of difficulty with respect to achieving those objectives.

Additional details about each of the equity-based awards granted in fiscal year 2018 are provided below in the Fiscal Year 2018 Grants of Plan-Based Awards table.

For the fiscal year 2019 LTIP performance share awards (following this fiscal year 2018 transition year), the Compensation Committee set all three-year performance goals at the beginning of the performance period, consistent with its usual practice.

Fiscal Year 2016-2018 Three-Year Performance Share Awards

Fiscal Year 2016-2018 performance share awards were granted in fiscal year 2016 as part of the fiscal year 2016 LTIP award, to be settled by the issuance of unrestricted shares of Common Stock at the conclusion of the three-year performance period ended March 31, 2018, based on the Company’s performance under the following measures set for that performance period.

•	Three-Year Revenue Growth (50% weighting).

•	Three-Year Operating Margin (30% weighting).

•	Three-Year Cash Flow from Operations (CFFO) Growth (20% weighting).

Each of the NEOs, except for Mr. McGrath who was not an executive officer at the time, received a grant of the fiscal year 2016-2018 three-year performance share awards because the Compensation Committee believed that these executives are principally responsible for leading the execution of the Company’s long-term strategy. Mr. Sayed received his pro-rated grant at the time he joined in August 2015.

Details of the payout for these awards are shown below under “Fiscal Year 2018 Executive Compensation Payout Decisions — Determining Payout of Fiscal Year 2016-2018 Performance Share Awards.” The definitions for the performance measures are provided at the end of this CD&A.

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Designing Compensation Opportunities and Objectives

Role of Compensation Committee

The responsibilities of the Compensation Committee are set forth in the Compensation Committee’s charter, which is available on our website at www.ca.com/invest. The Compensation Committee:

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develops an executive compensation philosophy and objectives, establishes principles to guide the design and select the components of executive compensation and reviews the philosophy and strategy on an annual basis;

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approves the amount and the form of compensation, as well as the other terms of employment, of the Company’s executive officers (as defined in the applicable SEC regulations), including the CEO and the other NEOs;

•	reviews NEO stock ownership compliance;

•	to the extent applicable, reviews and certifies compensation that is intended to be tax-qualified under Section 162(m) of the U.S. Internal Revenue Code;

•	recommends to the Board approval of all executive compensation plans and programs; and

•	considers the results of the advisory vote on compensation of our NEOs (“say-on-pay”) and stockholder proposals concerning executive compensation plans and programs.

The Compensation Committee consists entirely of directors who are “independent” as described in applicable Nasdaq rules and the Company’s Corporate Governance Principles.

The Compensation Committee, together with independent members of the Board, oversees the performance and reviews the compensation of the CEO as well as executive management development and succession planning.

The Compensation Committee meets regularly in executive session, without management present, and reports to the full Board at each regular Board meeting.

Designing Salary and Incentive Compensation Opportunities

The Compensation Committee reviews the compensation opportunities (salary and incentive compensation) for executive officers when they are hired and promoted, and on an annual basis. In designing the compensation opportunities for our NEOs relating to fiscal year 2018, the Compensation Committee used its judgment in considering various factors, including:

•	our NEO’s responsibilities, experience, strategic importance, performance and potential;
•	competitive market or survey data and related competitive pay mix between base salary, annual incentives and long-term and/or equity incentives;

•	advice from the Compensation Committee’s independent compensation consultant;

•	recommendations from the CEO and the head of our human resources, regarding each other NEO;

•	feedback from the independent members of the Board regarding the CEO;

•	the Company’s performance; and

•	the Company’s compensation philosophy.

The Compensation Committee may consider other factors as it deems appropriate, such as internal pay fairness and retention risk. The Compensation Committee may also consider our past compensation history (including the compensation of an executive’s predecessor) and the executive’s compensation with the previous employer, including amounts forfeited in connection with a termination of their employment. Further, the Compensation Committee considers the results of recent “say-on-pay” votes.

Ultimately, it is the Compensation Committee’s evaluation of these factors that forms the basis for determining our NEOs’ salary and incentive compensation. The Compensation Committee does not set specific targets or benchmarks for overall compensation or for allocations between fixed and performance-based compensation, cash and non-cash compensation or short-term and long-term compensation, although for all NEOs the largest portion of pay is always performance-based and focused on long-term performance as shown in the Compensation Dashboard above. The Compensation Committee considers the factors listed above in approving compensation changes, without prescribing particular weightings to any of the factors.

The Compensation Committee determined fiscal year 2018 base salary, as well as target annual and long-term performance incentive opportunities for our NEOs in early fiscal year 2018 as part of the annual executive compensation review process, as follows.

Mr. Gregoire

As part of the Compensation Committee’s annual executive compensation review process in fiscal year 2018, Mr. Gregoire’s target long-term performance incentive opportunity was increased to $10,750,000, a 16% increase from the prior year. This portion of Mr. Gregoire’s compensation is entirely in equity-based compensation and subject to the achievement of pre-established performance objectives and/or vesting over time.

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In determining Mr. Gregoire’s compensation opportunities, including his most recent increase, the Compensation Committee considered the factors listed above, including competitive market data, feedback from the independent members of the Board and his overall performance since joining the Company as CEO. Among other factors, the Compensation Committee considered the Company’s achievement of fiscal year 2017 financial and operational results under Mr. Gregoire’s leadership and his role in repositioning the product portfolio and refining the Company’s go-to-market strategy as well as his role in the strategic acquisitions completed by the Company.

Mr. McGrath

Mr. McGrath was appointed interim CFO as of July 26, 2016 and remained in that role until November 7, 2016 when the Board promoted him to Executive Vice President and CFO of the Company. Prior to his promotion as CFO, Mr. McGrath served as our Senior Vice President and Corporate Controller.

The Compensation Committee approved an overall increase of approximately 23% to Mr. McGrath’s target total direct compensation for fiscal year 2018, with the largest portion of the increase reflected in his at-risk or performance-based pay. Mr. McGrath’s annual base salary, target annual performance cash incentive and target long-term performance incentive opportunity was increased to $600,000, $600,000 and $2,000,000, respectively.

In designing the compensation awarded to Mr. McGrath, the Compensation Committee considered the factors listed above including, in particular, the competitive market data for his role, his experience, his performance with the Company since appointed CFO and the strategic importance of his role.

Other NEOs:

For the other NEOs, the Compensation Committee determined the following adjustments to compensation as part of its annual executive compensation review process in early fiscal year 2018:

Mr. Elster

Mr. Elster’s target long-term performance incentive opportunity was increased to $2,800,000, an 8% increase from the prior year, taking into account the factors listed above. This portion of Mr. Elster’s compensation is entirely in equity-based compensation and subject to the achievement of pre-established performance objectives and/or vesting over time.

Mr. Sayed

The Compensation Committee approved an overall increase of approximately 14% to Mr. Sayed’s target total direct compensation for fiscal year 2018, with the largest portion of the increase reflected in his at-risk or performance-based pay. Mr. Sayed’s annual base salary, target annual performance cash incentive and target long-term performance incentive opportunity was increased to $630,000, $630,000 and $2,390,000, respectively, taking into account the factors listed above.

Ms. Flaherty

As part of the Compensation Committee’s annual executive compensation review process in fiscal year 2018, Ms. Flaherty’s target long-term performance incentive opportunity was increased to $2,350,000, a 7% increase from the prior year, taking into account the factors listed above. This portion of Ms. Flaherty’s compensation is entirely in equity-based compensation and subject to the achievement of pre-established performance objectives and/or vesting over time.

The target fiscal year 2016-2018 LTIP opportunity for the NEOs, other than Mr. McGrath (who was not an executive officer at the time of grant), was determined early in fiscal year 2016, based on the factors listed above. Mr. Sayed’s target opportunity was determined at the time of his hire in August 2015.

Role of the Compensation Consultant

During fiscal year 2018, the Compensation Committee continued its engagement with Willis Towers Watson as its independent executive compensation consultant. Willis Towers Watson provided the Compensation Committee with the following services:

•	advised with respect to the design, form, components and amounts of compensation for executive officers;

•	advised and provided analysis on the appropriate composition and mix of the Company’s compensation benchmarking group;

•	reviewed the Company’s current compensation programs and opined on whether those programs were competitive and well-balanced;

•	reviewed and advised with respect to market trends, governance issues and developments and their potential effect on executive compensation programs; and

•	consulted with the Compensation Committee on appropriate performance metrics for the annual performance cash incentive and LTIP awards.

The scope of the services provided by Willis Towers Watson is described in an engagement agreement. Consistent with SEC rules and Nasdaq listing standards, the Compensation Committee reviews the independence of Willis Towers Watson on an annual basis, including other engagements or work performed during the fiscal year by Willis Towers Watson on behalf of the Company and/or the Board, and has concluded for

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this fiscal year that, once again, Willis Towers Watson is independent under the applicable rules. The Compensation Committee will evaluate the independence standards of its consultants on an annual basis. The Compensation Committee engaged Willis Towers Watson based on its experience, expertise and familiarity with the Company and the technology industry. A representative of Willis Towers Watson usually attends sessions of the Compensation Committee that deal with executive compensation matters. In addition, management also works with Willis Towers Watson at the direction of the Compensation Committee to prepare materials with respect to market data and best practices for the Compensation Committee’s consideration when making compensation decisions.

Role of Executive Management

The Compensation Committee considers the views and insights of the CEO and the head of our human resources in making compensation decisions for the other NEOs and other executives. The Compensation Committee believes that the input of these officers with respect to the business environment, the Company’s competitive status in various business areas, and the attributes and performance of individual executives is an essential component of the Compensation Committee’s process. No NEO provides any recommendation regarding the determination of his or her own compensation. Any recommendation by our CEO or head of human resources is based on available competitive market or survey data and their assessment of an executive’s individual contribution and performance, scope of responsibility, experience, potential, retention risk and strategic importance to the Company.

The CFO also has a role in the Compensation Committee’s process by providing insight into the Company’s key financial drivers and goals in the short- and long-term and by certifying the level of attainment of the pre-established financial performance goals for the annual and LTIP components of the executive compensation programs. The Compensation Committee considered the results as certified by the CFO in approving the level of attainment of the performance goals for the performance periods ending March 31, 2018 and the payouts based on that level of attainment.

Use of Compensation Benchmarking Data

The Compensation Committee, with the assistance of Willis Towers Watson, annually reviews a variety of data to assist in the design and determination of the amount, components and mix of compensation payable to the Company’s executive officers, including our NEOs. The Compensation Committee reviews data prepared by Willis Towers Watson, including competitive market data for the most comparable positions at a sample of other companies that the Company considers as its “peer group.” Using a methodology recommended by Willis Towers Watson and with its assistance, the Compensation Committee selected a benchmarking group that included the following attributes:

•	companies in the industry in which the Company’s business competes (i.e., Systems and Software);

•

companies in other similar technology industries (e.g., applications software, IT services, computer storage and peripherals, etc.) in which the Company competes for executive talent and for which information about their compensation programs is available;

•

a sample of companies of these types that has median revenues that approximate the Company’s revenue, since revenue size is considered by compensation consultants to typically have a high correlation with the scale and complexity of a business, and often similarly correlates to compensation levels; and

•	a company sample size that is sufficiently robust to offer a reasonable measure of statistical integrity and provide continuity with peer groups used in prior years.

The Compensation Committee annually evaluates the compensation benchmarking group to confirm that it remains appropriate. The compensation benchmarking group for fiscal year 2018 selected by the Compensation Committee was the same as the group for fiscal year 2017, as follows:

Fiscal Year 2018 Compensation Benchmarking Group

Adobe Systems Incorporated	Intuit Inc.	Seagate Technology plc
Autodesk, Inc.	Juniper Networks, Inc.	Symantec Corporation
Automatic Data Processing, Inc.	Microsoft Corporation	Synopsys, Inc.
Cadence Design Systems, Inc.	Nuance Communications Inc.	Unisys Corporation
CDK Global Inc.	Oracle Corporation	VMware, Inc.
Citrix Systems, Inc.	Red Hat, Inc.
Computer Sciences Corporation	salesforce.com, inc.

In general, the Compensation Committee does not, on a formulaic basis, set target direct compensation opportunity at a particular market percentile based on the peer group data.

Instead, the Compensation Committee used peer group information as a reference point and guide to make what is ultimately a decision based on informed judgment that balances

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the factors described above. This approach provides the Compensation Committee the flexibility needed to make compensation decisions based upon all of the facts and circumstances described above. The Compensation Committee will also consider survey data for a particular role that covers issuers beyond the peer group, as it deems appropriate.

Fiscal Year 2018 Executive Compensation Payout Decisions

Determining Annual Performance Cash Incentive Award Payouts

Financial Objectives

After the end of fiscal year 2018, the Compensation Committee reviewed the Company’s actual performance against the financial goals. The Compensation Committee discussed these results with the CEO and CFO, including the level of difficulty in achieving the targeted performance goals for fiscal year 2018. At the time the fiscal year 2018 performance objectives were formulated, there was a substantial degree of difficulty with respect to achieving the new sales growth goal and the target payout level would require performance above the level of our results for fiscal year 2017.

In fiscal year 2018, the Company’s fiscal year 2018 financial results reflected revenue performance below target and operating margin performance slightly above target in the annual performance cash incentive plan, while we failed to achieve threshold performance for our fiscal year 2018 new sales goals, resulting in the ultimate payout reflected in the table below.

For fiscal year 2018, the payout to each NEO, as reflected below, was below the maximum allowable funding level for tax deductibility purposes under Section 162(m), as described under “Other Important Compensation Matters — Tax Deductibility of Performance-Based Compensation” below.

Fiscal Year 2018 Annual Performance Cash Incentive Performance Metrics*	Relationship of Performance to Payout*							Target Award Earned
	Threshold		Target		Maximum		Actual Performance	Payout Percentage Credited
	Perf. Goal	Payout%	Perf. Goal	Payout%	Perf. Goal	Payout%
Revenue Growth	2.4%	25%	5.3%	100%	6.9%	150.0%	3.7%	80.5%
Operating Margin	34.3%	25%	35.8%	100%	37.3%	150.0%	36.6%	114.8%
Total Payout Factor Approved								68.95%

*	A reconciliation of non-GAAP financial measures in the above table to comparable GAAP financial measures is included in “Supplemental Financial Information” below.

Mr. Gregoire

Mr. Gregoire’s fiscal year annual performance cash incentive was based entirely on the achievement of the above financial performance goals.

•	Mr. Gregoire’s fiscal year 2018 annual performance cash incentive was paid out at 68.95% of target.

Individual Performance Objectives

For NEOs (other than the CEO), 20% of the fiscal year 2018 annual performance cash incentive award was based on the achievement of individual goals that the CEO communicated to each NEO earlier in the fiscal year. The individual goals were aligned with the following high-level themes that help focus executive management’s efforts in areas that are important to the shared success across all organizations and drive our corporate strategy:

•	Talent Development and Employee Engagement. These goals considered, among other factors: succession planning efforts; development of key talent and overall employee engagement; success in hiring and retaining strong performers; and ensuring the right leaders are in place to drive the corporate strategy.

Our business operates in a very dynamic environment. These individual factors are important because the labor market for the technology field continues to be highly competitive and attracting, developing and retaining key talent in this environment is incredibly important. The ability of our NEOs to hire, manage and inspire key talent across the globe is crucial to the success of our future.

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Building Foundation for Next-Gen Portfolio. In recognition of the pace of technological change and consumer expectations, as reflected in the growth of subscription-based services generally, executive management and the Board recognize that our shift to increasing subscription-based revenue is critical. In assessing each NEO’s individual performance, the CEO and the Compensation Committee considered that executive’s active engagement to help build a foundation of the business model for our Next-Gen portfolio, including:

•	Enabling a SaaS/Subscription business model;

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•	Creating processes, systems and internal framework to support a new SaaS/Subscription business model; and

•	Delivering a superior customer experience.

The CEO shared his views about each NEO’s achievements around these themes and objectives and made a recommendation to the Compensation Committee on the payout percentage of this component for each NEO. Following such review, the Compensation Committee approved the payouts for fiscal year 2018, as summarized below.

Mr. McGrath

The Compensation Committee determined that Mr. McGrath’s individual performance goals had been achieved at target. The Compensation Committee determined that, during his short tenure as CFO, Mr. McGrath met the talent development, employee engagement goals summarized above. Mr. McGrath was also critical in leading his team to transition to the new ASC 606 revenue recognition standard and to establish the framework to allow us to forecast and measure ARR performance, enabling the Company to transition to a recurring revenue business model.

•	Mr. McGrath’s overall fiscal year 2018 annual performance cash incentive was paid out at 75.16% of target.

Mr. Elster

The Compensation Committee determined that Mr. Elster’s individual performance goals had been achieved at 75% of target. The Compensation Committee considered Mr. Elster’s efforts in managing and leading a global sales organization and in setting up the sales organization to transition its focus to SaaS and subscription-based sales.

•	Mr. Elster’s overall fiscal year 2018 annual performance cash incentive was paid out at 70.16% of target.

Mr. Sayed

The Compensation Committee determined that Mr. Sayed’s individual performance goals had been achieved at target. The Compensation Committee considered Mr. Sayed’s achievements based on the themes outlined above and determined that he successfully managed and developed key talent within his organization and set up his leadership teams to focus on our Next-Gen portfolio. Mr. Sayed continued to make fundamental organizational changes to his leadership team, with an overall goal to deliver stronger and more relevant products for our customers as they compete in the application economy.

•	Mr. Sayed’s overall fiscal year 2018 annual performance cash incentive was paid out at 75.16% of target.

Ms. Flaherty

The Compensation Committee determined that Ms. Flaherty’s individual performance goals had been achieved at target. The Compensation Committee considered Ms. Flaherty’s achievements based on the themes outlined above and determined, among other things, she successfully managed and developed key talent within her organization and helped to advance the corporate strategy and corporate mission. The Compensation Committee also considered Ms. Flaherty’s role in continuing to gain strong brand resonance and her efforts in developing a strong digital marketing program to help accelerate our transition to a recurring revenue business model.

•	Ms. Flaherty’s overall fiscal year 2018 annual performance cash incentive was paid out at 75.16% of target.

Determining Payout of Fiscal Year 2016-2018 Performance Share Awards

At the end of fiscal year 2018, the Compensation Committee reviewed the Company’s actual performance against the performance measures established at the beginning of fiscal year 2016 for the fiscal year 2016-2018 three-year performance share awards based on the Company’s expectations at that time.

The Compensation Committee determined that the three-year performance share awards would be paid out as reflected in the following table. The payout was below the maximum allowable funding level for tax deductibility purposes under Section 162(m), as described under “Other Important Compensation Matters — Tax Deductibility of Performance-Based Compensation” below.

Fiscal Year 2016-2018 Three-Year Performance Shares Performance Metrics*	Relationship of Performance to Payout*							Target Award Earned
	Threshold		Target		Maximum		Actual Performance	Payout Percentage Credited
	Perf. Goal	Payout%	Perf. Goal	Payout%	Perf. Goal	Payout%
3-Year Revenue Growth	-3.5%	25.0%	0.5%	100.0%	3.0%	200%	-2.4%	65.9%
3-Year Operating Margin Growth	-4.1%	25.0%	-0.4%	100.0%	1.3%	200%	3.5%	200.0%
3-Year CFFO Growth	-5.6%	25.0%	4.7%	100.0%	9.4%	200%	7.7%	135.9%
Total Payout Factor Approved								120.13%

*	A reconciliation of non-GAAP financial measures in the above table to comparable GAAP financial measures is included in “Supplemental Financial Information” below.

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Other Important Compensation Matters

Tax Deductibility of Performance-Based Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation to $1 million per year for certain executive officers employed at year-end. While the Compensation Committee considers tax and accounting implications as one factor when considering executive compensation, they are not the only factors considered. There could be other important considerations and the Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductibility under applicable tax laws.

The Company’s annual and long-term incentive plans —including those established at the beginning of fiscal year 2018 — have been structured with the intent of being exempt from the deduction limitation of Section 162(m) based on an exception provided under the tax rules for “qualified performance-based” compensation.

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, however, effective for tax years beginning after December 31, 2017. Accordingly, compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain binding contracts in place as of November 2, 2017 (provided such contracts are not materially modified after that date). To the extent applicable to our existing contracts and awards, the Compensation Committee may choose to avail itself of the transition rule.

Despite the Compensation Committee’s efforts to structure the Company’s annual and long-term incentive plans in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and corresponding regulations, including the uncertain scope of the transition relief under the legislation, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m), in fact, will. Further, the Compensation Committee reserves the right to modify compensation that was originally intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

With respect to the incentive awards granted as part of fiscal year 2018 compensation, the Company followed the same approach it has followed since 2011 which was designed to give additional flexibility in the payout of awards while also satisfying the requirements of Section 162(m) regarding the deductibility of performance-based compensation. Under this design, at the beginning of the performance period the Compensation Committee:

•	established the performance metrics and objective performance goals relating to each award;

•	established a “162(m) plan” funding level that reflected the maximum amounts of cash or stock that may be payable upon achievement of those performance goals;

•	retained discretion to pay out the awards at a level below the 162(m) plan funding level; and

•	established a “core plan” funding level that reflected the expected payout of the awards upon achievement of those performance goals, which payout is lower than the 162(m) plan funding level.

After the performance period ends and we receive certification of the extent to which the performance goals were achieved, the awards are determined under the 162(m) plan funding level based on the certified extent of achievement. The Compensation Committee then considers other factors relating to the manner in which the performance goals were attained, including the effect of events that were unforeseeable when the performance goals were established. The Compensation Committee may exercise its discretion to pay out the awards at a lower level than the 162(m) plan funding level.

As described above, the Compensation Committee approved payouts for the fiscal year 2018 annual performance cash incentive plan and the fiscal year 2016-2018 three-year performance share awards based on its internal operating plans and budget for the applicable performance plan. The payouts under these plans each fell below their respective 162(m) plan funding levels. As noted above, however, for any payout that will occur after fiscal year 2018, there is no assurance that the amounts will be deductible.

Compensation Committee Discretion to Reduce Performance-Based Award Payouts

The Compensation Committee retains discretion to reduce the amount of any incentive compensation payout (including annual performance cash incentive and performance share awards) for any reason, including the results of the Compensation Committee’s review of the basis on which the performance goals were achieved. This review includes an examination of, among other things, the quality and long-term strategic alignment of the performance underlying the attainment of the performance goals, as well as the long-term risks associated with the manner in which the performance goals were attained.

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In addition, given the investments made by the Company in acquisitions, the Compensation Committee also evaluates and considers the performance of any acquisition during the fiscal year relative to the targets provided at the time such acquisition was approved.

Executive compensation payouts are also tied to the ethical standards of the Company. A failure to complete annual ethics training results in a mandatory 10% reduction of an executive’s target cash and long-term performance incentives. Moreover, in determining whether to exercise additional discretion to reduce payouts on the basis of issues relating to ethical standards, the Compensation Committee considers each executive’s contribution to the establishment and maintenance of high ethical and compliance standards throughout his or her organization and, in general, throughout the Company. Management also notifies the Compensation Committee of any incidents or reports of unethical behavior or other misconduct.

After the Compensation Committee’s evaluation of these matters after fiscal year 2018 ended, the Committee determined to pay the fiscal year 2018 annual performance cash incentive and fiscal year 2016-2018 three-year performance share awards at their respective core plan funding levels based on achievement of internal operating goals (as described above), without any adjustment.

Clawback Policy

The Compensation Committee maintains a compensation recovery (“clawback”) policy that is applicable in the event of a substantial restatement of our financial statements that is a direct result of the intentional misconduct or fraud of an executive officer or other senior executive. Under this policy, the Compensation Committee can, in its discretion, direct that we recover all or a portion of any award (which includes any cash or equity-based award or incentive compensation award) made to any executive officer or other senior executive who engaged in that intentional misconduct and/or fraud for any fiscal year that is negatively affected by the restatement. The amount the Compensation Committee can seek to recover is the amount by which the affected award exceeds the amounts that would have been payable to that executive had the financial statements been initially filed as restated, or any greater or lesser amount (but not greater than the entire affected awards in the given period). The Compensation Committee will determine how we may recover this compensation, including by seeking repayment, reduction of any potential future payments and/or an adjustment of what otherwise might have been a future increase in compensation or a compensatory grant.

In addition, the Company has included clawback provisions in certain agreements evidencing grants of restricted stock awards, restricted stock units and stock option awards entered into in fiscal year 2018. These provisions generally permit the Company to recover shares or gains from restricted stock, restricted stock units and stock options granted to an employee who violates the Company’s non-competition and non-solicitation provisions. The Compensation Committee believes that these provisions are important to the Company and its stockholders because they provide a means by which to recover compensation that was paid to an employee who subsequently breached restrictive covenant provisions intended to protect the Company and its assets.

Executive Stock Ownership Requirements

The objective of our Executive Stock Ownership Requirements is to align senior executives’ interests with those of stockholders and encourage growth in stockholder value. Our Executive Stock Ownership Requirements apply to a group of executives that includes our NEOs.

Under our Executive Stock Ownership Requirements, the amount of Common Stock each executive is required to own, which is stated as a multiple of the executive’s base salary, reflects each executive’s role and level of responsibility at the Company. Shares owned outright by the executive (including those held through our 401(k) plan) count towards meeting this objective. Unvested equity and unexercised stock options do not count towards fulfillment of this requirement. The CEO (or the Committee, in the case of a CEO request) may provide a modification or exception to the requirements.

The multiples that apply to our NEOs are as follows: (i) CEO (five times), (ii) CFO (three times) and (iii) other NEOs (two times). An NEO who is in compliance with the applicable stock ownership requirement may dispose of shares of Common Stock only so long as his or her remaining ownership of Common Stock equals or exceeds the applicable stock ownership requirement. If an NEO is not in compliance with the applicable stock ownership requirement, he or she must maintain a minimum retention ratio of 75% of the after tax value of any Common Stock that he or she receives upon vesting or exercise of any Company incentive award. Additionally, the Compensation Committee may, among other things, elect to reduce future equity awards or require cash incentives to be paid in shares of Common Stock for executives who do not meet the minimum stock ownership requirement.

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Anti-Hedging and Pledging Policies

As part of our policy against insider trading, our officers and other employees are prohibited from purchasing or selling (1) short-term or speculative securities that are based on Company securities and (2) financial instruments designed to hedge or offset any change in the market value of Company securities. Prohibited instruments include prepaid variable forward contracts, puts or calls and other exchange-traded options, swaps, collars, exchange funds and other derivative securities. “Short-sales” of Company securities are also prohibited. Pledging of any Company stock by NEOs is not permitted without the approval of the CEO and the Compensation Committee. These provisions also apply to our non-employee directors.

Equity Grant Timing Policy

The Compensation Committee and executive management monitor the Company’s stock option and equity grant policies to ensure that those policies comply with applicable regulations and are consistent with good corporate practice. Grants to executive officers are customarily approved by the Compensation Committee at a regularly scheduled meeting. The Compensation Committee may approve grants to executive officers at a special meeting or by unanimous written consent under special circumstances, such as those involving new hires, promotions or retention issues. Generally, the Compensation Committee will approve stock option or other equity awards granted to executive officers as part of the LTIP on the later of May 15th of the applicable fiscal year or the second trading day after the trading blackout period ends following the public announcement of the Company’s financial results for the fiscal year just ended.

The Compensation Committee has delegated authority to the CEO to make limited equity grants to non-executive officers at any time of the year, including for new hires, promotions or retention grants. Equity awards that are approved by the CEO or by the Compensation Committee outside of the annual LTIP cycle are granted on pre-established grant dates each month, typically on the next 15th of a month. The grants approved by the CEO are reviewed with the Compensation Committee on a quarterly basis.

Effect of Termination of Employment on Performance-Based Compensation

If an executive’s employment terminates before the end of the applicable performance period, the executive generally ceases to be eligible for any portion of the executive’s performance-based award, except as described below. Certain executive arrangements, including our Executive Severance Policy, may provide for the executive whose employment terminates by the Company without “cause” or by the executive for “good reason” prior to payout to be paid a prorated portion of his or her annual performance cash incentive bonus and three-year performance shares after the end of the performance period, based on the actual attainment of applicable performance goals. In addition, consistent with the terms of our LTIP awards, unless otherwise provided in an executive’s employment contract, an executive forfeits any unvested stock options and restricted stock awards upon termination of employment. Upon a “retirement,” as defined in our equity incentive plan, vested stock options can be exercised for up to one year following a termination of employment. If employment is terminated due to disability, an executive may be eligible for a prorated portion of the three-year performance shares after the three-year performance period based on the Company’s actual performance. In the event of the executive’s death, the executive’s estate would receive the prorated target amount of the executive’s annual performance cash incentive and a prorated portion of the three-year performance share target awards (in each case, based on the portion of the period completed through the date of death). All termination terms are also subject to the Compensation Committee’s discretion. For further information see “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our NEOs” below.

Employment and Separation Arrangements

Detailed descriptions of any employment or separation arrangements with our NEOs are provided below under “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our NEOs — Employment and Separation Arrangements.”

The Compensation Committee intends to enter into employment agreements or arrangements with executive officers only where it deems it necessary to recruit or retain the executive or where customary or required under local rules. We currently do not have any employment agreements with our

NEOs that provide for a fixed term of employment. The employment of each of our NEOs remains at-will and can be terminated at any time in accordance with the terms of the applicable employment arrangement.

In fiscal year 2015, the Compensation Committee adopted a standardized executive severance policy for the CEO and for the senior executives who report to the CEO. The policy provides for severance in the event of certain qualifying terminations. Additional details about this policy are provided below.

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Deferred Compensation Arrangements

The Company maintains a non-qualified Executive Deferred Compensation Plan, under which our executive officers, including our NEOs, may defer a portion of their annual performance cash incentive award. The Company also provides unfunded, supplemental plans to our 401(k) plan, which enable eligible employees, including the NEOs, to continue to make or receive employee and employer contributions in excess of the limitations imposed under the U.S. Internal Revenue Code. The Company does not provide any defined benefit pension or supplemental pension plan for NEOs.

Change in Control Severance Policy

As described below under “Compensation and Other Information Concerning Executive Officers — Other Compensation Arrangements Provided to Our NEOs —Change in Control Severance Policy,” the Change in Control Severance Policy is intended to maintain continuity of executive management in the event of a change in control of the Company. The Compensation Committee has broad latitude to amend this policy and to add or remove executives as participants under the policy, as it deems appropriate. The policy generally provides for certain payments and benefits upon a “double trigger” event (i.e., termination without “cause” or for “good reason” following a change in control).

There are currently no agreements with executive officers providing for excise tax gross-up provisions with respect to payments contingent upon a change in control.

Performance Measure Definitions

Fiscal Year 2018 Annual Performance Cash Incentive Awards

Revenue Growth	Growth in total revenue, as reported in the Company’s Annual Report on Form 10-K for fiscal year 2018 (the “Form 10-K”), excluding the impact of foreign currency exchange.

The revenue growth, new sales growth and operating margin metrics exclude any: (1) results from discontinued operations as reported in the Form 10-K (adjusting the payout schedule to remove the effect of the discontinued operations from both target and actual financial results); (2) internally reported results from any acquisition during fiscal year 2018 that has a purchase price of $50 million or greater and that was not contemplated at the time the target performance goals were established; and (3) cumulative effect of changes in accounting rules and methods and tax laws, including but not limited to Revenue Recognition Standard ASC 606, tax laws, retained and uninsured losses from natural disaster or catastrophe and business losses resulting from extraordinary political, economic or legal changes.

New Sales Growth	Growth in total new product and mainframe capacity sales, as reported in the Form 10-K, excluding the impact of foreign currency exchange.
Operating Margin

Operating income divided by total revenue for fiscal year 2018.

Operating income is defined as income from continuing operations before interest and income taxes, as reported in the Form 10-K, plus non-GAAP operating adjustments, including, purchased software amortization, intangibles amortization, share-based compensation, software capitalization and amortization expense for internally developed software products (internally developed software product expense), expenses associated with the Board-approved rebalancing plan (Fiscal 2014 Plan), and certain other gains/losses, net, as reported in the “Reconciliation of GAAP Results to Non-GAAP Net Income” table of the Company’s fiscal year 2018 fourth quarter financial results press release.

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Fiscal Year 2016-2018 Three-Year Performance Shares Awards

Three-Year Revenue Growth	Three-year average growth in total revenue as disclosed in the Form 10-K over the three-year performance period ending March 31, 2018, excluding the impact of foreign currency exchange.

The three-year revenue growth, three-year operating margin growth and three-year CFFO growth metrics exclude any: (1) results from discontinued operations as reported in the Company’s Form 10-K for any of the fiscal years in the performance period (adjusting the payout schedule to remove the effect of the discontinued operations from both actual and projected financial results); (2) internally reported results from any acquisition during fiscal years 2016, 2017 and 2018 that has a purchase price of $50 million or greater and that was not contemplated at the time the target performance goals were established and (3) cumulative effect of changes in accounting rules and methods and tax laws, retained and uninsured losses from natural disaster or catastrophe and business losses resulting from extraordinary political, economic or legal changes.

Three-Year Cash Flow from Operations

Three-year average growth in net cash provided by continuing operating activities as disclosed in the Form 10-K over the three-year performance period ending March 31, 2018, excluding the impact of foreign currency exchange.

Three-Year Operating Margin Growth

Three-year average growth in operating margin calculated as operating income divided by total revenue as reported in the Form 10-K over the three-year performance period ending March 31, 2018.

Operating income is defined as income from continuing operations before interest and income taxes as reported in the Form 10-K, plus non-GAAP operating adjustments, including purchased software amortization, intangibles amortization, share-based compensation, software capitalization and amortization expense for internally developed software products, expenses associated with the Fiscal 2014 Plan and hedging (gains)/losses, net, as reported in the “Reconciliation of GAAP Results to non-GAAP Net Income” table of the Company’s fiscal year fourth quarter financial results press release.

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COMPENSATION AND HUMAN RESOURCES

COMMITTEE REPORT ON EXECUTIVE

COMPENSATION

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

Richard Sulpizio, Chair

Kay Koplovitz

Christopher B. Lofgren

Laura S. Unger

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COMPENSATION AND OTHER INFORMATION

CONCERNING EXECUTIVE OFFICERS

Fiscal Year 2018 Summary Compensation Table

The following table includes information concerning compensation paid to or earned by our NEOs for the fiscal year ended March 31, 2018.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael P. Gregoire	2018	1,000,000		7,992,013	2,112,020	1,206,625	306,207	12,616,865
CEO	2017	1,000,000		6,869,258	1,805,315	1,885,188	377,961	11,937,722
	2016	1,000,000		6,159,111	1,650,660	1,314,750	276,102	10,400,623
Kieran J. McGrath	2018	587,500	250,000	1,486,859	392,934	450,960	58,228	3,226,481
EVP & CFO(5)	2017	445,266	560,000	1,232,484	88,292	474,018	51,980	2,852,040
Adam Elster(6)	2018	700,000		2,081,626	550,104	491,120	63,757	3,886,607
President, Global Field Operations	2017	700,000		2,682,395	692,421	743,260	60,329	4,878,405
	2016	700,000		1,941,040	520,206	613,550	56,126	3,830,922
Ayman Sayed	2018	622,500		1,776,791	469,552	473,508	35,168	3,377,519
President, Chief Products Officer	2017	600,000		2,236,808	575,321	673,080	17,874	4,103,083
	2016	387,500	1,750,000	4,556,517	258,662	337,668	2,500	7,292,847
Lauren P. Flaherty	2018	625,000		1,747,077	461,694	469,750	49,022	3,352,543
EVP & Chief Marketing Officer	2017	625,000		2,385,316	614,353	688,625	51,999	4,365,293
	2016	625,000	250,000	1,642,387	440,175	547,813	43,964	3,549,339

(1)

This column shows the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” for all restricted stock awards, restricted stock units and performance shares granted in fiscal years 2018, 2017 and 2016. These award fair values have been determined based on the assumptions set forth in the “Stock Plans” footnote in the Notes to the Consolidated Financial Statements in our fiscal year 2018, 2017 and 2016 Annual Reports on Form 10-K (“Form 10-K”). Assuming the maximum level of performance is achieved (i.e., 200% of target) for the performance shares granted in fiscal year 2018, the grant date fair value of such performance shares would be $11,684,072, $2,173,736, $3,043,264, $2,597,622 and $2,554,166 for Messrs. Gregoire, McGrath, Elster and Sayed and Ms. Flaherty, respectively. Additional information about the awards reflected in this column is set forth in the notes to the Fiscal Year 2018 Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2018 Fiscal Year-End table below.

(2)

This column shows the aggregate grant date fair value in accordance with FASB ASC Topic 718 for all stock option awards granted in fiscal years 2018, 2017 and 2016. These award fair values have been determined based on the assumptions set forth in the “Stock Plans” footnote in the Notes to the Consolidated Financial Statements in our fiscal year 2018, 2017 and 2016 Form 10-Ks.

(3)

The amounts in this column for fiscal year 2018 represent the annual performance cash incentives described under “Compensation Discussion and Analysis — Discussion and Analysis — Fiscal Year 2018 Executive Compensation Payout Decisions — Determining Annual Performance Cash Incentive Award Payouts,” above. These amounts were paid early in fiscal years 2019, 2018 and 2017 for performance in fiscal years 2018, 2017 and 2016, respectively. These amounts had been accrued for financial reporting purposes in fiscal years 2018, 2017 and 2016, respectively. The receipt of these awards may be partially deferred at the election of the recipient under our Executive Deferred Compensation Plan.

(4)

The “All Other Compensation” column includes for fiscal year 2018 the perquisites and other personal benefits detailed below, as well as contributions we made under our tax-qualified 401(k) plan and related nonqualified supplemental retirement plans, as required to be disclosed under the applicable SEC rules. We also purchase tickets to certain sports and entertainment events. The tickets are used for business development and partnership building. If, however, the tickets are not used for business and may otherwise go unused, Company employees, including NEOs, may have access to the tickets. Because these tickets have already been purchased by the Company, we believe that there is no incremental cost associated with the use of the tickets. This column also includes $750 for Mr. Gregoire for the incremental cost of personal meals and/or entertainment for his spouse attending business-related events and recognition rewards under our corporate rewards and recognition program for Messrs. McGrath, Elster and Sayed and Ms. Flaherty.

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	Gregoire ($)	McGrath ($)	Elster ($)	Sayed ($)	Flaherty ($)
Company automobile use(a)	60,400	—	—	—	—
Company aircraft use(b)	176,749	—	—	—	761
Relocation-alternative Company accommodations or transportation(c)	—	—	5,940	—	—
Financial planning(d)	18,563	18,483	18,422	—	18,516
Employer contributions to tax-qualified and non-qualified retirement plans(e)	24,745	24,745	24,745	24,745	24,745
Matching charitable contributions(f)	25,000	10,000	9,650	5,423	—

(a)

In order to help maintain the confidentiality of business matters and to increase productivity when traveling, Mr. Gregoire was provided personal automobile transportation. The amount reported is the incremental cost to the Company for Mr. Gregoire’s commuting and other non-business use of that transportation.

(b)

The Company’s Aircraft Use Policy permits the NEOs to use the corporate aircraft for personal travel. Reasonable personal use of corporate aircraft is permitted to reduce these executives’ travel time and to allow them to devote more time to work duties and to help maintain the confidentiality of business matters. The amount reflected is the aggregate incremental cost of Mr. Gregoire’s personal travel including the incremental cost, if any, for family members or non-CA employees accompanying him on business and non-business trips. The nominal amount for Ms. Flaherty reflects the incremental cost of a personal trip or personal leg during a business trip. The NEO’s personal use of the corporate aircraft results in imputed taxable income to them. There are no tax gross-up payments provided in connection with any NEO’s personal use of the corporate aircraft. The incremental cost is based on the “direct operating cost” on an hourly basis, calculated based on a number of variables, including fuel, maintenance, crew-related expenses, catering, landing, ramp and parking fees. For purposes of calculating incremental cost, any applicable repositioning (“deadhead”) segments incurred during personal trips are also allocated to the NEOs. This incremental cost valuation of aircraft use is different from the standard industry fare level valuation used to impute income to the executives for tax purposes.

(c)	The amounts shown for Mr. Elster are Company-paid parking fees.

(d)

The table shows the amounts we pay for the cost of financial planning services provided by a third party to certain of our executives to assist them in managing complex investment, tax, legal and estate planning matters so that the executives remain focused on our business priorities rather than personal financial concerns.

(e)

The amounts include our matching contributions under our tax-qualified 401(k) plan and related non-qualified supplemental retirement plans. The amounts also include our annual discretionary contribution under the tax-qualified 401(k) plan, which was made in fiscal year 2019, but relates to fiscal year 2018. We offer a tax-qualified 401(k) plan and related non-qualified supplemental retirement plans that provide a competitive long-term retirement savings opportunity on a tax-efficient basis.

(f)

Under our charitable gift matching program, we offer to match up to $10,000 per fiscal year of charitable contributions for any full-time U.S. employee and $25,000 per fiscal year for any director. The table shows the amounts of the Company’s matching contributions made or accrued for in fiscal year 2018 with respect to charitable contributions made by the NEOs for fiscal year 2018.

(5)

Mr. McGrath was not an NEO prior to fiscal year 2017. The amount shown in the “Bonus” column for fiscal year 2018 includes the last installment of $250,000 from the cash retention payment provided to him when he was appointed interim CFO.

(6)	Mr. Elster ceased to serve as President, Global Field Operations as of May 3, 2018 and his employment with the Company will end on August 17, 2018.

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Fiscal Year 2018 Grants of Plan-Based Awards

The following table provides additional information about stock and option awards, equity incentive plan awards and non-equity incentive plan awards granted to the NEOs during the fiscal year ended March 31, 2018. The compensation plans under which the grants in the following table were made are described in the CD&A above.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(2)		Compen- sation Committee Approval Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
M.P.	5/15/2017	(3)	5/9/2017				50,884	203,534	407,068				5,842,036
Gregoire	5/15/2017	(4)	5/9/2017							67,844			2,149,976
	5/15/2017	(5)	5/9/2017								447,775	31.69	2,112,020
	5/15/2017	(6)		437,500	1,750,000	2,843,750
K.J.	5/15/2017	(3)	5/9/2017				9,467	37,866	75,732				1,086,868
McGrath	5/15/2017	(4)	5/9/2017							12,622			399,991
	5/15/2017	(5)	5/9/2017								83,307	31.69	392,934
	5/15/2017	(6)		150,000	600,000	960,000
A. Elster	5/15/2017	(3)	5/9/2017				13,253	53,013	106,026				1,521,632
	5/15/2017	(4)	5/9/2017							17,671			559,994
	5/15/2017	(5)	5/9/2017								116,629	31.69	550,104
	5/15/2017	(6)		175,000	700,000	1,120,000
A. Sayed	5/15/2017	(3)	5/9/2017				11,313	45,250	90,500				1,298,811
	5/15/2017	(4)	5/9/2017							15,083			477,980
	5/15/2017	(5)	5/9/2017								99,551	31.69	469,552
	5/15/2017	(6)		157,500	630,000	1,008,000
L.P. Flaherty	5/15/2017	(3)	5/9/2017				11,123	44,493	88,986				1,277,083
	5/15/2017	(4)	5/9/2017							14,831			469,994
	5/15/2017	(5)	5/9/2017								97,885	31.69	461,694
	5/15/2017	(6)		156,250	625,000	1,000,000

(1)

The amounts shown represent shares of our Common Stock in respect of three-year performance share awards granted in fiscal year 2018. The threshold level is set at 25% and the maximum level is at 200%.

(2)

The grant date for stock awards may differ from the Compensation Committee approval date for such stock awards as such stock awards are granted in accordance with the Company’s Equity Grant Timing Policy described in more detail in the CD&A above.

(3)

The amounts in this row represent the fiscal year 2018-2020 three-year performance share award threshold, target, and maximum payouts approved under the fiscal year 2018 long-term incentive plan as described above in the CD&A and the amounts reported in the last column represent the fair value as of the date the targets were set, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target. See “Stock Plans,” in the Notes to the Consolidated Financial Statements in our fiscal year 2018 Form 10-K for an explanation of the methodology and assumptions used in the FASB ASC Topic 718 valuations. A summary of the terms of the fiscal year 2018-2020 performance share awards granted to the NEOs during fiscal year 2018 is set forth above under the heading, “Elements of Compensation-Fiscal Year 2018 Long-Term Incentive (LTIP) Awards.”

(4)	The amounts in this row represent the number and grant date fair value of restricted stock awards granted on May 15, 2017, which vest 34%, 33% and 33% on May 15, 2018, 2019 and 2020, respectively.

(5)

The amounts in this row represent the number, exercise price and grant date fair value of stock options awarded on May 15, 2017, which vest 34%, 33% and 33% on May 15, 2018, 2019 and 2020, respectively.

(6)

The amounts in this row represent the threshold, target and maximum payouts under the annual performance cash incentive for fiscal year 2018. Payout of the annual performance cash incentive was made early in fiscal year 2019 and is reflected in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2018 Summary Compensation Table above, and is discussed in the CD&A above.

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Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at March 31, 2018 with respect to the NEOs.

		Option Awards						Stock Awards
Name	Grant Date/ Service Inception Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
M.P. Gregoire	1/7/2013	394,389	(1)			22.82	1/7/2023
	2/21/2013	291,157	(4)			24.41	1/7/2023
	5/13/2013	381,208	(1)			26.98	5/13/2023
	6/2/2014	212,966	(1)			28.69	6/2/2024
	5/29/2015	235,985	(1)	116,231	(1)	30.45	5/29/2025
	5/15/2016	139,645	(1)	271,074	(1)	31.53	5/15/2026
	5/15/2017	—		447,775	(1)	31.69	5/15/2027
	5/29/2015							17,881		606,166
	5/15/2016							38,724		1,312,744
	5/15/2017							67,844		2,299,912
	5/15/2016										176,022	(5)	5,967,146
	5/15/2017										203,534	(6)	6,899,803
							TOTALS	124,449		4,218,822	379,556		12,866,949
K.J. McGrath	11/15/2016	6,458	(1)	12,534	(1)	31.48	11/15/2026
	5/15/2017			83,307	(1)	31.69	5/15/2027
	11/15/2016							1,790		60,681
	5/15/2017							12,622		427,886
	8/15/2016							10,202		345,848
	5/29/2015							4,234	(7)	143,533
	5/15/2016							8,945	(8)	303,236
	11/15/2016										8,139	(5)	275,912
	5/15/2017										37,866	(6)	1,283,657
							TOTALS	37,793		1,281,184	46,005		1,559,569
A. Elster	1/21/2014	6,280	(1)			34.26	1/21/2024
	6/2/2014	85,186	(1)			28.69	6/2/2024
	5/29/2015	74,371	(1)	36,630	(1)	30.45	5/29/2025
	5/15/2016	39,252	(1)	76,193	(1)	31.53	5/15/2026
	8/15/2016	13,858	(1)	26,898	(1)	34.35	8/15/2026
	5/15/2017			116,629	(1)	31.69	5/15/2027
	5/29/2015							5,635		191,027
	5/15/2016							10,884		368,968
	8/15/2016							3,842		130,244
	5/15/2017							17,671		599,047
	5/15/2016										49,476	(5)	1,677,236
	8/15/2016										17,467	(5)	592,131
	5/15/2017										53,013	(6)	1,797,141
							TOTALS	38,032		1,289,286	119,956		4,066,508

CA TECHNOLOGIES - 2018 Proxy Statement	53

		Option Awards						Stock Awards
Name	Grant Date/ Service Inception Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
A. Sayed	8/10/2015	—		18,693	(1)	29.47	8/10/2025
	5/15/2016	—		58,610	(1)	31.53	5/15/2026
	8/15/2016	13,858	(1)	26,898	(1)	34.35	8/15/2026
	5/15/2017			99,551	(1)	31.69	5/15/2027
	8/10/2015							2,875	97,463
	5/15/2016							8,372	283,811
	8/15/2016							3,842	130,244
	5/15/2017							15,083	511,314
	8/10/2015							28,569	968,489
	5/15/2016									38,058	(5)	1,290,166
	8/15/2016									17,467	(5)	592,131
	5/15/2017									45,250	(6)	1,533,975
							TOTALS	58,741	1,991,321	100,775		3,416,272
L.P. Flaherty	8/1/2013	49,103	(1)	—		30.12	8/1/2023
	8/1/2013	243,265	(1)	—		30.12	8/1/2023
	6/2/2014	58,975	(1)			28.69	6/2/2024
	1/14/2015	2,553	(1)			31.06	1/14/2025
	5/29/2015	30,995	(1)	30,994	(1)	30.45	5/29/2025
	5/15/2016	33,213	(1)	64,471	(1)	31.53	5/15/2026
	8/15/2016	13,858	(1)	26,898	(1)	34.35	8/15/2026
	5/15/2017			97,885	(1)	31.69	5/15/2027
	5/29/2015							4,768	161,635
	5/15/2016							9,209	312,185
	8/15/2016							3,842	130,244
	5/15/2017							14,831	502,771
	5/15/2016									41,864	(5)	1,419,190
	8/15/2016								—	17,467	(5)	592,131
	5/15/2017									44,493	(6)	1,508,313
							TOTALS	32,650	1,106,835	103,824		3,519,634

(1)	The award vests 34% on the first anniversary of the grant date, unless otherwise provided in the footnotes below, and 33% on each of the second and third anniversaries of the grant date.

(2)	Represents the market value, based on the closing price of the Common Stock on March 29, 2018 ($33.90), for shares held as of March 31, 2018.

(3)

Represents the market value, based on the closing price of the Common Stock on March 29, 2018 ($33.90), for shares projected to be issuable, in settlement of performance shares for those performance cycles that have not concluded as of March 31, 2018.

(4)	Award granted on February 21, 2013 vested 34%, 33%, and 33% on January 7, 2014, 2015, and 2016, respectively.

(5)

Represents the number of shares that may be issued under the fiscal year 2017-2019 three-year performance share component of the fiscal year 2017 long-term incentive plan. No shares have been issued under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will immediately vest on issuance early in fiscal year 2020.

(6)

Represents the number of shares that may be issued under the fiscal year 2018-2020 three-year performance share component of the fiscal year 2018 long-term incentive plan. No shares have been issued under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will immediately vest on issuance early in fiscal year 2021.

(7)

Represents the number of shares that will be issued under the fiscal year 2016 one-year long term incentive plan. This plan has already been approved by the Compensation Committee, and the final vesting occurred on May 15, 2018.

(8)

Represents the number of shares that will be issued under the fiscal year 2017 one-year long term incentive plan. This plan has already been approved by the Compensation Committee, and the final vesting dates are May 15, 2018 and May 15, 2019.

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Fiscal Year 2018 Option Exercises and Stock Vested

The following table presents information about each stock option exercise and vesting of stock during the fiscal year ended March 31, 2018 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
M.P. Gregoire	0	0	404,847	13,270,871
K.J. McGrath	0	0	22,438	725,165
A. Elster	138,621	731,254	143,462	4,687,614
A. Sayed	48,888	179,575	83,420	2,731,035
L.P. Flaherty	0	0	113,182	3,706,518

(1)

These amounts represent restricted stock units that vested in fiscal year 2018, in addition to the shares that relate to performance cycles that concluded in fiscal year 2018. These shares vested early in fiscal year 2019, when the Compensation Committee certified the attainment of the performance goals for these performance cycles.

(2)

“Value Realized on Vesting” for restricted stock was calculated using the stock price on the respective vesting dates. “Value Realized on Vesting” for the performance share awards was calculated using $33.90 (the closing stock price on March 29, 2018), because the actual value was not determined until early in fiscal year 2019, when the Compensation Committee certified the attainment of the performance goals for these performance cycles.

Fiscal Year 2018 Non-Qualified Deferred Compensation

The following table summarizes the NEOs’ compensation under our Executive Deferred Compensation Plan, including our 401(k) Supplemental Plans and the executive deferred compensation arrangements. See “Other Compensation Arrangements Provided to Our Named Executive Officers — Deferred Compensation Arrangements” and “— 401(k) Supplemental Plans” below.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings / Losses in Last Fiscal Year(3) ($)	Aggregate Withdrawals / Distributions(3) ($)	Aggregate Balance at Last Fiscal Year-End(4) ($)
M.P. Gregoire
Executive Deferred Compensation Plan	—	—	—	—	—
CA, Inc. Restoration Plan	—	7,450	224	—	23,018
CA, Inc. Excess Benefit Plan	—	11,644	325	—	33,461
K.J. McGrath
Executive Deferred Compensation Plan	—	—	—	—	—
CA, Inc. Restoration Plan	—	7,450	87	—	9,430
CA, Inc. Excess Benefit Plan	—	—	—	—	—
A. Elster
Executive Deferred Compensation Plan	—	—	—	—	—
CA, Inc. Restoration Plan	—	7,450	692	—	69,434
CA, Inc. Excess Benefit Plan	—	—	—	—	—
A. Sayed
Executive Deferred Compensation Plan	426,157	—	—	—	—
CA, Inc. Restoration Plan	—	7,450	23	—	2,548
CA, Inc. Excess Benefit Plan	—	11,644	—	—	—
L.P. Flaherty
Executive Deferred Compensation Plan	—	—	—	—	—
CA, Inc. Restoration Plan	—	7,450	224	—	23,018
CA, Inc. Excess Benefit Plan	—	—	—	—	—

CA TECHNOLOGIES - 2018 Proxy Statement	55

(1)

These contributions reflect the 90% deferral that Mr. Sayed elected in respect of his fiscal year 2018 annual performance cash incentive (as reported in the “Non-Equity Incentive Compensation Plan” column of the Fiscal Year 2018 Summary Compensation Table), which was credited to his account when the annual performance cash incentive was paid in fiscal year 2019. Mr. Sayed elected to defer his annual performance cash incentive pursuant to the terms of the CA. Inc. Executive Deferred Compensation Plan. Under this plan the Company offers select senior executives, the opportunity to defer up to 90% of their annual performance cash incentive bonuses. Participants are able select investment options under the plan that generally track investment options available to our U.S. employees under the tax-qualified 401(k) plan. The plan also provides that the participant receives a lump sum distribution of the value of the participant’s deferral account after the earliest of death, disability, six months after “separation from service,” a termination in connection with a “change in control” (as each term is defined in the plan document) or a date specified by the participant (generally 5, 10 or 15 years following the deferral).

(2)

As reflected and described above in footnote (4) to the Fiscal Year 2018 Summary Compensation Table, we made a discretionary contribution in fiscal year 2019 to our 401(k) Supplemental Plans in respect of fiscal year 2018 performance and, therefore, that contribution is reflected in the table above. For additional information, please see “Other Compensation Arrangements Provided to Our NEOs — 401(k) Supplemental Plans” below.

(3)

Represents earnings during fiscal year 2018 under the Executive Deferred Compensation Plan and the 401(k) Supplemental Plans. For additional information, please see “Other Compensation Arrangements Provided to Our NEOs — Deferred Compensation Arrangements” and “— 401(k) Supplemental Plans” below.

(4)

This column does not include amounts that are represented in footnote (2) concerning the Company’s discretionary contribution made in respect of fiscal year 2018 as the timing of the fiscal year 2018 discretionary contribution was made after the Company’s fiscal year end and therefore was not included in the NEOs’ aggregate balances as of March 31, 2018. The amounts reflected in column (4) include amounts reported for Messrs. Gregoire and Elster and Ms. Flaherty that were reported in the Company’s prior proxy statements to the extent such amounts relate to prior fiscal year’s non-qualified plan employer contributions.

Other Compensation Arrangements Provided to Our NEOs

Deferred Compensation Arrangements

The Company offers senior executives, including the NEOs, an unfunded Executive Deferred Compensation Plan, under which they may defer up to 90% of their annual performance cash incentive payouts. Compensation that is deferred is credited to a participant’s account, which is indexed to one or more investment options chosen by the participant. The amount credited is adjusted for, among other things, hypothetical investment earnings, expenses and gains or losses to the investment options. The investment options generally track those options available to our U.S. employees under the tax-qualified 401(k) plan.

Under the Executive Deferred Compensation Plan, a participant receives a lump sum distribution of the value of the participant’s deferral account after the earliest of death, disability, six months after “separation from service,” a termination in connection with a “change in control” (as each term is defined in the plan document) or a date specified by the participant (generally 5, 10 or 15 years following the deferral).

401(k) Supplemental Plans

The CA, Inc. Restoration Plan and the CA, Inc. Excess Benefit Plan (the “401(k) Supplemental Plans”) are unfunded plans that were created for the purpose of benefiting participants in the CA Savings Harvest Plan, our tax-qualified 401(k) plan, who are unable to receive a full allocation of employer contributions due to limitations imposed under the applicable tax rules. Pursuant to each of these plans, we set up a notional account that is credited with an amount, if any, that would have been credited to the participant’s 401(k) plan account absent those tax limitations. In addition, we credited these accounts with an interest-equivalent amount equal to the interest that would have been earned if the accounts had been invested in the money market fund investment alternative under our tax-qualified 401(k) plan. The amounts credited to the accounts under the 401(k) Supplemental Plans vest in accordance with the same schedule that employer contributions vest under the tax-qualified 401(k) plan, except that upon termination of the plan or a change in control of the Company, the accounts become fully vested. Within six months following a “separation from service,” the vested portion of the accounts is distributed in the form of a lump sum.

Employment and Separation Arrangements

Below are summaries of the employment and separation arrangements for the NEOs. The Company also adopted an Executive Severance Policy in fiscal year 2015 that provides for payments to be made upon certain termination events, a description of which immediately follows these summaries.

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Michael P. Gregoire (Chief Executive Officer)

Mr. Gregoire’s employment arrangement, dated December 10, 2012, provides that he will be paid an initial base salary at the annual rate of $1,000,000. In each fiscal year, Mr. Gregoire is eligible to receive a target annual performance cash incentive of 150% of his annual base salary and a target long-term incentive performance award of at least $5,500,000, subject to the terms and conditions of the Company’s annual performance cash incentive and long-term incentive performance programs, respectively, and subject to reduction only in connection with a proportionate reduction affecting target levels for the Company’s other executive officers. As described in the CD&A above, Mr. Gregoire’s fiscal year 2018 target annual performance cash incentive was $1,750,000 and his target long-term incentive performance award was $10,750,000. Mr. Gregoire is eligible to participate in all retirement, welfare and benefit plans and perquisites on a basis that is no less favorable than those provided to other senior executives of the Company generally.

In connection with his commencement of employment, Mr. Gregoire was awarded sign-on equity grants under the Company’s 2011 Incentive Plan, all of which have vested and been distributed. Mr. Gregoire was also paid a cash sign-on bonus of $500,000 in lieu of an annual bonus for fiscal year 2013 and to help offset his expenses associated with his relocation to the New York, NY metropolitan area and negotiation of his employment arrangement.

Mr. Gregoire’s employment is at-will and may be terminated at any time in accordance with the terms of his employment arrangement. If Mr. Gregoire’s employment is terminated by the Company without “cause” or by Mr. Gregoire for “good reason” after January 7, 2018, his employment arrangement provides that he will not be entitled to receive any cash severance, but he will be eligible to receive, subject to his execution of a release of claims in favor of the Company: (i) a full annual bonus for the year in which the termination date occurs, in an amount determined based on the Company’s actual performance and paid at the time his annual bonus would otherwise have been paid, provided that the targets and terms of the annual bonus for that year have been approved by the Compensation Committee prior to his termination date; and (ii) payment of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums for up to 18 months following termination for himself and his eligible dependents.

Under Mr. Gregoire’s employment arrangement, the Company must also indemnify and hold Mr. Gregoire harmless for acts and omissions in connection with his employment to the maximum extent permitted under applicable law and the Company’s certificate of incorporation and bylaws, and must provide him coverage under the Company’s directors and officers liability insurance policy. Mr. Gregoire is subject to standard non-compete and non-solicitation covenants during, and for the 18-month period following, his employment with the Company, as well as perpetual confidentiality and mutual non-disparagement covenants.

Kieran J. McGrath (Executive Vice President, CFO)

Mr. McGrath was appointed interim CFO on July 26, 2016 and remained in that role until November 7, 2016 when the Board of Directors promoted him to Executive Vice President and CFO of the Company. Prior to serving as interim CFO, Mr. McGrath was the Company’s Senior Vice President and Corporate Controller.

At the time he was appointed interim Chief Financial Officer on July 26, 2016, the Company offered him the following retention awards: (i) a $500,000 equity award payable in restricted stock units that vest on the first three anniversaries of the grant date (August 15, 2016) in approximately equal installments and (ii) a cash retention payment of $500,000, $250,000 of which was paid on the 6-month anniversary of his interim CFO appointment and the remaining $250,000 of which was paid on July 26, 2017. These awards were set forth in a letter to Mr. McGrath, dated July 22, 2016. The July 22, 2016 letter also provided for severance equal to 12 months of his salary in the event of a termination other than for “cause” (as defined in his employment arrangement), subject to his execution and non-revocation of a release of claims.

Mr. McGrath entered into an employment arrangement with the Company, dated November 2, 2016, in connection with his promotion to Executive Vice President and CFO. His employment arrangement provides an initial base salary at the annual rate of $550,000. Mr. McGrath’s annual base salary is subject to reduction only in connection with a proportionate reduction affecting salaries for the Company’s other executive officers. For fiscal year 2018, Mr. McGrath’s base salary was $600,000, his target annual performance cash incentive was $600,000 and his target long-term incentive performance award was $2,000,000. The target levels for his future annual and long-term performance incentive awards remain subject to the review and approval of the Compensation Committee. Mr. McGrath is eligible to participate in all retirement, welfare and benefit plans and perquisites on a basis that is no less favorable than those provided to other senior executives of the Company generally.

Mr. McGrath’s employment is at-will and may be terminated at any time in accordance with the terms of his employment arrangement and any severance or separation pay due will be governed by the Executive Severance Policy, subject to his execution of a release of claims in favor of the Company.

Mr. McGrath is subject to standard non-compete and non-solicitation covenants during, and for the one-year period following, his employment with the Company, as well as perpetual confidentiality and non-disparagement covenants.

Ayman Sayed (President, Chief Products Officer)

Mr. Sayed’s start date with the Company was August 10, 2015. His employment arrangement, dated June 30, 2015, provides an initial base salary at the annual rate of $600,000. Mr. Sayed’s annual base salary is subject to reduction only in connection with a proportionate reduction affecting salaries for

CA TECHNOLOGIES - 2018 Proxy Statement	57

the Company’s other executive officers. For fiscal year 2018, Mr. Sayed’s base salary was $630,000, his target annual performance cash incentive was $630,000 and his target long-term incentive performance award was $2,390,000. The target levels for his future annual and long-term performance incentive awards remain subject to the review and approval of the Compensation Committee. Mr. Sayed is eligible to participate in all retirement, welfare and benefit plans and perquisites on a basis that is no less favorable than those provided to other senior executives of the Company generally.

The Company paid Mr. Sayed, 30 days after Mr. Sayed’s start date, a cash sign-on bonus of $1,750,000. He was also awarded a sign-on equity grant under the Company’s 2011 Incentive Plan of $3,600,000 in restricted stock units, of which 45% vested on August 10, 2016, 33% vested on August 10, 2017 and 22% will vest on August 10, 2018. These sign-on awards were granted as an inducement to accept the Company’s offer of employment and to compensate him for amounts forfeited with his previous employer. The cash sign-on bonus was subject to recoupment if Mr. Sayed’s employment was terminated before the first anniversary of his start date by the Company with “cause” or by Mr. Sayed other than for “good reason,” each as defined in his employment arrangement.

Mr. Sayed’s employment is at-will and may be terminated at any time in accordance with the terms of his employment arrangement and any severance or separation pay due will be governed by the Executive Severance Policy, subject to his execution of a release of claims in favor of the Company, and any then-unvested portion of his sign-on equity grant will continue to vest in accordance with the original schedule.

Mr. Sayed is subject to standard non-compete and non-solicitation covenants during, and for the one-year period following, his employment with the Company, as well as perpetual confidentiality and non-disparagement covenants.

Lauren P. Flaherty (Executive Vice President and Chief Marketing Officer)

Ms. Flaherty’s start date with the Company was August 1, 2013. For fiscal year 2018, her base salary and target annual performance cash incentive were each $625,000 and her target long-term incentive performance award was $2,350,000. Ms. Flaherty’s annual base salary is subject to reduction only in connection with a proportionate reduction affecting salaries for the Company’s other executive officers. The target levels for her annual and long-term performance incentive awards remain subject to the review and approval of the Compensation Committee. Ms. Flaherty is eligible to participate in all retirement, welfare and benefit plans and perquisites on a basis that is no less favorable than those provided to other senior executives of the Company generally.

In connection with her hire, Ms. Flaherty was awarded sign-on equity grants under the Company’s 2011 Incentive Plan of $2,200,000 in stock options and $1,600,000 in restricted stock units, all of which vested in approximately equal installments on each of the first three anniversaries of the grant date. The Company also paid Ms. Flaherty a cash sign-on bonus of $500,000 intended to compensate her for amounts forfeited with her prior employer, all of which has been paid. The cash sign-on bonus was subject to recoupment if Ms. Flaherty’s employment was terminated before the second anniversary of her start date by the Company with “cause” or by Ms. Flaherty other than for “good reason,” each as defined in her employment arrangement.

Ms. Flaherty is subject to standard non-compete and non-solicitation covenants during, and for the one-year period following, her employment with the Company pursuant to our standard employment and confidentiality agreement, as well as perpetual confidentiality and non-disparagement covenants.

Adam Elster (President, Global Field Operations)

At the time Mr. Elster was promoted to Executive Vice President and Group Executive, Worldwide Sales and Services in January 2014, we agreed that, in the event his employment was terminated by the Company without “cause” or he resigned for “good reason” after January 21, 2017 but before January 21, 2018 he would have been eligible for a severance payment equal to 75% of his annual base salary and payment of a prorated amount of any outstanding annual performance cash incentive award based on the Company’s actual performance, paid at the time the bonus would have otherwise been paid. Mr. Elster ceased to serve as President, Global Field Operations as of May 3, 2018 and his employment with the Company will end on August 17, 2018. Mr. Elster will be eligible for benefits under the Executive Severance Policy, as described below, subject to executing a valid release of claims against the Company.

Executive Severance Policy

As of May 13, 2014, the Compensation Committee approved a severance policy for senior executives (the “Executive Severance Policy”), intended to provide a uniform policy for the payment of severance benefits to the CEO and the CEO’s direct reports in the event of certain terminations of employment. The Executive Severance Policy generally provides for the following in the event of a termination without “cause” or resignation for “good reason”: (i) cash severance payment equal to 100% of each executive’s respective base salary (or 150% of base salary in the case of the CEO), (ii) a prorated annual performance cash incentive for the year in which the termination occurs, based on actual performance and paid at the time the bonus would otherwise have been paid, (iii) a prorated portion of outstanding performance shares (based on the portion of the performance cycle completed prior to the termination date), based on actual performance and paid

CA TECHNOLOGIES - 2018 Proxy Statement	58

at the time the shares would otherwise have been paid and (iv) 18 months’ of premium-equivalent payments for health care. All payments would be conditioned on the executive executing a valid release of claims against the Company. The Executive Severance Policy provides that if the participant is covered by and receives termination of employment benefits under an individual employment agreement or other arrangement, or is paid benefits under the Company’s Change in Control Severance Policy, such payments and benefits will reduce (but not below zero) the corresponding payments or benefits provided under the Executive Severance Policy as the intent is to pay or to provide the greater of the applicable payments or benefits but not to duplicate them.

Change in Control Severance Policy

We maintain a Change in Control Severance Policy, which was initially approved by the Board in October 2004. This Change in Control Severance Policy covers such senior executives as the Board may designate from time to time, including the NEOs discussed below.

Our Change in Control Severance Policy is intended to provide post-change in control severance benefits consistent with current competitive practice. These benefits are intended to: (i) provide additional incentive to those key executives most closely connected to a potential change in control to remain focused on the Company’s business priorities and to act more objectively and, therefore, in the best interests of stockholders, despite the fact that such a transaction could result in the executives’ termination; (ii) encourage key executives to remain with us prior to completion of a change in control and to work toward a successful transition; and (iii) provide potential additional non-competition and employee non-solicitation protection. Stock options and restricted stock awards granted under the 2011 Incentive Plan generally vest upon a termination without “cause” or for “good reason” (each as defined in the 2011 Incentive Plan) within a two-year period following a change in control or will immediately vest upon a change in control if the Company’s stock ceases to be publicly traded following the change in control or these equity awards are not honored or assumed in connection with the change in control. As a condition to receiving a payment under the Change in Control Severance Policy, an executive must sign a separation and release agreement that, among other things, requires the executive to acknowledge that his or her existing confidentiality agreement with us, including with respect to non-competition and non-solicitation provisions, continues to be in full force and effect.

The Change in Control Severance Policy provides for certain payments and benefits in the event that, following a change in control or potential change in control of the Company, a covered executive’s employment is terminated either without “cause” by us or for “good reason” by the executive. The amount of the severance payment would range from 1.00 to 2.99 times an executive’s annual base salary and bonus (“bonus” is generally defined under the policy as the higher of the target annual performance cash incentive for the fiscal year in which the termination occurs or the average annual performance cash incentives earned during the last three completed fiscal years of the Company immediately preceding the date of termination) as determined from time to time by the Compensation Committee. As of March 31, 2018, Messrs. Gregoire, McGrath, Elster and Sayed would have been entitled to cash severance payments equal to 2.99 times their respective annual base salaries and bonuses and Ms. Flaherty would be entitled to a cash severance payment equal to 2.00 times her annual base salary and bonus, to be paid no later than 60 days following a termination of employment.

The Change in Control Severance Policy also provides the following additional benefits: (i) prorated target bonus payments for the year of termination; (ii) a payment equal to the cost of 18 months’ of premium-equivalent payments for health care; (iii) one year of outplacement services; and (iv) if applicable, certain relocation expenses. In fiscal year 2016, the Company amended the Change in Control Severance Policy to remove all provisions that could require the Company to “gross-up” an executive with respect to excise taxes under Section 280G of the Internal Revenue Code. Although these provisions existed since the inception of the Change in Control Severance Policy, effective July 2010, the Compensation Committee determined that it would not enter into any new agreements with executive officers providing for excise tax gross-up provisions with respect to payments contingent upon a change in control. In fiscal year 2016, the only officer with a legacy change in control tax gross-up provision agreed to have such provision removed. In connection with that agreement, the Change in Control Severance Policy was formally amended to remove all excise tax gross-up related provisions. There are no executive officers entitled to any excise tax gross up benefits as of March 31, 2018.

Under the Change in Control Severance Policy, a “change in control” would include, among other things, each of the following events: (i) the acquisition of 35% or more of our voting power; (ii) a change in a majority of the incumbent members of our Board of Directors; (iii) the sale of all or substantially all our assets; (iv) the consummation of certain mergers or other business combinations; and (v) stockholder approval of a plan of liquidation or dissolution.

CA TECHNOLOGIES - 2018 Proxy Statement	59

Estimated Payments in the Event of Termination of Employment or Following a Change in Control

Upon certain types of terminations of employment not related to a change in control of the Company, the Company may pay severance benefits to the NEOs. As described above, the NEOs are eligible for separation payments under the Company’s Executive Severance Policy and, in certain situations, separation payments are also provided under an individual employment arrangement entered into with an NEO. For additional information, please see “Other Compensation Arrangements Provided to Our NEOs — Employment and Separation Arrangements” and “Other Compensation

Arrangements Provided to Our NEOs — Executive Severance Policy,” above.

The following table shows the potential payments to our NEOs under existing policies, agreements, plans or arrangements, under various scenarios involving a change in control or termination of employment, assuming a March 31, 2018 termination date and using the closing price of the Common Stock on March 29, 2018 of $33.90.

	Termination Due to Death(1) ($)	Termination Due To Disability(1) ($)	Without Cause / Resignation for Good Reason (per Employment Arrangement)(2) ($)	Certain Terminations Following a Change in Control(3) ($)
M.P. Gregoire
Cash Severance	—	—	1,500,000	8,222,500
Interrupted Performance Cycles(4)	6,274,890	6,079,439	6,079,439	6,274,890
Acceleration of Unvested Equity(5)	6,251,846	6,251,846	—	6,251,846
Other Benefits	—	—	37,937	47,937
Total Payments	12,526,736	12,331,285	7,617,376	20,797,173
K.J. McGrath
Cash Severance	—	—	600,000	3,588,000
Interrupted Performance Cycles(4)	608,437	590,293	590,293	608,437
Acceleration of Unvested Equity(5)	1,495,556	1,495,556	—	1,495,556
Other Benefits	—	—	37,937	47,937
Total Payments	2,103,993	2,085,849	1,228,230	5,739,930
A. Elster
Cash Severance	—	—	700,000	4,186,000
Interrupted Performance Cycles(4)	2,113,496	2,051,570	2,051,570	2,113,496
Acceleration of Unvested Equity(5)	1,853,986	1,853,986	—	1,853,986
Other Benefits	—	—	37,937	47,937
Total Payments	3,967,482	3,905,556	2,789,507	8,201,419
A. Sayed
Cash Severance	—	—	630,000	3,767,400
Interrupted Performance Cycles(4)	1,767,309	1,715,296	1,715,296	1,767,309
Acceleration of Unvested Equity(5)	2,433,043	2,433,043	960,387	2,433,043
Other Benefits	—	—	37,937	47,937
Total Payments	4,200,352	4,148,339	3,343,620	8,015,689
L.P. Flaherty
Cash Severance	—	—	625,000	2,500,000
Interrupted Performance Cycles(4)	1,845,279	1,791,663	1,791,663	1,845,279
Acceleration of Unvested Equity(5)	1,582,886	1,582,886	—	1,582,886
Other Benefits	—	—	37,974	47,974
Total Payments	3,428,165	3,374,549	2,454,637	5,976,139

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(1)

Upon termination due to an executive’s death or disability, stock options become immediately exercisable and can be exercised within one year of such death or disability, but not later than the normal expiration date of the option. Restricted stock awards that have not vested immediately vest upon death or disability. This column includes the intrinsic value (i.e., the value based upon our stock price, and in the case of options, less the exercise price) of equity awards that would become exercisable or vested if the NEO had died or become disabled as of March 31, 2018. With regard to the three-year performance shares, promptly after death, the executive’s estate would receive a prorated portion of the target share award based on the portion of the performance cycle that lapsed prior to the death. In the event of a termination due to disability, the executive would be eligible to receive a prorated number of shares based on the actual results after the end of the performance cycle, based on the portion of the performance cycle that lapsed prior to the termination due to disability. For purposes of this calculation, we determined the value of the prorated amount of the outstanding performance share awards under the fiscal year 2017-2019 and 2018-2020 long-term incentive plans using the closing market price of the Company’s Common Stock ($33.90) on March 29, 2018 based on the achievement of “target” performance under those awards, with the value of such awards discounted to reflect the present value of the target awards in the case of disability since those awards would not be paid until after the end of the applicable performance cycle.

(2)

If Mr. Gregoire’s employment had been terminated by the Company without “cause” or by Mr. Gregoire for “good reason” on March 31, 2018, he would have received a cash severance payment equal to 150% of his annual base salary. Assuming a March 31, 2018 termination date, Messrs. McGrath, Sayed and Elster and Ms. Flaherty would have been entitled to their respective annual base salary amount, payable in a lump sum, upon termination without “cause” or resignation for “good reason.” Mr. Sayed would also be entitled to vesting of his sign-on restricted stock units on their original vesting dates. Under the terms of the Executive Severance Policy, each NEO would also receive (i) a lump-sum payment of an amount equal to 18 months’ of premium-equivalent payments for health care, provided he or she has not commenced employment with or accepted an offer of employment with a subsequent employer offering health benefits and (ii) with regard to the fiscal year 2017-2019 and fiscal year 2018-2020 three-year performance shares, a prorated portion of any award the executive would have received had the executive remained employed through the payment date, based upon the attainment of the performance goals and pro-rated for the period during the performance period through the NEO’s termination date.

(3)

Represents cash payments and the value of benefits payable upon a termination of employment without “cause” or resignation for “good reason” within the two-year period following a change in control, under our Change in Control Severance Policy (described above). As of March 31, 2018, Messrs. Gregoire, McGrath, Elster and Sayed would each have been entitled to 2.99 times their annual base salaries and annual performance cash incentive targets and Ms. Flaherty would have been entitled to 2.00 times her annual base salary and annual performance cash incentive target. In addition, this calculation includes: (i) the value of the accelerated vesting of each executive’s equity awards and prorated payout with regard to outstanding three-year performance shares, calculated as described in footnote (1) above in the event of death; (ii) the value of one year of outplacement services; and (iii) the lump-sum payment of an amount equal to 18 months’ of premium-equivalent payments for health care. With regard to outstanding options and restricted stock, the 2011 Incentive Plan generally provides for the immediate acceleration of awards upon a termination without “cause” or for “good reason” (each as defined in the 2011 Incentive Plan) within a two-year period following a change in control or for immediate acceleration upon a change in control if the Company’s stock ceases to be publicly traded following the change in control or these equity awards are not honored or assumed in connection with the change in control.

(4)

With regard to the fiscal year 2017-2019 and fiscal year 2018-2020 three-year performance shares, the Compensation Committee reserves discretion, in the event of a disability, to pay a prorated portion of any award the executive would have received had the executive remained employed through the payment date. Eligibility and amount would be determined at the conclusion of the applicable performance cycle. See also the description of the long-term incentive awards and the three-year performance share component in the CD&A, above.

(5)	For Mr. Sayed, the amount in this row also reflects the vesting of the unvested portions of his sign-on restricted stock unit awards as of March 31, 2018 pursuant to his employment arrangements.

In addition to the payments summarized above, upon any termination of employment (including the scenarios described above, or a termination for cause or resignation without good reason), whether or not in connection with a change in control, the NEOs would be entitled to a payout of the balance of their vested accounts under our tax-qualified 401(k) plan, the 401(k)

Supplemental Plans and the deferred compensation arrangements and vested equity, each in accordance with their terms. Without regard to vesting, the balances of these accounts for the NEOs as of March 31, 2018 (except for the 401(k) plan) are disclosed in the last column of the Fiscal Year 2018 Non-Qualified Deferred Compensation table, above.

CEO Pay Ratio

CA is a global company that, as of March 31, 2018, employs over 11,000 people with approximately half of our workforce located outside of the U.S. Under rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO.

Below is a description of the methodology used to calculate the CEO pay ratio which we believe is a reasonable estimate calculated in a manner consistent with SEC rules:

•

Determined Employee Population and Measurement Period. We used information contained in our global payroll systems to identify our global employee population as of January 1, 2018, including full-time, part-time, and seasonal or temporary workers, employed by our company or consolidated subsidiaries, but excluding our CEO. We did not exclude any employees in this determination. We then used the period of April 1, 2017 through December 31, 2017 as the measurement period (the

CA TECHNOLOGIES - 2018 Proxy Statement	61

“Measurement Period”) to calculate compensation, as permitted by the rules.

•

Identified the Median Employee using CACM. Under these rules, companies can identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the targeted annual total direct compensation of our employees, as further described below. For the Measurement Period, we determined each employee’s annual base salary as of December 31, 2018, each employee’s fiscal year 2018 annual performance cash incentive target opportunity and the value of standard equity awards granted to each employee, if any, at the beginning of fiscal year 2018. For employees whose equity awards included performance-based equity awards, the target value of those performance awards were used for purposes of this exercise. For hourly employees, we used the actual regular pay and any overtime received during the Measurement Period. We then organized the compensation data for all employees from high to low and identified the employee with the median compensation.

•

Calculated CEO Pay Ratio. We calculated our median employee’s annual total compensation for fiscal year 2018 according to the SEC’s instructions for preparing the Summary Compensation Table. We then calculated our CEO’s annual total compensation using the same approach to determine the following pay ratio. We did not make any adjustments in calculating the annual total compensation for either the median employee or our CEO.

•	CEO Annual Total Compensation: $12,616,865

•	Median Employee Annual Total Compensation $109,174
•	CEO to Median Employee Pay Ratio 116:1

Because SEC rules for identifying the median compensated employee for purposes of this disclosure allows companies to adopt various methodologies and utilize various assumptions, the ratio reported by other companies may not be comparable to the ratio that we report. For example, some companies may choose to exclude employees from certain lower-paid countries for their calculation, as permitted by the rules. We have elected to consider all of our employees, worldwide, in our own calculation. It is also important to note that compensation practices vary from country to country, which makes the ability of an employee to compare his or her compensation to the median employee’s compensation difficult. Neither management nor the Compensation Committee uses the pay ratio measure to make compensation decisions.

CA, Inc. feels strongly and is committed to investing in our employees at all levels by rewarding performance, empowering professional growth and development, and by offering broad but affordable benefits and programs that meet the diverse needs of our employees and their families and many of our efforts have been publicly recognized.

Risk Considerations Relating to Compensation

The Company’s management presented the Compensation Committee with an assessment of the risks involved in the design and implementation of all of the Company’s incentive compensation programs, including all of the executive compensation plans that cover our NEOs. The Compensation Committee concurred with management’s assessment that our executive incentive compensation programs do not give rise to risks that are reasonably likely to have a material adverse effect on the Company. Some factors considered in this analysis were the following:

•

The long-term equity awards granted to our executives are subject to long-term performance goals that are linked to the Company’s long-term strategy and have long-term performance cycles or vesting schedules, which links the compensation to long-term stock price performance and to the long-term interests of the Company’s stockholders.

•

The Company’s clawback policy gives the Compensation Committee the ability under certain circumstances to recover executive compensation awards when an executive engages in intentional misconduct or fraud that results in a substantial restatement of the Company’s financial statements.

•

The Compensation Committee has discretion to decrease the amount of any incentive compensation payouts (negative discretion) when determining final payouts of awards, which gives the Compensation Committee the ability to avoid rewarding executives for excessive or inappropriate risk-taking.

CA TECHNOLOGIES - 2018 Proxy Statement	62

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table summarizes share and exercise price information about our equity compensation plans as of March 31, 2018. All of our equity compensation plans pursuant to which grants are being made have been approved by our stockholders.

Equity Compensation Plan Information

Plan Category	Number of Securities Issuable Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders	9,253,669(2)	$29.48	51,033,213(3)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	9,253,669	$29.48	51,033,213

(1)

The calculation of the weighted average exercise price includes only stock options and does not include the outstanding deferred stock units, restricted stock units, performance-based awards/targets and stock units reflected in the first column.

(2)

Includes all stock options outstanding under the 2011 Incentive Plan; all restricted stock units outstanding under the 2011 Incentive Plan; and all deferred stock units outstanding under the 2003 Compensation Plan for Non-Employee Directors and 2012 Compensation Plans for Non-Employee Directors, as amended. Although certain shares were not awarded as of March 31, 2018 for the performance-based targets set under the fiscal year 2016, 2017 and 2018 long-term incentive plans, we have assumed the following for purposes of this table: with regard to (i) the three-year performance share components of the fiscal year 2017-2019 and 2018-2020 long-term incentive plans (for which the performance cycles will end after fiscal years 2019 and 2020, respectively), we have assumed a payout at the maximum level and note that payouts under these arrangements could range from 0-200% of target at the end of the applicable performance cycle, depending on performance; and (ii) the one-year performance share component of the fiscal year 2018 long-term incentive plan and the three-year performance share component of the fiscal year 2016-2018 long-term incentive plan, the actual grants occurred in fiscal year 2019 (as indicated in the Outstanding Equity Awards at 2018 Fiscal Year-End table, above) and we have reflected the actual number of shares awarded with respect to this component in this column.

(3)

As of March 31, 2018, there were 21,743,975 shares available under the 2011 Incentive Plan, 473,152 shares available under the 2012 Compensation Plan for Non-Employee Directors, as amended, and 28,816,085 shares available under the 2012 Employee Stock Purchase Plan.

CA TECHNOLOGIES - 2018 Proxy Statement	63

PROPOSAL 3   ADVISORY VOTE ON THE

                           COMPENSATION OF OUR NAMED                           EXECUTIVE OFFICERS

Stockholders are entitled to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. This proposal is commonly known as a “say-on-pay” proposal.

The Board and the Compensation Committee believe that the compensation program described under “Compensation Discussion and Analysis” and “Compensation and Other Information Regarding Executive Officers” is an effective incentive for the achievement of positive results, appropriately aligning pay and performance, and enabling us to attract and retain talented executives.

We currently hold our say-on-pay vote every year. Accordingly, you are being asked to vote on the following resolution at this year’s annual meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative).”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.

This vote is advisory and, therefore, not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the compensation of our Named Executive Officers. The Board and the Compensation Committee have adopted a policy of providing for annual advisory votes from stockholders on executive compensation. The next such vote will occur at the 2019 annual meeting of stockholders, subject to the outcome of the advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC (PROPOSAL 3).

CA TECHNOLOGIES - 2018 Proxy Statement	64

INFORMATION REGARDING BENEFICIAL

OWNERSHIP OF PRINCIPAL STOCKHOLDERS, THE

BOARD AND MANAGEMENT

The following table sets forth information as of June 11, 2018 with respect to beneficial ownership of shares of Common Stock for (1) each person known by us to beneficially own more than five percent of the outstanding shares of Common Stock, (2) each of our directors and nominees for election as directors, (3) the Named Executive Officers, and (4) all of our directors, nominees and executive officers as a group. The table also sets forth separately the number of shares of Common Stock underlying deferred stock units held by our directors as of June 11, 2018. Percentage of beneficial ownership is based on 420,447,211 shares of Common Stock outstanding as of June 11, 2018. Unless otherwise indicated, the address for the following stockholders is c/o CA, Inc., 520 Madison Avenue, New York, New York 10022.

Beneficial Ownership
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Exercisable Stock Options(3)	Percent of Class	Number of Shares Underlying Deferred Stock Units or Restricted Stock Units(4)
Holders of More Than 5%:
Careal Property Group AG(5) Martin Haefner Eva Maria Bucher-Haefner BigPoint Holding AG	103,813,380	—	24.69%	—
The Vanguard Group(6)	32,908,897	—	7.83%	—
The Bank of New York Mellon Corporation(7)	29,887,481	—	7.11%	—
BlackRock, Inc.(8)	21,770,382	—	5.18%	—
Directors and Nominees:
Jens Alder	—	—	*	46,142
Nancy A. Altobello	—	—	*	—
Raymond J. Bromark	1,000	—	*	73,302
Michael P. Gregoire	403,382	1,989,362	*	—
Jean M. Hobby	—	—	*	1,106
Rohit Kapoor	20,000	—	*	64,181
Jeffrey G. Katz	—	—	*	21,784
Kay Koplovitz	—	—	*	62,349
Christopher B. Lofgren	—	—	*	91,183
Richard Sulpizio	—	—	*	58,417
Laura S. Unger	—	—	*	78,273
Arthur F. Weinbach	25,000	—	*	132,554
Named Executive Officers (Non-Directors):
Adam Elster(9)	40,024	56,768	*	—
Lauren P. Flaherty	102,275	528,473	*	—
Kieran J. McGrath(10)	61,547	34,783	*	10,202
Ayman Sayed	105,201	32,551	*	—
All Directors, Nominees and Executive Officers as a Group (19 persons)	885,803	2,792,458	*	669,549

*	Represents less than 1% of the Common Stock outstanding.

(1)	Except as indicated below, all persons have represented to us that they exercise sole voting power and sole investment power with respect to their shares.

(2)

The amounts shown in this column include the following shares of restricted stock that are currently unvested and subject to tax withholding and over which the respective beneficial owner holds sole voting power but no investment power: Mr. Elster, 36,819; Ms. Flaherty, 31,555; Mr. Gregoire, 127,914; Mr. McGrath, 28,198; Mr. Sayed, 35,029; and all directors, nominees and executive officers as a group, 297,444. The amounts shown in this column include the following restricted stock units that will vest within 60 days after June 11, 2018, subject to tax withholding: Mr. Sayed, 28,569; and all directors, nominees and executive officers as a group, 28,569. The amounts shown in this column include the following shares of Common Stock that are owned jointly with a spouse and over which the respective beneficial owner holds shared voting power and shared investment power: Mr. Kapoor, 20,000, and all directors, nominees and executive officers as a group, 20,000.

CA TECHNOLOGIES - 2018 Proxy Statement	65

(3)	Includes shares of Common Stock that may be acquired within 60 days after June 11, 2018 upon the exercise of stock options.

(4)

Under our prior and current compensation plans for non-employee directors, directors have received a portion of their fees in the form of deferred stock units. In January immediately following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units accrued in the director’s deferred compensation account. Although the deferred stock units are derivative equity securities owned by the directors, the deferred stock units are not included in the column headed “Number of Shares Beneficially Owned” because the directors do not currently have the right to dispose of or to vote the underlying shares of Common Stock. See “Compensation of Directors” for more information. The amounts shown in this column do not include restricted stock units that will vest within 60 days after June 11, 2018.

(5)

Information (including information in this footnote) is based solely on the Schedule 13D/A filed jointly with the SEC on December 2, 2015 by Careal Holding AG, now known as Careal Property Group AG (“Careal”), Martin Haefner, Eva Maria Bucher-Haefner and BigPoint Holding AG (“BigPoint”) and the Statements of Changes in Beneficial Ownership on Forms 4 filed with the SEC on June 1, 2016 by Mr. Haefner and on May 17, 2018 by Careal, except for “Percent of Class” and the beneficial ownership percentages in this footnote, which have been calculated based on the number of shares of Common Stock outstanding as of June 11, 2018. Careal is a holding company of which 50% of the shares are owned by Mr. Haefner and 50% of the shares are owned by Ms. Bucher-Haefner. BigPoint is a holding company for certain of Mr. Haefner’s investments and is wholly owned by him. Careal has sole voting and dispositive power over 65,513,380 shares (representing 15.58% of class). Mr. Haefner has sole voting power over the 38,300,000 shares held by BigPoint and shared voting and dispositive power over the 65,513,380 shares held by Careal, for a total of 103,813,380 shares beneficially owned by Mr. Haefner (representing 24.69% of class). Ms. Bucher-Haefner has shared voting and dispositive power over the 65,513,380 shares held by Careal (representing 15.58% of class). BigPoint has sole voting and dispositive power over 38,300,000 shares (representing 9.11% of class). The principal place of business of each of Careal, Mr. Haefner, Ms. Bucher-Haefner and BigPoint is Utoquai 49, 8008 Zurich, Switzerland.

(6)

Information (including information contained in this footnote) is based solely on the Schedule 13G filed with the SEC on February 8, 2018 except for “Percent of Class,” which has been calculated based on the number of shares of Common Stock outstanding as of June 11, 2018, with respect to beneficial ownership of 32,908,897 shares by The Vanguard Group. The Vanguard Group has sole voting power over 435,934 shares, sole dispositive power over 32,401,608 shares, shared voting power over 84,823 shares and shared dispositive power over 507,289 shares, for a total of 32,908,897 shares (representing 7.83% of class. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

Information (including information contained in this footnote) is based solely on Amendment No.1 to Schedule 13G filed jointly with the SEC on February 7, 2018, except for “Percent of Class,” which has been calculated based on the number of shares of Common Stock outstanding as of June 11, 2018, with respect to beneficial ownership of 29,887,481 shares by The Bank of New York Mellon Corporation, BNY Mellon IHC, LLC, MBC Investments Corporation, BNY Investment Management (Jersey) Limited, BNY Investment Management (Europe) Limited, BNY Investment Management Europe Holdings limited, BNY Mellon International Asset Management Group Limited, Newton Management Limited, and Newton Investment Management Limited (collectively, “The BNY Mellon Group”). The Bank of New York Mellon Corporation has sole voting power over 26,774,703 shares, sole dispositive power over 28,660,012 shares, shared dispositive power over 1,227,017 shares, and no shared voting power over any shares, for a total of 29,887,481 shares (representing 7.11% of class); BNY Mellon IHC, LLC has sole voting power over 25,269,598 shares (representing 6.01% of class), sole dispositive power over 27,038,358 shares (representing 6.43% of class), shared dispositive power over 1,226,455 shares (representing 0.29% of class), and no shared voting power over any shares; MBC Investments Corporation has sole voting power over 25,269,598 shares (representing 6.01% of class), sole dispositive power over 27,038,358 shares (representing 6.43% of class), shared dispositive power over 1,226,455 shares (representing 0.29% of class), and no shared voting power over any shares; BNY Investment Management (Jersey) Limited has sole voting power over 22,571,733 shares (representing 5.37% of class), sole dispositive power over 25,127,853 shares (representing 5.98% of class), shared dispositive power over 1,191,866 shares (representing 0.28% of class), and no shared voting power over any shares; BNY Investment Management (Europe) Limited has sole voting power over 22,571,733 shares (representing 5.37% of class), sole dispositive power over 25,127,853 shares (representing 5.98% of class), shared dispositive power over 1,191,866 shares (representing 0.28% of class), and no shared voting power over any shares; BNY Mellon Investment Management Europe Holdings limited has sole voting power over 22,571,733 shares (representing 5.37% of class), sole dispositive power over 25,127,853 shares (representing 5.98% of class), shared dispositive power over 1,191,866 shares (representing 0.28% of class), and no shared voting power over any shares; BNY Mellon International Asset Management Group Limited has sole voting power over 22,571,733 shares (representing 5.37% of class), sole dispositive power over 25,127,853 shares (representing 5.98% of class), shared dispositive power over 1,191,866 shares (representing 0.28% of class), and no shared voting power over any shares; Newton Management Limited has sole voting power over 22,571,733 shares (representing 5.37% of class), sole dispositive power over 25,127,853 shares (representing 5.98% of class), shared dispositive power over 1,191,866 shares (representing 0.28% of class), and no shared voting power over any shares; and Newton Investment Management Limited has sole voting power over 21,944,514 shares (representing 5.22% of class), sole dispositive power over 24,500,634 shares (representing 5.83% of class), and no shared dispositive power or shared voting power over any shares. The principal business address of the BNY Mellon Group is 225 Liberty Street, New York, New York 10286.

(8)

Information (including information contained in this footnote) is based solely on the Schedule 13G filed with the SEC on February 8, 2018 except for “Percent of Class,” which has been calculated based on the number of shares of Common Stock outstanding as of June 11, 2018, with respect to beneficial ownership of 21,770,382 shares by BlackRock, Inc.. BlackRock, Inc. has sole voting power over 19,000,385 shares and sole dispositive power over 21,770,382 shares, and does not have shared voting or shared dispositive power over any shares, for a total of 21,770,382 shares (representing 5.18% of class. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(9)	Mr. Elster ceased to serve as President, Global Field Operations as of May 3, 2018 and his employment with the Company will end on August 17, 2018.

(10)

As of June 11, 2018, Mr. McGrath holds 10,202 restricted stock units that are not included in the column headed “Number of Shares Beneficially Owned” because Mr. McGrath does not currently, and will not within 60 days after June 11, 2018, have the right to dispose of or vote the underlying shares of Common Stock.

CA TECHNOLOGIES - 2018 Proxy Statement	66

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. We assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of Section 16 reports in our possession and on written representations from reporting persons, we believe that during fiscal year 2018 all required reports for our directors, executive officers, principal accounting officer and persons who beneficially own more than 10% of our Common Stock were filed on a timely basis, except as described in the next paragraph.

The initial Form 3 filing by Mr. McGrath on August 4, 2016 inadvertently omitted 10,936 shares. Upon learning of his omission, Mr. McGrath promptly reported ownership of these shares in an amendment to the Form 3 on April 2, 2018. The initial Form 4 filing by Mr. Radesca (the Company’s Senior Vice President and Chief Accounting Officer) on May 15, 2017 inadvertently omitted 1,262 shares. Upon learning of his omission, Mr. Radesca promptly reported ownership of these shares in an amendment to the Form 4 on June 1, 2017.

STOCKHOLDER PROPOSALS FOR OUR 2019

ANNUAL MEETING

The submission deadline for stockholder proposals to be included in our proxy materials for the 2019 annual meeting pursuant to Rule 14a-8 under the Exchange Act is March 1, 2019, except as may otherwise be provided in Rule 14a-8 under the Exchange Act. All such proposals must be received by the Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022 by the required deadline to be considered for inclusion in the Company’s 2019 proxy materials.

ADVANCE NOTICE PROCEDURES FOR OUR 2019

ANNUAL MEETING

Under our By-laws, director nominations and other business may be brought at the annual meeting only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to us containing certain information specified in the By-laws (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, or (2) if the meeting date is changed by more than 30 days from such anniversary date, not later than the close of business on the tenth day following the date that notice of such meeting is mailed or made public, whichever is earlier. Accordingly, the notice for nominating directors at, or bringing other business before, the 2019 annual meeting must be submitted no earlier than April 10, 2019 and no later than May 10, 2019 (unless the date of the meeting is changed by more than 30 days). A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary at CA, Inc., 520 Madison Avenue, New York, New York 10022. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such nomination or other business submitted by a stockholder.

CA TECHNOLOGIES - 2018 Proxy Statement	67

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the proxy holders named in the accompanying proxy card to vote the shares represented thereby on those matters in accordance with their best judgment.

FORM 10-K

A copy of our Annual Report on Form 10-K will be sent without charge to any stockholder who requests it in writing, addressed to: CA, Inc., Attn: Investor Relations Department, 520 Madison

Avenue, New York, New York 10022. Our Annual Report on Form 10-K may also be obtained via the Internet at www.ca.com/invest.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation and Human Resources Committee Report on

Executive Compensation” (to the extent permitted by the rules of the SEC), as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: June 29, 2018

New York, New York

CA TECHNOLOGIES - 2018 Proxy Statement	68

SUPPLEMENTAL FINANCIAL INFORMATION

Non-GAAP Financial Measures

This Proxy Statement includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP metrics for operating expenses, operating income, operating margin and income from continuing operations exclude the following items: non-cash amortization of purchased software, internally developed software and other intangible assets, share-based compensation expense, charges relating to restructuring and rebalancing initiatives that are large enough to require approval from our Board of Directors and certain other gains and losses. We began expensing costs for internally developed software where development efforts commenced in the first quarter of fiscal 2014. Due to this change, we also add back capitalized internal software costs and exclude the amortization of internally developed software costs previously capitalized from these non-GAAP metrics. In addition, the non-GAAP metrics reported in this Proxy Statement exclude any results from discontinued operations as reported in the Company’s Annual Report on Form 10-K for any of the fiscal years in the performance period (adjusting the payout schedule to remove the effect of the discontinued operations from both actual and projected financial results), internally reported results from any acquisition that had a purchase price of $50 million or greater during the performance period and that was not contemplated at the time the respective target performance goals were established and cumulative effect of changes in accounting rules and methods and tax laws, including but not limited to Revenue Recognition Standard ASC 606, tax laws, retained and uninsured losses from natural disaster or catastrophe and business losses resulting from extraordinary political, economic or legal changes. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of our prior fiscal years (i.e., March 31, 2017, March 31, 2016, March 31, 2015 and March 31, 2014, respectively). Constant currency excludes the impacts from our hedging program. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and cash flows, to competitors’ operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. We believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

Stockholders are encouraged to review the reconciliation of the non-GAAP financial measures included in the “Compensation Discussion and Analysis” section of this Proxy Statement to their most directly comparable GAAP financial measures, which are included in the following tables.

CA TECHNOLOGIES - 2018 Proxy Statement	69

CA, Inc.

Reconciliation of GAAP Results to Fiscal Year 2018 Non-GAAP Revenue Growth

(unaudited)

(dollars in millions)

	Fiscal Year Ended March 31,
	2018	2017	Delta
Revenue	$4,235	$4,036	199
Impact of foreign currency exchange	(76)	(25)	(51)

Revenue in constant currency(1)	$4,159	$4,011	148
y/y growth in constant currency(1)	3.69%

(1)

Constant currency information is presented to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on March 31, 2017, which was the last day of the prior fiscal year. Constant currency excludes the impacts from the Company’s hedging program.

Refer to “Compensation Discussion and Analysis — Performance Measure Definitions — Fiscal Year 2018 Annual Performance Cash Incentive Awards” for a definition of the fiscal year 2018 non-GAAP revenue growth calculation.

Certain non-material differences may arise versus actual from impact of rounding.

CA TECHNOLOGIES - 2018 Proxy Statement	70

CA, Inc.

Reconciliation of GAAP Results to Fiscal Year 2018 Non-GAAP Operating Margin

(Income from Continuing Operations Before Interest and Income Taxes)

(unaudited)

(dollars in millions)

Fiscal Year Ended March 31, 2018
Revenue	$4,235
GAAP income from continuing operations before interest and income taxes	$1,119
GAAP operating margin (% of revenue)(1)	26.4%
Non-GAAP adjustments to expenses:
Costs of licensing and maintenance(2)	$ 8
Cost of professional services(2)	3
Amortization of capitalized software costs(3)	271
Selling and marketing(2)	38
General and administrative(2)	45
Product development and enhancements(2)	26
Depreciation and amortization of other intangible assets(4)	41

Total Non-GAAP adjustment to operating expenses	$ 432

Non-GAAP operating income (income from continuing operations before interest and income taxes)	$1,551

Non-GAAP operating margin (% of revenue)(5)	36.6%

(1)	GAAP operating margin is calculated by dividing GAAP income from continuing operations before interest and income taxes by revenue.

(2)	Non-GAAP adjustment consists of share-based compensation.

(3)	Non-GAAP adjustment consists of $235 million of purchased software amortization and $36 million of internally developed software products amortization, respectively.

(4)	Non-GAAP adjustment consists of other intangibles amortization.

(5)	Non-GAAP operating margin is calculated by dividing non-GAAP operating income by revenue.

Refer to “Compensation Discussion and Analysis — Performance Measure Definitions — Fiscal Year 2018 Annual Performance Cash Incentive Awards” for a definition of the fiscal year 2018 non-GAAP operating margin calculation.

Certain non-material differences may arise versus actual from impact of rounding.

CA TECHNOLOGIES - 2018 Proxy Statement	71

CA, Inc.

Reconciliation of GAAP Results to Three-Year Non-GAAP Revenue Growth

(unaudited)

(dollars in millions)

	Fiscal Year Ended March 31,
	2018	2017	Delta
Revenue	$4,235	$4,036	199
Adjustment from acquisitions (Veracode/BlazeMeter/Automic/Rally/Xceedium)	(438)	(186)	(252)
Impact of foreign currency exchange	(76)	(25)	(51)

Revenue in constant currency adjusted for acquisitions(1)	$3,721	$3,825	(104)
y/y decline in constant currency(1)	(2.72)%

	Fiscal Year Ended March 31,
	2017	2016	Delta
Revenue	$4,036	$4,025	11
Adjustment from acquisitions (Veracode/BlazeMeter/Automic/Rally/Xceedium)	(186)	(97)	(89)
Impact of foreign currency exchange	36	17	19

Revenue in constant currency adjusted for acquisitions(1)	$3,886	$3,945	(59)
y/y decline in constant currency(1)	(1.50)%

	Fiscal Year Ended March 31,
	2016	2015	Delta
Revenue	$4,025	$4,262	(237)
Adjustment from acquisitions (Veracode/BlazeMeter/Automic/Rally/Xceedium)	(97)	—	(97)
Impact of foreign currency exchange	—	(212)	212

Revenue in constant currency adjusted for acquisitions(1)	$3,928	$4,050	(122)
y/y decline in constant currency(1)	(3.01)%
Three-year average decline	(2.41)%

(1)

Constant currency information is presented to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of the prior fiscal year (i.e., March 31, 2017, March 31, 2016 and March 31, 2015, respectively). Constant currency excludes the impact from the Company’s hedging program.

Refer to “Compensation Discussion and Analysis — Performance Measure Definitions — Fiscal Year 2016-2018 Three-Year Performance Shares Awards” for a definition of the three-year non-GAAP revenue growth calculation.

Certain non-material differences may arise versus actual from impact of rounding.

CA TECHNOLOGIES - 2018 Proxy Statement	72

CA, Inc.

Reconciliation of GAAP Results to Three-Year Non-GAAP Operating Margin Growth

(Income from Continuing Operations Before Interest and Income Taxes)

(unaudited)

(dollars in millions)

	Fiscal Year Ended March 31,
	2018	2017	2016	2015
Revenue	$4,235	$4,036	$4,025	$4,262
Adjustment for acquisitions (Veracode/BlazeMeter/Automic/Rally/Xceedium)	(438)	(186)	(97)	—

Revenue adjusted for acquisitions	$3,797	$3,850	$3,928	$4,262

GAAP income from continuing operations before interest and income taxes	$1,119	$1,135	$1,135	$1,162

GAAP operating margin (% of revenue)(1)	26.4%	28.1%	28.2%	27.3%
Non-GAAP adjustments to expenses:
Costs of licensing and maintenance(2)	$ 8	$ 7	$ 7	$ 5
Cost of professional services(2)	3	3	4	4
Amortization of capitalized software costs(3)	271	243	256	273
Selling and marketing(2)	38	37	34	30
General and administrative(2)	45	38	35	29
Product development and enhancements(2)	26	23	17	19
Depreciation and amortization of other intangible assets(4)	41	19	44	58
Other expenses, net(5)	—	—	(1)	17

Total Non-GAAP adjustment to operating expenses	$ 432	$ 370	$ 396	$ 435

Non-GAAP operating income (income from continuing operations before interest and income taxes)	$1,551	$1,505	$1,531	$1,597

Non-GAAP operating margin (% of revenue)(6)	36.6%	37.3%	38.0%	37.5%
Non-GAAP adjustment for acquisitions, net (Veracode/BlazeMeter/Automic/Rally/Xceedium)	25	19	52	—

Non-GAAP operating income (income from continuing operations before interest and income taxes) adjusted for acquisitions	$1,576	$1,524	$1,583	$1,597

Non-GAAP operating margin adjusted for acquisitions (% of revenue)(7)	41.5%	39.6%	40.3%	37.5%
y/y growth / decline	4.8%	(1.7)%	7.5%
Three-year average growth	3.5%

(1)	GAAP operating margin is calculated by dividing GAAP income from continuing operations before interest and income taxes by revenue.

(2)	Non-GAAP adjustment consists of share-based compensation.

(3)

For the twelve month periods ending March 31, 2018, 2017, 2016 and 2015, non-GAAP adjustment consists of $235 million, $164 million, $146 million and $124 million of purchased software amortization and $36 million, $79 million, $110 million and $149 million of internally developed software products amortization, respectively.

(4)	Non-GAAP adjustment consists of other intangibles amortization.

(5)	Non-GAAP adjustment consists of charges relating to the FY2014 Board-approved rebalancing initiative (the Fiscal 2014 Plan) and certain other gains and losses.

(6)	Non-GAAP operating margin is calculated by dividing non-GAAP operating income by revenue.

(7)	Non-GAAP operating margin adjusted for acquisitions is calculated by dividing non-GAAP operating income adjusted for acquisitions by revenue adjusted for acquisitions.

Refer to “Compensation Discussion and Analysis —Performance Measure Definitions — Fiscal Year 2016-2018 Three-Year Performance Shares Awards” for a definition of the three-year non-GAAP operating margin growth calculation.

Certain non-material differences may arise versus actual from impact of rounding.

CA TECHNOLOGIES - 2018 Proxy Statement	73

CA, Inc.

Reconciliation of GAAP Results to Three-Year Non-GAAP Cash Flow From Operations Growth

(unaudited)

(dollars in millions)

	Fiscal Year Ended March 31,
	2018	2017	Delta
Net cash provided by operating activities	$1,198	$1,078	120
Adjustment from acquisitions (Veracode/BlazeMeter/Automic/Rally/Xceedium)	25	19	6
Impact of foreign currency exchange	(32)	(1)	(31)

Net cash provided by operating activities in constant currency adjusted for acquisitions(1)	$1,191	$1,096	95
y/y growth in constant currency(1)	8.67%

	Fiscal Year Ended March 31,
	2017	2016	Delta
Net cash provided by operating activities	$1,078	$1,066	12
Adjustment from acquisitions (Veracode/BlazeMeter/Automic/Rally/Xceedium)	19	52	(33)
Impact of foreign currency exchange	34	11	23

Net cash provided by operating activities in constant currency adjusted for acquisitions(1)	$1,131	$1,129	2
y/y growth in constant currency(1)	0.18%

	Fiscal Year Ended March 31,
	2016	2015	Delta
Net cash provided by operating activities	$1,066	$1,061	5
Adjustment from acquisitions (Veracode/BlazeMeter/Automic/Rally/Xceedium)	52	—	52
Impact of foreign currency exchange	(2)	(84)	82

Net cash provided by operating activities in constant currency adjusted for acquisitions(1)	$1,116	$977	139
y/y growth in constant currency(1)	14.23%
Three-year average growth	7.69%

(1)

Constant currency information is presented to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of the prior fiscal year (i.e., March 31, 2017, March 31, 2016 and March 31, 2015, respectively). Constant currency excludes the impact from the Company’s hedging program.

Refer to “Compensation Discussion and Analysis — Performance Measure Definitions — Fiscal Year 2016-2018 Three-Year Performance Share Awards” for a definition of the three-year non-GAAP cash flow from operations growth calculation.

Certain non-material differences may arise versus actual from impact of rounding.

CA TECHNOLOGIES - 2018 Proxy Statement	74

CA, INC. 520 MADISON AVENUE NEW YORK, NY 10022

VOTE BY INTERNET

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CA2018

You may attend the meeting on August 8, 2018 at 10:00 a.m. Eastern Daylight Time via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CA, INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

1. Proposal No. 1 - Election of Directors.		For	Against	Abstain			For	Against	Abstain

Nominees:

01)	Jens Alder	☐	☐	☐	2.	Proposal No. 2 - To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019.	☐	☐	☐
02)	Nancy A. Altobello	☐	☐	☐

03)	Raymond J. Bromark	☐	☐	☐	3.	Proposal No. 3 - To approve, on an advisory basis, the compensation of our Named Executive Officers.	☐	☐	☐

04)	Michael P. Gregoire	☐	☐	☐

05)	Jean M. Hobby	☐	☐	☐	NOTE: Such other business that properly comes before the meeting and any adjournment or postponement of the meeting.

06)	Rohit Kapoor	☐	☐	☐

07)	Jeffrey G. Katz	☐	☐	☐

08)	Kay Koplovitz	☐	☐	☐

09)	Christopher B. Lofgren	☐	☐	☐

10)	Richard Sulpizio	☐	☐	☐	For address changes/comments, mark here.				☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on August 8, 2018:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E48954-P11065-Z72775

CA, INC.

ANNUAL MEETING OF STOCKHOLDERS

AUGUST 8, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Michael P. Gregoire, Ava M. Hahn and Kristen W. Prohl, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CA, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/CA2018 at 10:00 a.m., Eastern Daylight Time, on August 8, 2018, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

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